                                                                 Exhibit (17)(z)

ADVANTUS EQUITY FUNDS

[ADVANTUS(TM) CAPITAL MANAGEMENT LOGO]

SEMI-ANNUAL REPORT TO SHAREHOLDERS
DATED JANUARY 31, 2003

ADVANTUS CORNERSTONE FUND, INC.
A LARGE COMPANY VALUE FUND

ADVANTUS ENTERPRISE FUND, INC.
A SMALL COMPANY GROWTH FUND

ADVANTUS HORIZON FUND, INC.
A LARGE COMPANY GROWTH FUND

ADVANTUS INDEX 500 FUND, INC.
A LARGE COMPANY INDEX FUND

ADVANTUS REAL ESTATE SECURITIES FUND, INC.
A REAL ESTATE - RELATED SECURITIES FUND

ADVANTUS VENTURE FUND, INC.
A SMALL COMPANY VALUE FUND

CUT DOWN PAPERWORK, NOT TREES

ADVANTUS NOW OFFERS E-DELIVERY OF PROSPECTUSES, ANNUAL AND SEMI-ANNUAL REPORTS. TO FIND OUT MORE, CALL ADVANTUS SHAREHOLDER SERVICES AT (800) 665-6005.

SUPPLEMENT DATED FEBRUARY 3, 2003 TO THE PROSPECTUS DATED NOVEMBER 29, 2002

     ADVANTUS CORNERSTONE FUND, INC.
     ADVANTUS ENTERPRISE FUND, INC.
     ADVANTUS HORIZON FUND, INC.
     ADVANTUS INDEX 500 FUND, INC.
     ADVANTUS REAL ESTATE SECURITIES FUND, INC.
     ADVANTUS VENTURE FUND, INC.

I. In connection with Advantus Cornerstone Fund, Inc., footnote (c) to the table of fees and expenses on page 5 of the prospectus is amended to read as follows:

       (c) Advantus Capital Management, Inc. (Advantus Capital), the Fund's investment adviser, has voluntarily agreed to absorb "other expenses", excluding advisory fees and Rule 12b-1 fees, in excess of .39% of average net assets of the Fund. After such absorption, the ratio of total fund operating expenses to average net assets will be 1.34% for Class A shares and 2.09% for Class B and Class C shares. Advantus Capital reserves the right to discontinue such absorption at any time at its sole discretion.

II. In connection with Advantus Enterprise Fund, Inc., footnote (c) to the table of fees and expenses on page 10 of the prospectus is amended to read as follows:

       (c) Advantus Capital Management, Inc. (Advantus Capital), the Fund's investment adviser, has voluntarily agreed to absorb "other expenses", excluding advisory fees and Rule 12b-1 fees, in excess of .58% of average net assets of the Fund. After such absorption, the ratio of total fund operating expenses to average net assets will be 1.53% for Class A shares and 2.28% for Class B and Class C shares. Advantus Capital reserves the right to discontinue such absorption at any time at its sole discretion.

III. In connection with Advantus Horizon Fund, Inc., footnote (c) to the table of fees and expenses on page 15 of the prospectus is amended to read as follows:

       (c) Advantus Capital Management, Inc. (Advantus Capital), the Fund's investment adviser, has voluntarily agreed to absorb "other expenses", excluding advisory fees and Rule 12b-1 fees, in excess of .45% of average net assets of the Fund. After such absorption, the ratio of total fund operating expenses to average net assets will be 1.40% for Class A shares and 2.15% for Class B and Class C shares. Advantus Capital reserves the right to discontinue such absorption at any time at its sole discretion.

Investors should retain this supplement for future reference.
F.58814 2-2003

ADVANTUS Equity Funds

TABLE OF CONTENTS

PERFORMANCE UPDATES

     Cornerstone Fund                                                     3

     Enterprise Fund                                                      8

     Horizon Fund                                                        13

     Index 500 Fund                                                      19

     Real Estate Securities Fund                                         23

     Venture Fund                                                        28

INVESTMENTS IN SECURITIES

     Cornerstone Fund                                                    32

     Enterprise Fund                                                     37

     Horizon Fund                                                        42

     Index 500 Fund                                                      48

     Real Estate Securities Fund                                         65

     Venture Fund                                                        68

FINANCIAL STATEMENTS

     Statements of Assets and Liabilities                                78

     Statements of Operations                                            80

     Statements of Changes in Net Assets                                 82

     Notes to Financial Statements                                       88

DIRECTORS AND EXECUTIVE OFFICERS                                        114

SHAREHOLDER SERVICES                                                    116

Letter from the President

[PHOTO]

Dear Shareholders:

Although economic growth has slowed dramatically, it has not stopped, and I believe that is reason for optimism. Growth drives our economy and markets. In the first six months of 2002, growth, as measured by the gross national product, dropped from 5 percent to 1.3 percent, with a similar up and down pattern in the second half of the year, as well. Over the past two years, we've had unprecedented levels of fiscal and monetary stimuli that simply have not taken hold. Stimulative fiscal and monetary policies -- together with low inflation -- are in place. I feel these are powerful tools to help mend an ailing economy, but these policies have generated a limited economic rebound so far.

Staying optimistic has been a daunting task for equity investors. The S&P 500* ended the year at -22.10 percent. This was the third consecutive year of negative returns in this broad market index, which hasn't occurred since the period from 1939 through 1941. Missed or reduced earnings, accounting fraud, and no distinct catalyst for an equity market recovery impacted investor sentiment. Market upswings came in short limited spurts in the second half of the year, but nothing that resembled a dramatic recovery. As sentiment sank lower, more uncertainty was unleashed in the market.

Fallout from corporate scandals and accounting problems was not limited to the stock market. The corporate bond sector of the fixed income market was also adversely affected by numerous defaults and bankruptcies. In 2002, slowing U.S. and global economies, continued equity market volatility, and growing global tensions have all contributed to an environment of extreme uncertainty. In periods of uncertainty, investors become defensive. On the domestic front, Treasuries were the year's strongest performers.

Under our forecasted scenario for 2003, we expect that the capital markets should perform marginally better than they did in 2002. We believe that in 2003:

- Corporate profits will improve, however, investors will not be convinced until they are both reported and CONFIRMED. It will be important that perception of corporate governance and fiduciary integrity improve before the main street investor feels comfortable reentering the market en masse.

- The Federal Reserve has aggressively eased monetary policy over the past two years, and we expect the highly stimulative policy to remain in place until a "confirmed" pattern of historic trend growth is evident. Under this circumstance, we believe bonds will remain in a trading range with only moderate upward pressure on the front end of the yield curve as the Fed gradually puts the brakes to its policy of easing. We expect this to happen late in the year. The Fed will probably not complete the process of restoring the fed funds rate to neutral until 2004 or later.

- Corporate credits will very slowly improve as debt is reduced and profits begin to improve. We believe this will result in narrowing yield spreads which consequently will result in corporate bonds outperforming U.S. Treasury bonds.

Overall, in 2003, we believe investors will begin to recapture some of the equity losses incurred over the past three painful years.

Sincerely,

/s/ Dianne Orbison

Dianne Orbison
President, Advantus Funds


Past performance is not necessarily indicative of future results.

*The S&P 500 INDEX is a broad, unmanaged index of 500 common stocks which are representative of the U.S. stock market overall.

Advantus Cornerstone Fund

MATTHEW D. FINN AND
MATT NORRIS, PORTFOLIO MANAGERS,
ADVANTUS CAPITAL MANAGEMENT

PERFORMANCE
The Fund's performance for the six-months ended January 31, 2003 for each class of shares offered is as follows:

     Class A                  - 6.17 percent*
     Class B                  - 6.42 percent*
     Class C                  - 6.43 percent*

This compares to the Fund's benchmark , the Russell 1000 Value Index**, which lost -4.56 percent for the same period.

PERFORMANCE ANALYSIS
Equity returns were quite volatile for the six month period ending January 31, 2003. The market rose in August, fell in the first week of October to lows not seen since 1997, rallied sharply into January, then retracted most of its gains by the end of the month. Each of these moves was greater than 20 percent. Investors were focused on changing expectations for the economy and a possible war in the Middle East.

The better performing market sectors included Technology-Software, Communication Equipment, Communication Service providers and Advertising, Broadcasting and Publishing. These sectors were characterized by two things: First, they are sectors that were extremely oversold and inexpensive, and second, they are sectors that we feel will benefit from a strengthening economy. Other economically-sensitive sectors were some of the worst, including Consumer Cyclical sectors such as automotive, retail, and leisure. These sectors had experienced better performance earlier in the year, and did not do well when investors started looking in other investment areas.

The Fund added performance with investments in the Utility sector, where a number of names were oversold in October and bounced back nicely. Good stock selection helped the Fund avoid the weak automotive names, while investing in a number that did well. Consumer Staples also added to performance. The Fund was hurt by our holdings in the semiconductor area. Weak operating metrics have led to a number of individual semiconductor names falling within value parameters. We bought these names at that time, however our investments were made too early as operations have yet to improve. We anticipate better operating metrics will soon appear, and continue to hold the same investments.

OUTLOOK
The domestic economy continues to move in fits and starts, leading to the choppy performance of the equity markets. While we believe the long term economy is sound, we cannot predict the timing or strength of recovery. Therefore, we continue to focus on fundamental analysis of individual stocks due to our belief that we can identify investments that meet our criteria. The stock price must be trading below what we feel it should be worth, operating metrics must be stable or improving, and a near term catalyst must exist that will move the stock price up to its fair value. Our bottom up research focuses on our comprehensive study of a firm's financial statements, tying the balance sheet, income statement and cash flow statement together, and combining that with an understanding of what company management is trying to accomplish. Understanding these issues on a company-by-company basis will help us take advantage of market movements and select individual stocks that offer opportunities for purchase and sale.


*Historical performance is not an indication of future performance. These performance results do not reflect the impact of Class A's maximum 5.5 percent front-end sales charge or Class B's maximum 5 percent contingent deferred sales charge. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

**The Russell 1000 Value Index contains those stocks from the Russell 1000 with low book to price ratio. The Russell 1000 is the 1,000 largest companies in the Russell 3000. The Russell 3000 is an unmanaged index of 3,000 common stocks, which represents approximately 98 percent of the U.S. market

TEN LARGEST STOCK HOLDINGS

                                               MARKET      % OF STOCK
COMPANY                         SHARES         VALUE        PORTFOLIO
-------                       ----------   -------------   ----------
Exxon Mobil Corporation        105,306     $   3,596,198       5.8%
Bank of America Corporation     33,600         2,353,680       3.8%
Citigroup, Inc.                 64,613         2,221,395       3.6%
U.S. Bancorp                    92,658         1,955,084       3.1%
Wachovia Corporation            52,700         1,895,619       3.0%
Verizon Communications          45,557         1,743,922       2.8%
Wells Fargo & Company           36,700         1,738,479       2.8%
Brunswick Corporation           81,300         1,582,911       2.5%
International Business
  Machines Corporation          18,800         1,470,724       2.4%
SBC Communications, Inc.        56,442         1,379,443       2.2%
                                           -------------      ----
                                           $  19,937,455      32.0%
                                           =============      ====

[CHART]

Cash and Other Assets/Liabilities                0.10%
Transportation                                   0.70%
Basic Materials                                  4.20%
Capital Goods                                    4.70%
Health Care                                      5.80%
Utilities                                        6.20%
Communication Services                           6.70%
Consumer Cyclical                                7.00%
Consumer Staples                                 9.60%
Technology                                       9.80%
Energy                                          11.90%
Financial                                       33.30%

                        COMPARISON OF CHANGE IN VALUE OF
         A HYPOTHETICAL $10,000 INVESTMENT IN ADVANTUS CORNERSTONE FUND,
                RUSSELL 1000 VALUE INDEX AND CONSUMER PRICE INDEX

On the following charts you can see how the total return for each of the three classes of shares of the Advantus Cornerstone Fund compared to the Russell 1000 Value Index, and the Consumer Price Index. The lines in each graph represent the cumulative total return of a hypothetical $10,000 investment made on the inception date of each class of shares of the Advantus Cornerstone Fund (September 16, 1994 for Class A and Class B and March 1, 1995 for Class C) through January 31, 2003.

[CHART]

                                  CLASS A AND B

SEC AVERAGE ANNUAL TOTAL RETURN:

Class A:
  One year                           -21.44%
  Five year                           -6.75%
  Since inception (9/16/94)            3.95%
Class B:
  One year                           -21.58%
  Five year                           -6.66%
  Since inception (9/16/94)            3.84%

(Thousands)

                                               RUSSELL 1000
                     CLASS A       CLASS B     VALUE INDEX        CPI
9/16/1994          $   10,000    $   10,000    $     10,000    $   10,000
9/30/1994          $    9,325    $    9,870    $      9,743    $   10,054
9/30/1995          $   11,598    $   11,708    $     12,441    $   10,275
9/30/1996          $   14,441    $   14,649    $     14,673    $   10,570
9/30/1997          $   19,980    $   20,400    $     20,880    $   10,818
9/30/1998          $   16,694    $   16,947    $     21,629    $   10,973
9/30/1999          $   18,384    $   18,531    $     25,678    $   11,261
9/30/2000          $   18,605    $   18,764    $     27,965    $   11,643
9/30/2001          $   15,634    $   15,648    $     25,474    $   11,952
7/31/2002          $   14,435    $   14,647    $     24,463    $   12,066
1/31/2003          $   13,802    $   13,707    $     23,348    $   12,220

[CHART]

                                     CLASS C

SEC AVERAGE ANNUAL TOTAL RETURN:

One year                             -17.43%
Five year                             -6.38%
Since inception (3/1/95)               3.87%

(Thousands)

                                 RUSSELL 1000
                     CLASS C     VALUE INDEX        CPI
 3/1/1995          $   10,000    $     10,000    $   10,000
9/30/1995          $   12,013    $     12,107    $   10,146
9/30/1996          $   14,846    $     14,280    $   10,437
9/30/1997          $   20,354    $     20,320    $   10,682
9/30/1998          $   16,838    $     21,049    $   10,834
9/30/1999          $   18,411    $     24,989    $   11,119
9/30/2000          $   18,493    $     27,214    $   11,497
9/30/2001          $   15,427    $     24,790    $   11,801
7/31/2002          $   14,438    $     23,807    $   11,914
1/31/2003          $   13,510    $     22,721    $   12,066

The preceding charts are useful because they provide you with more information about your investments. There are limitations, however. An index may reflect the performance of securities that the Fund may not hold. Also, the index does not deduct sales charges, investment advisory fees and other fund expenses, whereas your Fund does. Performance presented for the Fund reflects the deduction of the maximum 5.5 percent front-end sales charge for Class A and the maximum applicable contingent deferred sales charge for Class B shares. Sales charges pay for your financial professional's investment advice. Individuals cannot invest in the index itself, nor can they invest in any fund which seeks to track the performance of the index without incurring some charges and expenses.

Historical performance is not an indication of future performance. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

Advantus Enterprise Fund

SAMMY OH AND ELIZABETH DATER, PORTFOLIO MANAGERS, CREDIT SUISSE ASSET MANAGEMENT, LLC

PERFORMANCE OVERVIEW
The Fund's performance for the six-months ended January 31, 2003 for each class of shares offered is as follows:

     Class A              - .31 percent*
     Class B              - .69 percent*
     Class C              - .69 percent*

The Fund's benchmark, the Russell 2000 Growth Index** returned -3.01 percent for the same period.

PERFORMANCE ANALYSIS
The period was a volatile and ultimately negative one for the U.S. stock market. The period began on a strong note, with equities rising in August after falling sharply over the May-through-July span. Stocks fell again in September, however, and, despite some supportive trends that aided the market in October and November -- another interest-rate cut from the Federal Reserve, the Republican's sweep of Congress, a temporary easing of war worries -- most prominent equity indexes had losses in the 3% to 7% range for the six months. In the small-cap area, growth stocks outperformed value stocks, having entered the period with larger year-to-date declines.

The Fund's performance reflected the difficult investment environment in the period. However, the Fund outperformed its benchmark, aided by good stock selection in the consumer discretionary sector. The Fund's technology holdings also helped its return. On the negative side, stocks that hindered the Fund's relative return included its consumer staples and energy stocks.

OUTLOOK
As we look ahead, our view is that the economy should remain on a growth path, though the recovery might be a sluggish one for a few months at least. The Federal Reserve's aggressive reduction of interest rates over the past year has appeared to be less and less stimulative and we feel it may take time for other stimulative catalysts (e.g., tax cuts--now on the table in Washington--or an increase in corporate investment spending) to support investor confidence. Of course, the threat of war remains a wild card and could continue to unsettle markets on an ongoing basis.

For our part, we will remain focused on what we believe are well-managed companies that we believe can successfully execute their business models. Companies we favor at present include media names, especially radio companies that are picking up market share from newspapers. We believe that advertising revenues will remain supportive as 2003 progresses.

Elsewhere of note, we intend to remain overweight in Health Care, at least over the near-to-intermediate term. Our holdings continue to include medical-devices and services companies that we feel are delivering good earnings results. Regarding the consumer area, we have some concerns over retailers in general, and have trimmed certain positions. We continue to view technology cautiously, and do not plan to have an aggressive weighting anytime soon. However, we are identifying companies trading at what we consider to be compelling valuations, and will look for opportunities to selectively increase our exposure going forward.


Investments in smaller company and micro-cap stocks generally carry a higher level of volatility and risk over the short term.

* Historical performance is not an indication of future performance. These performance results do not reflect the impact of Class A's maximum 5.5 percent front-end sales charge or Class B's maximum 5 percent contingent deferred sales charge. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

**The Russell 2000 Growth Index is an unmanaged index (with no defined investment objective) of those securities in the Russell 2000 Index with a greater-than-average growth orientation. The Russell 2000 Growth Index includes reinvestment of dividends, and is compiled by Frank Russell Company. Investors cannot invest directly in an index.

TEN LARGEST STOCK HOLDINGS

                                                      MARKET       % OF STOCK
COMPANY                                 SHARES         VALUE        PORTFOLIO
-------                               ----------   -------------   ----------
Affymetrix, Inc.                          27,300   $     740,922       2.7%
Medicis Pharmaceutical Corporation        13,467         695,571       2.5%
Community Health Systems                  32,100         610,542       2.2%
Coventry Health Care, Inc.                21,000         582,750       2.1%
Lifepoint Hospitals, Inc.                 20,600         529,420       1.9%
Education Management Corporation          14,100         514,185       1.9%
Emmis Communications                      22,900         502,426       1.8%
Mid Atlantic Medical Services, Inc.       14,400         495,648       1.8%
Stone Energy Corporation                  14,289         485,969       1.7%
Advance Paradigm, Inc.                    16,600         482,396       1.7%
                                                   -------------      ----
                                                   $   5,639,829      20.3%
                                                   =============      ====

[CHART]

Cash and Other Assets/Liabilities                8.70%
Communication Services                           1.20%
Transportation                                   1.90%
Capital Goods                                    3.50%
Basic Materials                                  4.90%
Energy                                           6.30%
Financial                                        8.60%
Consumer Staples                                 9.70%
Consumer Cyclical                               14.10%
Technology                                      18.30%
Health Care                                     22.80%

                        COMPARISON OF CHANGE IN VALUE OF
         A HYPOTHETICAL $10,000 INVESTMENT IN ADVANTUS ENTERPRISE FUND,
               RUSSELL 2000 GROWTH INDEX AND CONSUMER PRICE INDEX

On the following charts you can see how the total return for each of the three classes of shares of the Advantus Enterprise Fund compared to the Russell 2000 Growth Index and the Consumer Price Index. The lines in each graph represent the cumulative total return of a hypothetical $10,000 investment made on the inception date of each class of shares of the Advantus Enterprise Fund (September 16, 1994 for Class A and Class B and March 1, 1995 for Class C) through January 31, 2003.

[CHART]

                                  CLASS A AND B

SEC AVERAGE ANNUAL TOTAL RETURN:

Class A:
  One year                           -34.45%
  Five year                           -7.20%
  Since inception (9/16/94)            0.33%
Class B:
  One year                           -34.69%
  Five year                           -7.25%
  Since inception (9/16/94)            0.13%

(Thousands)

                                               RUSSELL 2000
                     CLASS A       CLASS B     GROWTH INDEX       CPI
9/16/1994          $   10,000    $   10,000    $     10,000    $   10,000
9/30/1994          $    9,371    $    9,910    $     10,042    $   10,054
9/30/1995          $   11,983    $   12,107    $     12,616    $   10,275
9/30/1996          $   13,979    $   14,173    $     14,391    $   10,584
9/30/1997          $   15,780    $   16,000    $     17,737    $   10,818
9/30/1998          $   11,235    $   11,315    $     13,331    $   10,973
9/30/1999          $   14,450    $   14,477    $     17,683    $   11,261
9/30/2000          $   20,613    $   20,687    $     22,928    $   11,643
9/30/2001          $   11,525    $   11,462    $     13,161    $   11,952
7/31/2002          $   10,310    $   10,177    $     11,808    $   12,066
1/31/2003          $   10,278    $   10,106    $     11,453    $   12,220

[CHART]

                                     CLASS C

SEC AVERAGE ANNUAL TOTAL RETURN:

One year                             -31.18%
Five year                             -6.94%
Since inception (3/1/95)              -0.39%

(Thousands)

                                 RUSSELL 2000
                     CLASS C     GROWTH INDEX       CPI
 3/1/1995          $   10,000    $      10,000   $   10,000
9/30/1995          $   12,038    $      12,563   $   10,146
9/30/1996          $   13,913    $      14,331   $   10,450
9/30/1997          $   15,568    $      17,662   $   10,682
9/30/1998          $   10,992    $      13,276   $   10,834
9/30/1999          $   14,012    $      17,610   $   11,119
9/30/2000          $   19,821    $      22,832   $   11,497
9/30/2001          $   10,993    $      13,106   $   11,801
7/31/2002          $    9,760    $      11,759   $   11,914
1/31/2003          $    9,693    $      11,405   $   12,066

The preceding charts are useful because they provide you with more information about your investments. There are limitations, however. An index may reflect the performance of securities that the Fund may not hold. Also, the index does not deduct sales charges, investment advisory fees and other fund expenses, whereas your Fund does. Performance presented for the Fund reflects the deduction of the maximum 5.5 percent front-end sales charge for Class A and the maximum applicable contingent deferred sales charge for Class B shares. Sales charges pay for your financial professional's investment advice. Individuals cannot invest in the index itself, nor can they invest in any fund which seeks to track the performance of the index without incurring some charges and expenses.

Historical performance is not an indication of future performance. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

Advantus Horizon Fund

THOMAS A. GUNDERSON, PORTFOLIO MANAGER,
ADVANTUS CAPITAL MANAGEMENT

PERFORMANCE
The Fund's performance for the six-months ended January 31, 2003 for each class of shares offered is as follows:

     Class A              - 5.88 percent*
     Class B              - 6.14 percent*
     Class C              - 6.19 percent*

This compares to the Fund's benchmark, the Russell 1000 Growth Index***, which returned -3.01 percent for the same period.

PERFORMANCE ANALYSIS
Wide spread turmoil in the stock market occurred over the past 6 months as a result of an uncertain economic recovery, a sharp deterioration in the credibility of corporate America and fears about the results of a possible war with Iraq. The market traded broadly lower, with growth stocks declining slightly more than value stocks. The Fund was able to exceed its performance benchmark by superior stock selection.

During the period the market was broadly lower, with no major sectors significantly deviating from the Russell 1000 Growth Index. The best performing sector was Energy driven by tight inventory levels, higher prices and fears about Middle East supply. Due to these factors, our investment in Nabors Industries, a North American land drilling company, gained 20 percent for the period. For a change, the Technology sector's performance exceeded the average by about 2 percent as fundamentals appear to be finding a bottom.

Investments in Citigroup and Bank of America gained 11 percent and 8 percent for the period and contributed to performance in the Financial sector. Also contributing to performance was Avon Products as they continue to produce steady earnings growth in a tough environment. Finally, the stock selection process led to a meaningfully smaller position in General Electric than the Index, which further contributed to performance as the stock fell 27 percent during the period.

Overall, a disciplined stock selection approach and a focus on sustainable growth allowed the Fund to select attractive companies for investment and minimize, or avoid altogether, the worst hit portions of the market.

During the period several changes were made. Net purchases were made in the Technology sector; especially in software companies like SAP, Peoplesoft, and Veritas, as these companies show strong earnings gains on lower levels of sales growth and are showing improved trends. For the first time in many years, the Horizon Fund has a modest overweight vs. the Index in the Technology sector. Health Care purchases were also made in growth companies such as Medtronic (medical devices), and Express Scripts (pharmacy benefits manager). Sales were made in our logistics companies as they hit our price targets. Additional sales were made in the Financial and Energy sectors as some of these companies approached our target prices, or are less likely to show good relative earnings growth in the future.

OUTLOOK
The winds of war are blowing an icy chill across the economy, financial markets, and corporate capital spending budgets. Our stock selection process is identifying companies that we believe are well positioned to experience a positive impact when the level of fear and uncertainty subside. Examples of this include our recent purchase of software stocks. At the same time we feel our risk management process is at work to enable competitive portfolio performance regardless of the eventual economic scenario that plays out over the next year.

The Fund continues to be fully invested, as it has all year, with cash remaining in the 1-3 percent range. We continue to invest in companies that can show real and sustainable growth that result from high returns on company investments. The Fund is also taking a diversified approach to managing risk in this market, having a little over 100 names currently held in the portfolio.


**Historical results are not an indication of future performance. These performance results do not reflect the impact of Class A's maximum 5.5 percent front-end sales charge or Class B's maximum 5 percent contingent deferred sales charge. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

***The Russell 1000 Growth Index contains those stocks from the Russell 1000 with greater than average growth orientation. The Russell 1000 is the 1,000 largest companies in the Russell 3000. The Russell 3000 is an unmanaged index of 3,000 common stocks, which represents approximately 98 percent of the U.S. market.

TEN LARGEST STOCK HOLDINGS

                                                      MARKET       % OF STOCK
COMPANY                                 SHARES         VALUE        PORTFOLIO
-------                               ----------   -------------   ----------
Pfizer, Inc.                            53,350     $   1,619,706       6.3%
Microsoft Corporation                   28,459         1,350,664       5.3%
General Electric Company                46,128         1,067,402       4.2%
Johnson & Johnson                       18,900         1,013,229       4.0%
Wal-Mart Stores, Inc.                   16,200           774,360       3.0%
Amgen, Inc.                             13,200           672,672       2.6%
Cisco Systems, Inc.                     49,785           665,626       2.6%
Procter & Gamble Company                 7,000           598,990       2.3%
Freddie Mac                              9,900           554,202       2.2%
Intel Corporation                       29,831           467,154       1.8%
                                                   -------------      ----
                                                   $   8,784,005      34.3%
                                                   =============      ====

[CHART]

Cash and Other Assets/Liabilities                1.30%
Utilities                                        0.40%
Basic Materials                                  0.70%
Communication Services                           0.70%
Energy                                           2.90%
Capital Goods                                    7.40%
Financial                                       10.90%
Consumer Cyclical                               12.20%
Consumer Staples                                13.70%
Technology                                      24.20%
Health Care                                     25.60%

                        COMPARISON OF CHANGE IN VALUE OF
           A HYPOTHETICAL $10,000 INVESTMENT IN ADVANTUS HORIZON FUND,
               RUSSELL 1000 GROWTH INDEX AND CONSUMER PRICE INDEX

On the following three charts you can see how the total return for each of the three classes of shares of the Advantus Horizon Fund compared to the Russell 1000 Growth Index and the Consumer Price Index. The lines in the Class A graph represent the cumulative total return of a hypothetical $10,000 investment made on January 31, 1993 through January 31, 2003. The lines in the Class B and Class C graphs represent the cumulative total return of a hypothetical $10,000 investment made on the inception date of Class B and Class C shares of the Advantus Horizon Fund (August 19, 1994 and March 1, 1995, respectively) through January 31, 2003.

[CHART]

                                     CLASS A

SEC AVERAGE ANNUAL TOTAL RETURN:

One year                             -30.44%
Five year                             -8.15%
Ten year                               2.87%

(Thousands)

                                               RUSSELL 1000
                     CLASS A        CPI        GROWTH INDEX
1/31/1993          $   10,000    $   10,000    $     10,000
9/30/1993          $   10,325    $   10,269    $     10,020
9/30/1994          $   10,526    $   10,624    $     11,197
9/30/1995          $   13,133    $   10,858    $     14,803
9/30/1996          $   15,396    $   11,184    $     17,970
9/30/1997          $   19,238    $   11,432    $     24,491
9/30/1998          $   22,389    $   11,595    $     27,210
9/30/1999          $   27,927    $   11,899    $     36,693
9/30/2000          $   33,305    $   12,292    $     45,285
9/30/2001          $   16,832    $   12,629    $     24,618
7/31/2002          $   14,966    $   12,750    $     21,043
1/31/2003          $   14,087    $   12,913    $     19,778

[CHART]

                                     CLASS B

SEC AVERAGE ANNUAL TOTAL RETURN:

One year                             -30.59%
Five year                             -8.05%
Since inception (8/19/94)              2.92%

(Thousands)

                                               RUSSELL 1000
                     CLASS B        CPI        GROWTH INDEX
8/19/1994          $   10,000    $   10,000    $     10,000
9/30/1994          $    9,629    $   10,067    $     10,125
9/30/1995          $   12,074    $   10,289    $     13,386
9/30/1996          $   14,221    $   10,598    $     16,249
9/30/1997          $   17,855    $   10,833    $     22,146
9/30/1998          $   20,757    $   10,987    $     24,605
9/30/1999          $   25,759    $   11,276    $     33,181
9/30/2000          $   30,517    $   11,659    $     40,950
9/30/2001          $   15,385    $   11,968    $     22,261
7/31/2002          $   13,584    $   12,082    $     19,028
1/31/2003          $   12,750    $   12,236    $     17,885

[CHART]

                                     CLASS C

SEC AVERAGE ANNUAL TOTAL RETURN:

One year                             -26.96%
Five year                             -7.78%
Since inception (3/1/95)               2.44%

(Thousands)

                                               RUSSELL 1000
                     CLASS C        CPI        GROWTH INDEX
 3/1/1995          $   10,000    $   10,000    $     10,000
9/30/1995          $   11,844    $   10,146    $     12,331
9/30/1996          $   12,668    $   10,450    $     14,969
9/30/1997          $   17,084    $   10,682    $     20,402
9/30/1998          $   19,863    $   10,834    $     22,667
9/30/1999          $   24,595    $   11,119    $     30,567
9/30/2000          $   28,945    $   11,497    $     37,724
9/30/2001          $   14,519    $   11,801    $     20,508
7/31/2002          $   12,820    $   11,914    $     17,529
1/31/2003          $   12,027    $   12,066    $     16,476

The preceding charts are useful because they provide you with more information about your investments. There are limitations, however. An index may reflect the performance of securities that the Fund may not hold. Also, the index does not deduct sales charges, investment advisory fees and other fund expenses, whereas your Fund does. Performance presented for the Fund reflects the deduction of the maximum 5.5 percent front-end sales charge for Class A and the maximum applicable contingent deferred sales charge for Class B shares. Sales charges pay for your financial professional's investment advice. Individuals cannot invest in the index itself, nor can they invest in any fund which seeks to track the performance of the index without incurring some charges and expenses.

Historical performance is not an indication of future performance. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

Advantus Index 500 Fund

PERFORMANCE UPDATE

JAMES SEIFERT
PORTFOLIO MANAGER

PERFORMANCE
The Fund's performance for the six-months ended January 31, 2003 for each class of shares offered is as follows:

     Class A              - 5.56 percent*
     Class B              - 5.97 percent*
     Class C              - 5.90 percent*

The Fund's benchmark, the S&P 500 Index**, returned -5.26 percent for the same period.

PERFORMANCE ANALYSIS
The broader market continues to be held back on fears of an Iraq conflict, a sharp decline in household net worth and slow economic growth. Communication services was the only sector to post positive returns for the period ending up
9.10 percent. Capital goods led the sectors that detracted from the index return with a -1.35 percent contribution on a return of -14.90 percent.

OUTLOOK
Looking ahead, we see a moderate acceleration in U.S. economic growth. We expect the pace for growth, however, to remain well below potential as the result of weak business capital spending, a crisis of confidence associated with corporate accounting scandals, and uncertainties associated with global war and the threat of terrorism. In addition, we foresee little help will be forth coming from both Europe and Japan as the result of their long-standing anti-growth tax and regulatory policies.

We believe that inflation in most industrial nations to be well below the long-term trend as the result of the overhang of excess global investment in both labor and productive capacity. We expect that currency volatility will also continue as countries seek to increase their competitive advantage by weakening their currencies. Weaker currency, although attractive in the short run, we believe will ultimately reduce a country's standard of living by increasing their domestic prices. The strong U.S. dollar has kept inflation at bay for more than 10 years. However, we feel that current fiscal policies may result in a weaker U.S. dollar in the near term.

Stimulative monetary and fiscal policies have generated a limited economic rebound. We anticipate the pace of the rebound will remain subdued by the continued adjustments to the 1990's excess, the substantial declines in the stock market, and the rise in risk premium. As we move through 2003, we expect some of these restraints to dissipate and economic growth to reaccelerate and provide the base for the expansion.

Under our forecasted scenario for 2003, we expect that the capital markets should perform marginally better than they did in 2002. We believe that in the upcoming year:

- Corporate profits will improve, however, investors will not be convinced until they are both reported and CONFIRMED. It will be important that perception of corporate governance and fiduciary integrity improve before the main street investor feels comfortable reentering the market enmasse.

- The Federal Reserve has aggressively eased monetary policy over the past two years, and we expect the highly stimulative policy to remain in place until a "confirmed" pattern of historic trend growth is evident. Under this circumstance, we believe bonds will remain in a trading range with only moderate upward pressure on the front end of the yield curve as the Fed gradually puts the brakes to its policy of easing. We expect this to happen late in the year. The Fed will probably not complete the process of restoring the funds rate to neutral until 2004 or later.

- Corporate credits will very slowly improve as debt is reduced and profits begin to improve. We believe this will result in narrowing yield spreads which consequently will result in corporate bonds outperforming U.S. Treasury bonds.

Founding father, Benjamin Franklin once said, "THERE ARE NO GAINS WITHOUT PAINS." All in all, we believe investors will begin to recapture some of the losses incurred over the past three painful years.

"Standard & Poor's(R)," "S&P(R)," "S&P500(R)," and "Standard & Poor's 500(R)," are registered trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Advantus Capital Management, Inc. The Fund is not sponsored, endorsed, sold, or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Fund.

*Historical performance is not an indication of future performance. These performance results do not reflect the impact of Class A's maximum 5.5 percent front-end sales charge or Class B's maximum 5 percent contingent deferred sales charge.

**The S&P 500 Index is a broad, unmanaged index of 500 common stocks which are representative of the U.S. stock market overall. The Advantus Index 500 Fund is a mutual fund whose performance reflects the deduction of an investment advisory fee and other expenses. Investors cannot invest directly in the index.

TEN LARGEST STOCK HOLDINGS

                                                MARKET      % OF STOCK
COMPANY                          SHARES         VALUE        PORTFOLIO
-------                        ----------   -------------   ----------
Microsoft Corporation           20,172      $     957,363       3.2%
General Electric Company        37,545            868,791       2.9%
Exxon Mobil Corporation         25,388            867,000       2.9%
Wal-Mart Stores, Inc.           16,654            796,061       2.7%
Pfizer, Inc.                    23,249            705,840       2.4%
Citigroup, Inc.                 19,379            666,250       2.2%
Johnson & Johnson               11,201            600,486       2.0%
American International Group     9,878            534,597       1.8%
International Business
  Machines Corporation           6,379            499,029       1.7%
Merck & Company, Inc.            8,469            469,098       1.6%
                                            -------------      ----
                                            $   6,964,515      23.4%
                                            =============      ====

[CHART]

Cash and Other Assets/Liabilities            5.50%
Transportation                               1.60%
Utilities                                    2.70%
Basic Materials                              3.60%
Communication Services                       4.10%
Energy                                       5.80%
Capital Goods                                7.50%
Consumer Cyclical                            9.60%
Consumer Staples                            11.50%
Health Care                                 13.20%
Technology                                  14.30%
Financial                                   20.60%

                        COMPARISON OF CHANGE IN VALUE OF
        A HYPOTHETICAL $10,000 INVESTMENT IN THE ADVANTUS INDEX 500 FUND,
                     S&P 500 INDEX AND CONSUMER PRICE INDEX

On the following chart you can see how the total return for each of the three classes of shares of the Advantus Index 500 Fund compared to the S&P 500 Index and the Consumer Price Index. The lines represent the cumulative total return of a hypothetical $10,000 investment made on the inception date of each class of shares of the Advantus Index 500 Fund (January 31, 1997) through January 31, 2003.

[CHART]

SEC AVERAGE ANNUAL TOTAL RETURN:

Class A:
  One year                           -27.71%
  Five year                           -3.38%
  Since inception (1/31/97)            0.92%
Class B:
  One year                           -27.98%
  Five year                           -3.41%
  Since inception (1/31/97)            1.01%
Class C:
  One year                           -24.12%
  Five year                           -3.13%
  Since inception (1/31/97)            0.95%

(Thousands)

                                                             S&P 500
                     CLASS A       CLASS B      CLASS C       INDEX          CPI
1/31/1997          $   10,000    $   10,000    $  10,000    $   10,000    $  10,000
7/31/1997          $   11,464    $   11,577    $  12,043    $   12,244    $  10,075
7/31/1998          $   13,549    $   13,701    $  14,101    $   14,607    $  10,245
7/31/1999          $   16,141    $   16,362    $  16,644    $   17,557    $  10,458
7/31/2000          $   17,379    $   17,584    $  17,763    $   19,129    $  10,834
7/31/2001          $   14,751    $   14,871    $  14,940    $   16,390    $  11,129
7/31/2002          $   11,191    $   11,146    $  11,235    $   12,336    $  11,286
1/31/2003          $   10,568    $   10,621    $  10,556    $   11,687    $  11,430

The preceding chart is useful because it provides you with more information about your investments. There are limitations, however. An index may reflect the performance of securities that the Fund may not hold. Also, the index does not deduct sales charges, investment advisory fees and other fund expenses, whereas your Fund does. Performance presented for the Fund reflects the deduction of the maximum 5.5 percent front-end sales charge for Class A and the maximum applicable contingent deferred sales charge for Class B shares. Sales charges pay for your financial professional's investment advice. Individuals cannot invest in the index itself, nor can they invest in any fund which seeks to track the performance of the index without incurring some charges and expenses.

Historical performance is not an indication of future performance. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

Advantus Real Estate Securities Fund

JOE BETLEJ, PORTFOLIO MANAGER,
ADVANTUS CAPITAL MANAGEMENT

PERFORMANCE
The Fund's performance for the six-months ended January 31, 2003 for each class of shares offered is as follows:

     Class A              - 4.40 percent*
     Class B              - 4.74 percent*

For the same period the Fund's benchmark, the Wilshire Associates Real Estate Securities Index (WARESI)**, provided a total return of -6.07 percent.

PERFORMANCE ANALYSIS
Returns on real estate stocks had been well ahead of the broader market from 2000 through the first half of 2002. Since then, these stocks have delivered negative returns on par with the broader market, largely due to the downturn in fundamentals for a number of real estate property types. Cyclical lows are being approached in occupancy rates for apartments and office properties in the United States. This is due to continued delivery of new construction projects and a true lack of demand created by an economy that is not generating jobs. This decline is reflected in lower rental rates and increased inducements for tenants to sign leases. While it is tough times to be a landlord for these property types, reasonable fundamentals still exist in retail property types. We feel retailers have the strength of the consumer behind them and better-positioned balance sheets and business plans to withstand economic weakness. These retailers continue to generate profit and seek new locations in highly productive malls and other retail centers. Additionally, Industrial properties have found a bottoming in occupancy and rental rates as demand has returned, although at a modest pace.

The Fund performed well by avoiding weaker performing sectors and overweighting property types with solid fundamentals, or those we expect to rebound at a more rapid pace. We were significantly underweight versus our benchmark index in Apartment, Office and Self-storage companies due to our concerns that occupancies and rental rates will continue to decline for these properties through the first half of 2003. Our overweight in Regional Mall, Outlet Mall, and Grocery-Anchored Retail stocks resulted in strong performance in this part of the Fund. Our uncertainty regarding the economy directed us to increase our emphasis on high dividend yield stocks. Most high dividend yield stocks did not do well during the reporting period, however, because some of these companies were forced to cut their dividend. We avoided these weaker companies and invested in companies generating reliable dividends due to our investment process that emphasizes credit analysis and balance sheet review.

OUTLOOK
Across most property types, we feel that the underlying fundamentals are priced into the stocks. Therefore, we continue our focus on fundamental analysis of individual stocks due to our belief that we can identify real estate stocks that can generate value for the Fund even while recognizing a weak operating environment. In a year where occupancies and rental rates will be challenged for many property types, we endeavor to find opportunities in companies with business plans that can deliver growth, irrespective of the rebounding strength of the economy. We continue our focus on high-quality dividend names which are favored in times of economic uncertainty. Our Fund positioning reflects the anticipated effects of a war in Iraq, specifically its effect on geographic regions whose economy is dependent on domestic military operations and travel. We favor companies with better balance sheets due to their ability to withstand the effects of weaker occupancies and rental rates.


Investment risks associated with investing in the real estate fund, in addition to other risks, include rental income fluctuations, depreciation, property tax value changes, and differences in real estate market values.

*Historical performance is not an indication of future performance. These performance results do not reflect the impact of Class A's maximum 5.5 percent front-end sales charge or Class B's maximum 5 percent contingent deferred sales charge. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

**The Wilshire Associates Real Estate Securities Index is a market capitalization-weighted index of equity securities whose primary business is equity ownership of commercial real estate (REITS).

TEN LARGEST STOCK HOLDINGS

                                                      MARKET       % OF STOCK
COMPANY                                 SHARES         VALUE        PORTFOLIO
-------                               ----------   -------------   ----------
Prologis                                 104,062   $   2,585,941       6.7%
General Growth Properties, Inc.           30,300       1,499,850       3.9%
EOP Operation LP                          60,100       1,438,794       3.7%
Simon Property Group, Inc.                40,900       1,337,430       3.5%
The Rouse Company                         41,600       1,319,968       3.4%
Brookfield Properties Corporation         71,700       1,305,657       3.4%
Carramerica Realty Corporation            52,900       1,270,129       3.3%
Apartment Investment &
  Management Company                      33,920       1,232,992       3.2%
Developers Diversified
  Realty Corporation                      54,800       1,228,616       3.2%
P.S. Business Parks, Inc.                 33,800       1,059,630       2.8%
                                                   -------------      ----
                                                   $  14,279,007      37.1%
                                                   =============      ====

[CHART]

Cash and Other Assets/Liabilities            7.00%
Health Care                                  0.60%
Consumer Cyclical                            2.50%
Financial                                   89.90%

                        COMPARISON OF CHANGE IN VALUE OF
 A HYPOTHETICAL $10,000 INVESTMENT IN THE ADVANTUS REAL ESTATE SECURITIES FUND,
    WILSHIRE ASSOCIATES REAL ESTATE SECURITIES INDEX AND CONSUMER PRICE INDEX

On the following two charts you can see how the total return for each of the two classes of shares of the Advantus Real Estate Securities Fund compared to the Wilshire Associates Real Estate Securities Index and the Consumer Price Index. The lines in the Class A and Class B graphs represent the cumulative total return of a hypothetical $10,000 investment made on the inception date of Class A and Class B shares of the Advantus Real Estate Securities Fund (February 25, 1999 and November 30, 2001, respectively) through January 31, 2003.

[CHART]

                                     CLASS A

SEC AVERAGE ANNUAL TOTAL RETURN:

Class A:
 One year                            -2.42%
 Since inception (2/25/99)            7.57%

(Thousands)

                                 WILSHIRE ASSOCIATES REAL
                     CLASS A     ESTATE SECURITIES INDEX       CPI
2/25/1999          $   10,000            $   10,000         $  10,000
7/31/1999          $    9,904            $   10,574         $  10,121
7/31/2000          $   11,379            $   12,524         $  10,486
7/31/2001          $   12,393            $   14,032         $  10,771
7/31/2002          $   13,836            $   15,263         $  10,923
1/31/2003          $   13,228            $   14,336         $  11,063

                                     CLASS B

SEC AVERAGE ANNUAL TOTAL RETURN:

Class B:
 One year                            -2.55%
 Since inception (11/30/01)           1.51%

(Thousands)

                                 WILSHIRE ASSOCIATES REAL
                     CLASS B     ESTATE SECURITIES INDEX       CPI
11/30/2001         $   10,000            $   10,000         $  10,000
12/31/2001         $   10,354            $   10,290         $   9,983
 7/31/2002         $   11,181            $   10,916         $  10,130
 1/31/2003         $   10,651            $   10,253         $  10,259

The preceding charts are useful because they provide you with more information about your investments. There are limitations, however. An index may reflect the performance of securities that the Fund may not hold. Also, the index does not deduct sales charges, investment advisory fees and other fund expenses, whereas your Fund does. Performance presented for the Fund reflects the deduction of the maximum 5.5 percent front-end sales charge for Class A and the maximum applicable contingent deferred sales charge for Class B shares. Sales charges pay for your financial professional's investment advice. Individuals cannot invest in the index itself, nor can they invest in any fund which seeks to track the performance of the index without incurring some charges and expenses.

Historical performance is not an indication of future performance. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

Advantus Venture Fund

JOHN BURBANK AND PAUL HAAGENSEN,
PORTFOLIO MANAGERS, STATE STREET RESEARCH

PERFORMANCE
The Fund's performance for the six-months ended January 31, 2003 for each class of shares offered is as follows:

     Class A              - 9.01 percent*
     Class B              - 9.37 percent*
     Class C              - 9.31 percent*

This compares to the Fund's benchmark, the Russell 2000 Value Index**, which returned -5.73 percent for the same period.

PERFORMANCE ANALYSIS
The equity market posted its third consecutive year of losses as economic uncertainty and geopolitical risks continued to undermine investor confidence. A brief rally in the fourth quarter gave investors hope that the market had bottomed and the market nearly offset its third-quarter losses. The Russell 2000(R) Value Index posted overall negative returns for the six-month period ending January 31, 2003, despite strong performance in the Technology and Energy-related sectors. The Transportation, Health Care and Consumer-related sectors all posted losses, dragging the index down.

Many of the investments in the Fund were based on the valuations of companies positioned to benefit from an economic turnaround and increased business spending. This opportunity, however, never came to fruition in 2002. While stock selection was additive to performance in the Materials and Energy sectors, weaker stock selection in Producer Durables, Technology, Consumer Discretionary and Financial Services contributed to Fund underperformance over the six-month period.

Throughout the year, the valuations of cyclical names that had been hurt in the economic downtown appeared to offer potential. As a result, we invested heavily in many production technology equipment positions that turned in disappointing results during the period. Within the industry, Kulicke & Soffa Industries, Therma-Wave and Brooks-PRI Automation all posted double-digit losses. Returns in the Technology sector were negatively impacted by the poor performance of semiconductor manufacturers Triquint Semiconductor, ChipPAC and Cypress Semiconductor. In the Consumer Discretionary sector, gains by International Game Technology helped to offset the losses incurred from Six Flags, Steinway Musical Instruments and Reader's Digest.

In contrast, strong stock selection in the Materials and Energy-related sectors lessened the impact of losses in the Technology-related and Consumer Discretionary sectors. Fertilizer manufacturer Agrium and Cabot Oil & Gas, an oil and gas operations company, both benefited from the favorable pricing environment for natural gas. Chemical manufacturer Methanex also posted gains, contributing to the Fund's returns.

OUTLOOK

While smaller-cap and value have outperformed the general market over the last several years, we would not expect that kind of significant outperformance to persist going forward. We believe our investment approach has tended to perform well regardless of whether the asset class is "in" or "out" of favor. In fact, we are finding many more value candidates for investment today than we did a year ago. We continue to focus our efforts on buying good companies with compelling valuations and are optimistic that an adherence to this strategy will continue to produce favorable long-term results.

We remain committed to our bottom-up investment approach, in which stocks are selected on a stock-by-stock basis. While the market favored more defensive names this year, we remained committed to buying fundamentally attractive stocks. We are neither chasing past winners, nor eliminating positions in solid companies solely on the basis of price declines resulting from economic weakness. Instead, we are carefully rechecking our fundamental research. We will use price weakness as an opportunity to build positions in quality companies exhibiting strong free cash flow at lower levels. Many of the more attractive opportunities, based on valuations, have come in cyclically oriented industries, resulting in the cyclical bias in the Fund.

As a result of our bottom-up stock selection process, we believe many of the most attractive opportunities lie within cyclically oriented industries. The Fund remains overweight in Transportation, Materials, Producer Durables and Technology. In contrast, we are underweight in more defensive sectors, including Utilities, Consumer Staples and Health Care.

Investments in smaller company and micro-cap stocks generally carry a higher level of volatility and risk over the short term.

* Historical performance is not an indication of future performance. These performance results do not reflect the impact of Class A's maximum 5.5 percent front-end sales charge or Class B's maximum 5 percent contingent deferred sales charge.

** The Russell 2000 Value Index contains those stocks from the Russell 2000 with low price to book ratios. The Russell 2000 are the 2,000 smallest companies in the Russell 3000. The Russell 3000 is an unmanaged index of 3,000 common stocks which represents approximately 98 percent of the U.S. market.

TEN LARGEST STOCK HOLDINGS

                                                      MARKET       % OF STOCK
COMPANY                                 SHARES         VALUE        PORTFOLIO
-------                               ----------   -------------   ----------
Varian Semiconductor Equipment
  Associates, Inc.                        53,800   $   1,395,572       2.7%
Agrium, Inc.                             113,800       1,233,592       2.4%
Phelps Dodge Corporation                  34,800       1,202,340       2.3%
Navistar International Corporation        47,200       1,136,104       2.2%
Technitrol, Inc.                          61,800         983,238       1.9%
Wabtec Corporation                        81,200         974,400       1.9%
American Axle & Manufacturing
  Holdings                                38,600         971,562       1.8%
Readers Digest Association                74,900         964,712       1.8%
EGL, Inc.                                 70,000         916,300       1.7%
Veeco Instruments, Inc.                   50,100         701,400       1.3%
                                                   -------------      ----
                                                   $  10,479,220      20.0%
                                                   =============      ====

[CHART]

Cash and Other Assets/Liabilities            0.20%
Communication Services                       0.50%
Health Care                                  1.50%
Financial                                    3.30%
Consumer Staples                             5.20%
Energy                                       6.80%
Transportation                               7.10%
Consumer Cyclical                           13.60%
Basic Materials                             16.70%
Capital Goods                               21.80%
Technology                                  23.30%

                        COMPARISON OF CHANGE IN VALUE OF
         A HYPOTHETICAL $10,000 INVESTMENT IN THE ADVANTUS VENTURE FUND,
                RUSSELL 2000 VALUE INDEX AND CONSUMER PRICE INDEX

On the following chart you can see how the total return for each of the three classes of shares of the Advantus Venture Fund compared to the Russell 2000 Value Index and the Consumer Price Index. The lines represent the cumulative total return of a hypothetical $10,000 investment made on the inception date of each class of shares of the Advantus Venture Fund (January 31, 1997) through January 31, 2003.

[CHART]

SEC AVERAGE ANNUAL TOTAL RETURN:

Class A:
  One year                                             -25.98%
  Five year                                              0.14%
  Since inception (1/31/97)                              4.03%
Class B:
  One year                                             -26.23%
  Five year                                              0.08%
  Since inception (1/31/97)                              4.07%
Class C:
  One year                                             -22.25%
  Five year                                              0.43%
  Since inception (1/31/97)                              4.14%

(Thousands)

                                                            RUSSELL 2000
                     CLASS A       CLASS B      CLASS C     VALUE INDEX        CPI
1/31/1997          $   10,000    $   10,000    $  10,000    $     10,000    $   10,000
7/31/1997          $   10,944    $   11,033    $  11,533    $     11,790    $   10,075
7/31/1998          $   11,919    $   11,965    $  12,449    $     12,503    $   10,245
7/31/1999          $   11,456    $   11,474    $  11,850    $     12,487    $   10,458
7/31/2000          $   11,884    $   11,916    $  12,199    $     13,090    $   10,834
7/31/2001          $   16,065    $   16,153    $  16,340    $     16,198    $   11,129
7/31/2002          $   13,934    $   13,867    $  14,059    $     15,306    $   11,286
1/31/2003          $   12,679    $   12,704    $  12,750    $     14,429    $   11,430

The preceding chart is useful because it provides you with more information about your investments. There are limitations, however. An index may reflect the performance of securities that the Fund may not hold. Also, the index does not deduct sales charges, investment advisory fees and other fund expenses, whereas your Fund does. Performance presented for the Fund reflects the deduction of the maximum 5.5 percent front-end sales charge for Class A and the maximum applicable contingent deferred sales charge for Class B shares. Sales charges pay for your financial professional's investment advice. Individuals cannot invest in the index itself, nor can they invest in any fund which seeks to track the perfomance of the index without incurring some charges and expenses.

Historical performance is not an indication of future performance. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

Advantus Cornerstone Fund
Investments in Securities
JANUARY 31, 2003
(UNAUDITED)
(Percentages of each investment category relate to total net assets.)

                                                                       MARKET
SHARES                                                                VALUE(a)
------                                                                --------
COMMON STOCK (99.9%)
   BASIC MATERIALS (4.2%)
     Chemicals (4.2%)
    15,800    Air Products and Chemicals, Inc.                      $  654,910
    25,400    Dow Chemical Company                                     738,124
    32,800    EI Dupont De Nemours & Company                         1,242,136
                                                                    ----------
                                                                     2,635,170
                                                                    ----------
   CAPITAL GOODS (4.7%)
     Aerospace/Defense (.7%)
     6,700    United Technologies Corporation                          425,986
                                                                    ----------
     Engineering/Construction (.4%)
     5,100    Caterpillar, Inc.                                        224,298
                                                                    ----------
     Manufacturing (3.6%)
     6,900    3M Company                                               859,395
    18,100    Timken Company                                           313,311
    68,700    Tyco International, Ltd. (c)                           1,099,887
                                                                    ----------
                                                                     2,272,593
                                                                    ----------
   COMMUNICATION SERVICES (6.7%)
     Telephone (6.7%)
    11,620    AT&T Corporation                                         226,358
    36,000    Bellsouth Corporation                                    820,080
    56,442    SBC Communications, Inc.                               1,379,443
    45,557    Verizon Communications                                 1,743,922
                                                                    ----------
                                                                     4,169,803
                                                                    ----------
   CONSUMER CYCLICAL (7.0%)
     Auto (1.7%)
     6,800    Borg-Warner Automotive, Inc.                             364,140
     5,300    Eaton Corporation                                        376,724
    17,800    Ford Motor Company                                       162,158
     4,500    General Motors Corporation                               163,485
                                                                    ----------
                                                                     1,066,507
                                                                    ----------
     Leisure (2.5%)
    81,300    Brunswick Corporation                                  1,582,911
                                                                    ----------
     Lodging -- Hotel (.6%)
    31,400    Hilton Hotels                                            367,694
                                                                    ----------
     Publishing (1.2%)
     4,800    Gannett Company, Inc.                                    348,768
     8,600    Tribune Company                                          416,240
                                                                    ----------
                                                                       765,008
                                                                    ----------

              See accompanying notes to investments in securities.

                                                                       MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   CONSUMER CYCLICAL--CONTINUED
     Retail (1.0%)
    15,000    JC Penney Company                                     $  290,850
    11,600    The Sherwin-Williams Company                             309,024
                                                                    ----------
                                                                       599,874
                                                                    ----------
   CONSUMER STAPLES (9.6%)
     Beverage (.6%)
    14,000    Constellation Brands, Inc. (b)                           350,980
                                                                    ----------
     Broadcasting (2.2%)
    17,500    Clear Channel Communications, Inc. (b)                   701,400
    13,800    Comcast Corporation (b)                                  353,004
    33,000    Liberty Media Corporation (b)                            329,010
                                                                    ----------
                                                                     1,383,414
                                                                    ----------
     Entertainment (1.8%)
    41,200    The Walt Disney Company                                  721,000
    10,400    Viacom, Inc. (b)                                         400,920
                                                                    ----------
                                                                     1,121,920
                                                                    ----------
     Food (1.0%)
    10,100    H.J. Heinz Company                                       326,331
     9,700    Kraft Foods, Inc.                                        308,945
                                                                    ----------
                                                                       635,276
                                                                    ----------
     Household Products (1.5%)
    11,200    Procter & Gamble Company                                 958,384
                                                                    ----------
     Personal Care (.9%)
    11,400    Avon Products, Inc.                                      570,000
                                                                    ----------
     Retail (.4%)
    17,500    Winn-Dixie Stores, Inc.                                  245,000
                                                                    ----------
     Service (.8%)
    15,000    Manpower, Inc.                                           520,200
                                                                    ----------
     Tobacco (.4%)
     6,700    Altria Group, Inc.                                       253,729
                                                                    ----------
   ENERGY (11.9%)
     Oil (8.6%)
    16,613    Chevron Corporation                                    1,069,877
     6,600    ConocoPhillips                                           318,054
     7,700    Devon Energy Corporation                                 348,810
   105,306    Exxon Mobil Corporation                                3,596,198
                                                                    ----------
                                                                     5,332,939
                                                                    ----------

              See accompanying notes to investments in securities.

                                                                       MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   ENERGY--CONTINUED
     Oil & Gas (3.3%)
    14,600    EOG Resources, Inc.                                   $  565,896
    17,900    Nabors Industries, Ltd. (b) (c)                          659,615
    15,100    Smith International, Inc. (b)                            480,784
    20,500    Veritas DGC, Inc. (b)                                    374,166
                                                                    ----------
                                                                     2,080,461
                                                                    ----------
   FINANCIAL (33.3%)
     Auto Finance (.7%)
    16,800    Fleet Boston Financial Corporation                       438,648
                                                                    ----------
     Banks (15.3%)
    33,600    Bank of America Corporation                            2,353,680
    15,900    Bank One Corporation                                     580,509
    14,100    J.P. Morgan Chase & Company                              329,094
    14,900    The Bank of New York Company, Inc.                       376,970
    92,658    U.S. Bancorp                                           1,955,084
    52,700    Wachovia Corporation                                   1,895,619
    36,700    Wells Fargo & Company                                  1,738,479
     6,700    Zion Bancorp                                             277,514
                                                                    ----------
                                                                     9,506,949
                                                                    ----------
     Consumer Finance (2.0%)
    19,600    American Express Company                                 696,388
    31,800    MBNA Corporation                                         535,194
                                                                    ----------
                                                                     1,231,582
                                                                    ----------
     Finance -- Diversified (.5%)
     5,500    Federal Home Loan Mortgage Corpration                    307,890
                                                                    ----------
     Insurance (5.5%)
    28,000    Allstate Corporation                                     985,320
    20,127    American International Group                           1,089,273
     5,800    Chubb Corporation                                        311,576
     7,000    Marsh & McLennan Companies, Inc.                         298,410
    16,300    MetLife, Inc.                                            436,351
    19,800    Travelers Property Casualty Corporation                  320,958
                                                                    ----------
                                                                     3,441,888
                                                                    ----------
     Investment Bankers/Brokers (7.5%)
    64,613    Citigroup, Inc.                                        2,221,395
    17,634    Comcast Corporation (b)                                  469,593
     7,200    Goldman Sachs Group, Inc.                                490,320
     8,100    Merrill Lynch & Company, Inc.                            283,662
    15,540    Morgan Stanley                                           588,966
    23,500    T. Rowe Price Associates, Inc.                           628,390
                                                                    ----------
                                                                     4,682,326
                                                                    ----------

              See accompanying notes to investments in securities.

                                                                       MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   FINANCIAL--CONTINUED
     Real Estate Investment Trust (1.3%)
    17,000    Developers Diversified Realty Corporation             $  381,140
    16,600    Prologis                                                 412,510
                                                                    ----------
                                                                       793,650
                                                                    ----------
     Savings and Loans (.5%)
    10,485    Charter One Financial, Inc.                              303,121
                                                                    ----------
   HEALTH CARE (5.8%)
     Drugs (3.2%)
    10,300    Bristol-Myers Squibb Company                             242,977
     8,400    Merck & Company, Inc.                                    465,276
    21,900    Pfizer, Inc.                                             664,884
    16,600    Wyeth                                                    647,898
                                                                    ----------
                                                                     2,021,035
                                                                    ----------
     Health Care- Diversified (.8%)
    13,200    Abbott Laboratories                                      503,184
                                                                    ----------
     Managed Care (.5%)
     6,000    Express Scripts, Inc. (b)                                333,300
                                                                    ----------
     Medical Products/Supplies (.6%)
    10,800    Becton Dickinson and Company                             354,240
                                                                    ----------
     Special Services (.7%)
    15,800    Fisher Scientific International, Inc. (b)                456,620
                                                                    ----------
   TECHNOLOGY (9.8%)
     Computer Hardware (5.3%)
    45,100    Hewlett-Packard Company                                  785,191
    18,800    International Business Machines Corporation            1,470,724
    27,300    Seagate Technology                                       250,614
    92,100    Symbol Technologies, Inc.                                776,403
                                                                    ----------
                                                                     3,282,932
                                                                    ----------
     Computer Services & Software (1.4%)
    33,600    AOL Time Warner, Inc. (b)                                391,776
    16,200    Peoplesoft, Inc. (b)                                     314,118
    17,300    Siebel Systems, Inc. (b)                                 144,628
                                                                    ----------
                                                                       850,522
                                                                    ----------
     Electrical Semiconductor (2.0%)
    11,400    Analog Devices, Inc. (b)                                 272,802
    21,700    National Semiconductor Corporation (b)                   286,440
    42,900    Texas Instruments, Inc.                                  682,110
                                                                    ----------
                                                                     1,241,352
                                                                    ----------

              See accompanying notes to investments in securities.

                                                                       MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   TECHNOLOGY--CONTINUED
     Electronics-- Computer Distribution (1.1%)
    14,800    WW Grainger, Inc.                                   $    700,040
                                                                  ------------
   TRANSPORTATION (.7%)
     Airlines (.7%)
    65,600    Northwest Airlines, Inc. (b)                             411,312
                                                                  ------------
   UTILITIES (6.2%)
     Electric Companies (6.2%)
     4,700    Dominion Resources, Inc.                                 254,693
    13,200    Exelon Corporation                                       672,276
    11,000    Firstenergy Corporation                                  343,200
    60,400    Nisource, Inc.                                         1,073,308
    41,000    Pacific Gas & Electric Company (b)                       565,800
    18,100    PPL Corporation                                          633,500
     9,000    Public Service Enterprise Group, Inc.                    317,520
                                                                  ------------
                                                                     3,860,297
                                                                  ------------
Total common stock (cost: $63,827,702)                              62,283,035
                                                                  ------------
SHORT-TERM SECURITIES (.8%)
   454,676    Dreyfus Cash Management Plus Funds,
              current rate 1.310%                                      454,676
         2    Federated Money Market Obligations Trust -- Prime
              Obligation Fund, current rate 1.280%                           2
     2,763    Wells Fargo & Company -- Cash Investment Fund,
              current rate 1.280%                                        2,763
                                                                  ------------
              Total short-term securities
              (cost: $457,441)                                         457,441
                                                                  ------------
              Total investments in securities
              (cost: $64,285,143) (d)                             $ 62,740,476
                                                                  ============

NOTES TO INVESTMENTS IN SECURITIES
(a) Securities are valued by procedures described in note 2 to the financial statements.
(b)  Presently non-income producing.
(c) The Fund held 2.8% of net assets in foreign securities as of January 31, 2003.
(d) At January 31, 2003 the cost of securities for federal income tax purposes was $66,056,349. The aggregate unrealized appreciation and depreciation of investments in securities based on this cost were:

     Gross unrealized appreciation                                $  2,525,369
     Gross unrealized depreciation                                  (5,841,242)
                                                                  ------------
     Net unrealized depreciation                                  $ (3,315,873)
                                                                  ============

                 See accompanying notes to financial statements.

                                                        Advantus Enterprise Fund
                                                       Investments in Securities
                                                                JANUARY 31, 2003
                                                                     (UNAUDITED)
           (Percentages of each investment category relate to total net assets.)

                                                                       MARKET
SHARES                                                                VALUE(a)
------                                                                --------
COMMON STOCK (91.3%)
   BASIC MATERIALS (4.9%)
     Chemicals (3.1%)
    15,800    Airgas, Inc. (b)                                      $  272,550
     5,400    Albemarle Corporation                                    141,750
    10,800    Cambrex Corporation                                      277,560
     6,100    Minerals Technologies, Inc.                              241,865
                                                                    ----------
                                                                       933,725
                                                                    ----------
     Paper and Forest (1.8%)
    24,900    Constar International, Inc. (b)                          202,437
    16,600    Delta & Pine Land Company                                334,490
                                                                    ----------
                                                                       536,927
                                                                    ----------
   CAPITAL GOODS (3.5%)
     Containers -- Metal/Glass (1.1%)
    48,700    Crown Cork & Seal Company, Inc. (b)                      337,491
                                                                    ----------
     Engineering/Construction (.8%)
    16,700    Granite Construction, Inc.                               253,840
                                                                    ----------
     Office Equipment (.8%)
    20,000    Moore Corporation, Ltd. (b) (c)                          244,200
                                                                    ----------
     Trucks and Parts (.8%)
     4,100    Oshkosh Truck Corporation (b)                            257,357
                                                                    ----------
   COMMUNICATION SERVICES (1.2%)
     Telecommunication (1.2%)
    33,600    Polycom, Inc. (b)                                        379,008
                                                                    ----------
   CONSUMER CYCLICAL (14.1%)
     Auto (1.3%)
     7,400    Borg-Warner Automotive, Inc.                             396,270
                                                                    ----------
     Distribution Durables (1.0%)
    17,100    MSC Industrial Direct Company, Inc. (b)                  302,670
                                                                    ----------
     Publishing (1.2%)
    10,100    Scholastic Corporation (b)                               359,752
                                                                    ----------
     Retail (4.4%)
    13,100    Cost Plus, Inc. (b)                                      309,160
    24,000    Gymboree Corporation (b)                                 342,240
    12,850    Hot Topic, Inc. (b)                                      304,545
    28,990    Valuevision Media, Inc. (b)                              382,378
                                                                    ----------
                                                                     1,338,323
                                                                    ----------
     Service (4.3%)
    43,700    Doubleclick, Inc. (b)                                    275,747
                                                                    ----------

              See accompanying notes to investments in securities.

                                                                       MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   CONSUMER CYCLICAL--CONTINUED
    15,359    Getty Images, Inc. (b)                                $  449,251
    16,100    Kroll, Inc. (b)                                          306,383
    17,600    Penn National Gaming, Inc. (b)                           286,880
                                                                    ----------
                                                                     1,318,261
                                                                    ----------
     Textiles (1.9%)
    17,100    Linens n Things, Inc. (b)                                398,601
    27,400    Tommy Hilfiger Corporation (b) (c)                       178,100
                                                                    ----------
                                                                       576,701
                                                                    ----------
   CONSUMER STAPLES (9.7%)
     Broadcasting (4.6%)
    26,900    Cumulus Media, Inc. (b)                                  402,962
    22,900    Emmis Communications (b)                                 502,426
     9,400    Entercom Communications Corporation (b)                  459,096
     2,500    Insight Communications (b)                                27,747
                                                                    ----------
                                                                     1,392,231
                                                                    ----------
     Entertainment (.8%)
    17,300    Movie Gallery, Inc. (b)                                  243,065
                                                                    ----------
     Food (1.4%)
    14,300    Performance Food Group Company (b)                       441,155
                                                                    ----------
     Food & Health (.6%)
    15,800    Hain Celestial Group, Inc. (b)                           187,546
                                                                    ----------
     Retail (.6%)
    14,500    Duane Reade, Inc. (b)                                    195,460
                                                                    ----------
     Service (1.7%)
    14,100    Education Management Corporation (b)                     514,185
                                                                    ----------
   ENERGY (6.3%)
     Oil (.8%)
    61,300    Newpark Resources, Inc. (b)                              245,200
                                                                    ----------
     Oil & Gas (5.5%)
    15,300    FMC Technologies, Inc. (b)                               296,973
     8,600    Newfield Exploration Company (b)                         284,402
    18,700    Remington Oil & Gas Corporation (b)                      342,210
    13,400    Spinnaker Exploration Company (b)                        266,258
    14,289    Stone Energy Corporation (b)                             485,969
                                                                    ----------
                                                                     1,675,812
                                                                    ----------
   FINANCIAL (8.6%)
     Banks (1.2%)
     8,800    Westamerica Bancorporation                               359,216
                                                                    ----------

              See accompanying notes to investments in securities.

                                                                       MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   FINANCIAL--CONTINUED
     Finance-- Diversified (1.2%)
    13,900    Raymond James Financial, Inc.                         $  354,450
                                                                    ----------
     Insurance (3.9%)
    18,700    HCC Insurance Holdings, Inc.                             450,670
    14,400    Mid Atlantic Medical Services, Inc. (b)                  495,648
    23,500    USI Holdings Corporation (b)                             241,110
                                                                    ----------
                                                                     1,187,428
                                                                    ----------
     Investment Bankers/Brokers (1.3%)
     6,800    Affiliated Managers Group, Inc. (b)                      315,792
     1,700    Jefferies Group, Inc.                                     66,010
                                                                    ----------
                                                                       381,802
                                                                    ----------
     Savings and Loans (1.0%)
    15,400    IndyMac Bancorp, Inc.                                    301,378
                                                                    ----------
   HEALTH CARE (22.8%)
     Biotechnology (3.3%)
    27,300    Affymetrix, Inc. (b)                                     740,922
     8,000    Scios, Inc. (b)                                          262,400
                                                                    ----------
                                                                     1,003,322
                                                                    ----------
     Drugs (6.3%)
    11,400    Biomar Pharmaceutical, Inc. (b)                          121,980
    23,600    Cubist Pharmaceuticals, Inc. (b)                         155,052
     6,800    Inspire Pharmaceuticals, Inc. (b)                         87,108
    16,600    K-V Pharmaceutical Company (b)                           303,780
    13,467    Medicis Pharmaceutical Corporation (b)                   695,571
     9,500    OSI Pharmaceuticals, Inc. (b)                            144,675
    36,900    Sepracor, Inc. (b)                                       415,863
                                                                    ----------
                                                                     1,924,029
                                                                    ----------
     Hospital Management (3.7%)
    32,100    Community Health Systems (b)                             610,542
    20,600    Lifepoint Hospitals, Inc. (b)                            529,420
                                                                    ----------
                                                                     1,139,962
                                                                    ----------
     Managed Care (3.5%)
    16,600    Advance Paradigm, Inc. (b)                               482,396
    21,000    Coventry Health Care, Inc. (b)                           582,750
                                                                    ----------
                                                                     1,065,146
                                                                    ----------
     Medical Products/Supplies (2.0%)
    16,800    Alliance Imaging, Inc. (b)                                83,832
    12,500    SonoSite, Inc. (b)                                       144,375


              See accompanying notes to investments in securities.

                                                                       MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   HEALTH CARE--CONTINUED
    23,900    Therasense, Inc. (b)                                  $  170,885
     7,900    Wilson Greatbatch Technologies, Inc. (b)                 201,292
                                                                    ----------
                                                                       600,384
                                                                    ----------
     Special Services (4.0%)
    17,100    Apria Healthcare Group, Inc. (b)                         394,155
     2,246    DaVita, Inc. (b)                                          54,129
     9,400    Fisher Scientific International, Inc. (b)                271,660
    10,200    Henry Schein, Inc. (b)                                   413,406
     2,800    Renal Care Group, Inc. (b)                                80,920
                                                                    ----------
                                                                     1,214,270
                                                                    ----------
   TECHNOLOGY (18.3%)
     Communications Equipment (1.4%)
    26,900    InterDigital Communications Corporation (b)              326,028
    89,100    Openwave Systems, Inc. (b)                               109,593
                                                                    ----------
                                                                       435,621
                                                                    ----------
     Computer Networking (3.0%)
    40,100    Adaptec, Inc. (b)                                        237,392
    60,400    Legato Systems, Inc. (b)                                 303,812
    41,250    Radiant Systems, Inc. (b)                                384,037
                                                                    ----------
                                                                       925,241
                                                                    ----------
     Computer Services & Software (7.1%)
    34,500    Agile Software Corporation (b)                           240,810
    18,800    Avid Technology, Inc. (b)                                399,500
    12,200    CACI International, Inc. (b)                             458,476
    80,800    Chordiant Software, Inc. (b)                             133,320
    44,600    Informatica Corporation (b)                              311,308
    23,900    JD Edwards & Company (b)                                 299,467
    64,842    Manugistics Group, Inc. (b)                              149,137
    37,200    MatrixOne, Inc. (b)                                      181,164
                                                                    ----------
                                                                     2,173,182
                                                                    ----------
     Data Processing (1.4%)
    29,004    Documentum, Inc. (b)                                     428,389
                                                                    ----------
     Electrical Instruments ( -- )
    51,700    APW, Ltd. (b)                                              1,034
                                                                    ----------
     Electrical Semiconductor (3.0%)
    14,100    Integrated Circuit Systems (b)                           296,100
    22,600    Semtech Corporation (b)                                  301,032
    11,900    Varian Semiconductor Equipment Associates, Inc. (b)      308,686
                                                                    ----------
                                                                       905,818
                                                                    ----------

              See accompanying notes to investments in securities.

                                                                       MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   TECHNOLOGY--CONTINUED
     Equipment Semiconductor (2.4%)
    18,440    Brooks-PRI Automation, Inc. (b)                     $    193,620
     9,404    Cymer, Inc. (b)                                          290,678
    20,800    Lam Research Corporation (b)                             243,152
                                                                  ------------
                                                                       727,450
                                                                  ------------
   TRANSPORTATION (1.9%)
     Trucking (1.9%)
    11,600    JB Hunt Transport Services, Inc. (b)                     320,508
    15,900    Swift Transportation Company, Inc. (b)                   254,400
                                                                  ------------
                                                                       574,908
                                                                  ------------
Total common stock (cost: $35,159,003)                              27,832,209
                                                                  ------------
SHORT-TERM SECURITIES (7.9%)
 1,599,078    Wells Fargo & Company -- Cash Investment Fund I,
              current rate 1.280%                                    1,599,078
   819,388    Wells Fargo & Company -- Treasury Plus Fund,
              current rate 1.172%                                      819,388
                                                                  ------------
              Total short-term securities
              (cost: $2,418,466)                                     2,418,466
                                                                  ------------
              Total investments in securities
              (cost: $37,577,469) (d)                             $ 30,250,675
                                                                  ============

NOTES TO INVESTMENTS IN SECURITIES
(a) Securities are valued by procedures described in note 2 to the financial statements.
(b)  Presently non-income producing.
(c) The Fund held 1.4% of net assets in foreign securities as of January 31, 2003.
(d) At January 31, 2003 the cost of securities for federal income tax purposes was $37,719,793. The aggregate unrealized appreciation and depreciation of investments in securities based on this cost were:

     Gross unrealized appreciation                               $   2,776,111
     Gross unrealized depreciation                                 (10,245,229)
                                                                 -------------
     Net unrealized depreciation                                 $  (7,469,118)
                                                                 =============

                 See accompanying notes to financial statements.

Advantus Horizon Fund
Investments in Securities
January 31, 2003
(UNAUDITED)
(Percentages of each investment category relate to total net assets.)

                                                                       MARKET
SHARES                                                                VALUE(a)
------                                                                --------
COMMON STOCK (98.7%)
   BASIC MATERIALS (.7%)
     Chemicals (.7%)
     4,200    Air Products and Chemicals, Inc.                    $    174,090
                                                                  ------------
   CAPITAL GOODS (7.4%)
     Aerospace/Defense (.9%)
     1,600    Lockheed Martin Corporation                               81,680
     2,600    United Technologies Corporation                          165,308
                                                                  ------------
                                                                       246,988
                                                                  ------------
     Electrical Equipment (4.1%)
    46,128    General Electric Company                               1,067,402
                                                                  ------------
     Manufacturing (2.4%)
     3,400    3M Company                                               423,470
    12,100    Tyco International, Ltd. (c)                             193,721
                                                                  ------------
                                                                       617,191
                                                                  ------------
   COMMUNICATION SERVICES (.7%)
     Telecommunication (.7%)
     4,774    Qualcomm, Inc. (b)                                       179,789
                                                                  ------------
   CONSUMER CYCLICAL (12.2%)
     Auto (1.7%)
     1,800    Danaher Corporation                                      110,538
     2,100    Eaton Corporation                                        149,268
     4,200    Harley-Davidson, Inc.                                    175,476
                                                                  ------------
                                                                       435,282
                                                                  ------------
     Leisure (1.2%)
    16,500    Brunswick Corporation                                    321,255
                                                                  ------------
     Retail (9.3%)
     3,900    Autozone, Inc. (b)                                       256,269
     5,200    Bed Bath & Beyond, Inc. (b)                              174,356
     2,023    eBay, Inc. (b)                                           152,049
    10,500    Family Dollar Stores                                     316,260
     4,300    Fastenal Company                                         142,416
     3,900    Kohls Corporation (b)                                    204,243
    11,800    Lowes Companies, Inc.                                    403,324
    16,200    Wal-Mart Stores, Inc.                                    774,360
                                                                  ------------
                                                                     2,423,277
                                                                  ------------
   CONSUMER STAPLES (13.7%)
     Beverage (3.9%)
     1,700    Anheuser-Busch Companies, Inc.                            80,699
     5,600    Constellation Brands, Inc. (b)                           140,392

              See accompanying notes to investments in securities.

                                                                       MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   CONSUMER STAPLES--CONTINUED
     9,910    Pepsico, Inc.                                       $    401,157
    10,000    The Coca-Cola Company                                    404,600
                                                                  ------------
                                                                     1,026,848
                                                                  ------------
     Broadcasting (1.3%)
     8,300    Clear Channel Communications, Inc. (b)                   332,664
                                                                  ------------
     Entertainment (.9%)
     5,900    Viacom, Inc. (b)                                         227,445
                                                                  ------------
     Food (.2%)
     1,500    Kraft Foods, Inc.                                         47,775
                                                                  ------------
     Food & Health (.5%)
     4,700    Sysco Corporation                                        138,039
                                                                  ------------
     Household Products (4.0%)
     8,700    Colgate-Palmolive Company                                442,917
     7,000    Procter & Gamble Company                                 598,990
                                                                  ------------
                                                                     1,041,907
                                                                  ------------
     Personal Care (.5%)
     2,500    Avon Products, Inc.                                      125,000
                                                                  ------------
     Restaurants (.8%)
    10,000    Darden Restaurants, Inc.                                 217,000
                                                                  ------------
     Retail (.7%)
     6,600    Walgreen Company                                         191,400
                                                                  ------------
     Service (.5%)
     3,900    Automatic Data Processing, Inc.                          135,213
                                                                  ------------
     Tobacco (.4%)
     2,700    Altria Group, Inc.                                       102,249
                                                                  ------------
   ENERGY (2.9%)
     Oil (.3%)
     1,500    Devon Energy Corporation                                  67,950
                                                                  ------------
     Oil & Gas (2.6%)
     1,900    EOG Resources, Inc.                                       73,644
     4,080    Nabors Industries, Ltd. (b)(c)                           150,348
     3,900    Noble Corporation (b)                                    133,692
     4,200    Smith International, Inc. (b)                            133,728
    10,600    Veritas DGC, Inc. (b)                                    193,471
                                                                  ------------
                                                                       684,883
                                                                  ------------

              See accompanying notes to investments in securities.

                                                                       MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   FINANCIAL (10.9%)
     Banks (2.4%)
     2,000    Bank of America Corporation                         $    140,100
     1,800    Fifth Third Bancorp                                       96,030
     2,000    State Street Corporation                                  79,180
     4,400    Wells Fargo & Company                                    208,428
     2,300    Zion Bancorp                                              95,266
                                                                  ------------
                                                                       619,004
                                                                  ------------
     Consumer Finance (2.2%)
     5,100    American Express Company                                 181,203
    14,250    MBNA Corporation                                         239,828
     1,400    SLM Corporation                                          148,722
                                                                  ------------
                                                                       569,753
                                                                  ------------
     Finance -- Diversified (2.1%)
     9,900    Freddie Mac                                              554,202
                                                                  ------------
     Insurance (1.9%)
     6,400    American International Group                             346,368
     3,300    Marsh & McLennan Companies, Inc.                         140,679
                                                                  ------------
                                                                       487,047
                                                                  ------------
     Investment Bankers/Brokers (2.3%)
     7,600    Citigroup, Inc. (b)                                      261,288
     2,000    Goldman Sachs Group, Inc.                                136,200
     7,700    T. Rowe Price Associates, Inc.                           205,898
                                                                  ------------
                                                                       603,386
                                                                  ------------
   HEALTH CARE (25.6%)
     Biotechnology (2.8%)
    13,200    Amgen, Inc. (b)                                          672,672
     1,300    Genentech, Inc. (b)                                       47,762
                                                                  ------------
                                                                       720,434
                                                                  ------------
     Drugs (10.0%)
     5,500    Eli Lilly & Company                                      331,320
     4,800    Forest Laboratores, Inc. (b)                             248,400
     1,500    Merck & Company, Inc.                                     83,085
    53,350    Pfizer, Inc.                                           1,619,706
     8,400    Wyeth                                                    327,852
                                                                  ------------
                                                                     2,610,363
                                                                  ------------
     Health Care -- Diversified (5.3%)
     9,800    Abbott Laboratories                                      373,576

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   HEALTH CARE--CONTINUED
    18,900    Johnson & Johnson                                  $   1,013,229
                                                                 -------------
                                                                     1,386,805
                                                                 -------------
     Hospital Management (.4%)
     2,500    The HCA - Healthcare Company                             106,850
                                                                 -------------
     Managed Care (1.9%)
     6,000    Caremark RX, Inc.                                        117,600
     5,800    Express Scripts, Inc. (b)                                322,190
       700    UnitedHealth Group, Inc.                                  61,530
                                                                 -------------
                                                                       501,320
                                                                 -------------
     Medical Products/Supplies (4.5%)
     2,100    AmeriSourceBergen Corporation                            122,220
     1,900    Boston Scientific Corporation (b)                         76,855
     7,900    Medtronic, Inc.                                          354,868
     7,600    St Jude Medical, Inc. (b)                                331,132
     7,000    Zimmer Holdings, Inc. (b)                                287,000
                                                                 -------------
                                                                     1,172,075
                                                                 -------------
     Special Services (.7%)
     6,600    Fisher Scientific International, Inc.                    190,740
                                                                 -------------
   TECHNOLOGY (24.2%)
     Communications Equipment (1.1%)
     5,500    Brocade Communication Systems, Inc. (b)                   24,585
     2,700    Comverse Technology, Inc. (b)                             25,704
    15,900    Nokia Oyj (c)                                            228,801
                                                                 -------------
                                                                       279,090
                                                                 -------------
     Computer Hardware (3.9%)
    15,330    Dell Computer Corporation (b)                            365,774
     4,200    Hewlett-Packard Company                                   73,122
     5,600    International Business Machines Corporation              438,088
    15,300    Symbol Technologies, Inc.                                128,979
                                                                 -------------
                                                                     1,005,963
                                                                 -------------
     Computer Networking (2.9%)
     1,126    Affiliated Computer Services, Inc. (b)                    61,052
    49,785    Cisco Systems, Inc. (b)                                  665,626
     3,300    Juniper Networks, Inc. (b)                                28,941
                                                                 -------------
                                                                       755,619
                                                                 -------------

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   TECHNOLOGY--CONTINUED
     Computer Peripherals (.2%)
     7,900    EMC Corporation (b)                                $      60,830
                                                                 -------------
     Computer Services & Software (8.5%)
     8,700    AOL Time Warner, Inc. (b)                                101,442
     5,300    BEA Systems, Inc. (b)                                     60,738
       746    Electronic Arts, Inc. (b)                                 38,650
    28,459    Microsoft Corporation (b)                              1,350,664
    15,100    Oracle Systems (b)                                       181,653
     8,500    Peoplesoft, Inc. (b)                                     164,815
     3,100    SAP AG (c)                                                72,850
    12,200    Siebel Systems, Inc. (b)                                 101,992
     2,006    Sungard Data Systems, Inc. (b)                            38,997
     2,500    Symantec Corporation (b)                                 116,700
                                                                 -------------
                                                                     2,228,501
                                                                 -------------
     Electrical Instruments (.1%)
     9,400    JDS Uniphase Corporation (b)                              25,474
                                                                 -------------
     Electrical Semiconductor (5.2%)
     3,400    Altera Corporation (b)                                    37,332
     2,466    Analog Devices, Inc. (b)                                  59,011
    15,052    Applied Materials, Inc. (b)                              180,172
     4,200    Entegris, Inc. (b)                                        44,902
    29,831    Intel Corporation                                        467,154
     3,600    Intersil Corporation (b)                                  52,200
     2,288    Linear Technology Corporation                             59,785
     2,498    Microchip Technology, Inc.                                55,181
     1,800    Novellus Systems, Inc. (b)                                53,010
    18,587    Texas Instruments, Inc.                                  295,533
     2,279    Xilinx, Inc. (b)                                          45,101
                                                                 -------------
                                                                     1,349,381
                                                                 -------------
     Electronics -- Computer Distribution (1.1%)
     2,222    Maxim Integrated Products (b)                             69,215
     4,800    WW Grainger, Inc.                                        227,040
                                                                 -------------
                                                                       296,255
                                                                 -------------
     Equipment Semiconductor (.3%)
     2,435    KLA-Tencor Corporation (b)                                79,478
                                                                 -------------
     Service -- Data Processing (.9%)
     4,800    First Data Corporation                                   165,120
     3,100    Paychex, Inc.                                             78,058
                                                                 -------------
                                                                       243,178
                                                                 -------------

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   UTILITIES (.4%)
     Electric Companies (.4%)
     3,000    PPL Corporation                                    $     105,000
                                                                 -------------
Total common stock (cost: $24,847,580)                              25,754,393
                                                                 -------------
S & P DEPOSITORY RECEIPT (--)
       100    S & P Depository Receipt                                   8,598
                                                                 -------------
Total S & P Depository Receipt (cost: $8,161)                            8,598
                                                                 -------------
SHORT-TERM SECURITIES (.5%)
   100,534    Dreyfus Cash Management Plus Fund, current rate
              1.224%                                                   100,534
     1,159    Federated Money Market Obligations Trust -- Prime
              Obligation Fund, current rate 1.280%                       1,160
    16,296    Wells Fargo & Company-- Cash Investment Fund,
              current rate 1.280%                                       16,296
                                                                 -------------
              Total short-term securities
              (cost: $117,990)                                         117,990
                                                                 -------------
              Total investments in securities
              (cost: $24,973,731) (d)                            $  25,880,983
                                                                 =============

NOTES TO INVESTMENTS IN SECURITIES
(a) Securities are valued by procedures described in note 2 to the financial statements.
(b)  Presently non-income producing.
(c) The Fund held 1.3% of net assets in foreign securities as of January 31, 2003.
(d) At January 31, 2003, the cost of securities for federal income tax purposes was $28,677,400. The aggregate unrealized appreciation and depreciation of investments in securities based on this cost were:

     Gross unrealized appreciation                               $   2,292,000
     Gross unrealized depreciation                                  (5,088,417)
                                                                 -------------
     Net unrealized depreciation                                 $  (2,796,417)
                                                                 =============

                 See accompanying notes to financial statements.

Advantus Index 500 Fund
Investments in Securities
JANUARY 31, 2003
(UNAUDITED)
(Percentages of each investment category relate to total net assets.)

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
COMMON STOCK (94.5%)
   BASIC MATERIALS (3.6%)
     Agriculture Products (.1%)
     2,402    Archer-Daniels-Midland Company                           $28,944
       961    Monsanto Company                                          16,962
                                                                 -------------
                                                                        45,906
                                                                 -------------
     Aluminum (.2%)
     3,178    Alcoa, Inc.                                               62,829
                                                                 -------------
     Chemicals (2.1%)
       877    Air Products and Chemicals, Inc.                          36,352
     3,428    Dow Chemical Company                                      99,618
     3,739    E.I. du Pont de Nemours & Company                        141,596
       273    Eastman Chemical Company                                   9,345
       481    Ecolab, Inc.                                              23,713
       450    Engelhard Corporation                                      9,319
       205    Great Lakes Chemical Corporation                           4,557
       380    Hercules, Inc. (b)                                         3,150
       367    International Flavors and Fragrances, Inc.                11,660
     4,907    Pharmacia Corporation                                    204,965
       668    PPG Industries, Inc.                                      32,618
       608    Praxair, Inc.                                             33,160
       365    Quest Diagnostics, Inc. (b)                               19,630
       846    Rohm & Haas Company                                       26,099
       265    Sigma-Aldrich Corporation                                 11,891
                                                                 -------------
                                                                       667,673
                                                                 -------------
     Construction (--)
       370    Vulcan Materials, Inc.                                    12,598
                                                                 -------------
     Iron and Steel (.1%)
       304    Allegheny Technologies, Inc.                               1,389
       293    Nucor Corporation                                         11,694
       385    United States Steel Corporation                            5,525
       296    Worthington Industries, Inc.                               4,490
                                                                 -------------
                                                                        23,098
                                                                 -------------
     Mining (.2%)
       532    Freeport-McMoran, Inc. (b)                                 9,986
     1,507    Newmont Mining                                            43,628
       340    Phelps Dodge Corporation (b)                              11,747
                                                                 -------------
                                                                        65,361
                                                                 -------------
     Paper and Forest (.9%)
       232    Bemis Company, Inc.                                       10,120
       231    Boise Cascade Corporation                                  5,523

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   BASIC MATERIALS--CONTINUED
       943    Georgia-Pacific Corporation                        $      14,503
     1,814    International Paper Company                               64,760
     1,946    Kimberly-Clark Corporation                                90,139
       372    Louisiana-Pacific Corporation (b)                          2,716
       755    MeadWestvaco Corporation                                  18,158
       670    Plum Creek Timber Company, Inc.                           14,619
       223    Temple Inland, Inc.                                        9,638
       824    Weyerhaeuser Company                                      39,593
                                                                 -------------
                                                                       269,769
                                                                 -------------
   CAPITAL GOODS (7.5%)
     Aerospace/Defense (1.6%)
       761    General Dynamics Corporation                              50,333
       434    Goodrich Corporation                                       7,465
     1,713    Lockheed Martin Corporation                               87,449
       687    Northrop Grumman Corporation                              62,799
     1,550    Raytheon Company                                          46,639
       700    Rockwell Collins                                          14,441
       701    Rockwell International Corporation                        16,158
     3,159    The Boeing Company                                        99,793
     1,776    United Technologies Corporation                          112,918
                                                                 -------------
                                                                       497,995
                                                                 -------------
     Containers -- Metal/Glass (--)
       200    Ball Corporation                                          10,500
                                                                 -------------
     Electrical Equipment (3.4%)
       739    American Power Conversion Corporation (b)                 11,499
       343    Cooper Industries, Inc.                                   12,152
     1,585    Emerson Electric Company                                  74,384
    37,545    General Electric Company (e)                             868,791
     3,084    Honeywell International, Inc.                             75,373
       702    Molex, Inc.                                               14,735
     3,101    Solectron Corporation (b)                                 11,133
       603    Thermo Electron Corporation (b)                           10,956
                                                                 -------------
                                                                     1,079,023
                                                                 -------------
     Engineering/Construction (.2%)
     1,324    Caterpillar, Inc.                                         58,229
                                                                 -------------
     Machinery (.3%)
       904    Deere & Company                                           38,149
       780    Dover Corporation                                         20,413
       634    Ingersoll Rand Company (c)                                24,891
                                                                 -------------
                                                                        83,453
                                                                 -------------

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   CAPITAL GOODS--CONTINUED
     Manufacturing (1.5%)
     1,469    3M Company                                         $     182,964
       406    Avery Dennison Corporation                                24,194
     1,187    Illinois Tool Works, Inc.                                 72,193
       330    Johnson Controls, Inc.                                    26,654
       200    Millipore Corporation (b)                                  6,462
       475    Parker Hannifin Corporation                               19,147
       296    Sealed Air Corporation (b)                                11,165
       505    Textron, Inc.                                             19,473
     7,510    Tyco International, Ltd. (c)                             120,235
                                                                 -------------
                                                                       482,487
                                                                 -------------
     Office Equipment (.2%)
       475    Lexmark International Group, Inc. (b)                     28,756
       879    Pitney Bowes, Inc.                                        28,603
                                                                 -------------
                                                                        57,359
                                                                 -------------
     Trucks and Parts (.1%)
       175    Cummins Engine Company, Inc.                               4,322
       255    Navistar International Corporation (b)                     6,138
       422    PACCAR, Inc.                                              18,281
                                                                 -------------
                                                                        28,741
                                                                 -------------
     Waste Management (.2%)
       743    Allied Waste Industries (b)                                7,267
     2,302    Waste Management, Inc.                                    52,923
                                                                 -------------
                                                                        60,190
                                                                 -------------
   COMMUNICATION SERVICES (4.1%)
     Cellular (.4%)
    10,192    AT&T Wireless Services, Inc. (b)                          61,865
     1,032    Citizens Communications Company (b)                       10,103
     3,633    Nextel Communications, Inc. (b)                           45,848
                                                                 -------------
                                                                       117,816
                                                                 -------------
     Telecommunication (.6%)
     2,975    Qualcomm, Inc.                                           112,038
     6,396    Qwest Communications International, Inc. (b)              28,910
     3,360    Sprint Corporation - Fon Group                            40,790
     3,753    Sprint Corporation - PCS Group (b)                        14,111
                                                                 -------------
                                                                       195,849
                                                                 -------------
     Telephone (3.1%)
     1,161    Alltel Corporation                                        54,416
     2,894    AT&T Corporation                                          56,375

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   COMMUNICATION SERVICES--CONTINUED
     6,996    Bellsouth Corporation                              $     159,369
       558    Centurytel, Inc.                                          16,924
    12,517    SBC Communications, Inc.                                 305,915
    10,322    Verizon Communications                                   395,126
                                                                 -------------
                                                                       988,125
                                                                 -------------
   CONSUMER CYCLICAL (9.6%)
     Auto (1.0%)
       237    Cooper Tire and Rubber Company                             3,389
       560    Dana Corporation                                           6,031
       564    Danaher Corporation                                       34,635
     2,106    Delphi Corporation                                        17,943
       302    Eaton Corporation                                         21,466
     6,923    Ford Motor Company                                        63,069
     2,109    General Motors Corporation                                76,620
       613    Goodyear Tire & Rubber Company (b)                         3,249
     1,138    Harley-Davidson, Inc.                                     47,546
       375    ITT Industries, Inc.                                      21,060
       220    Snap-On, Inc.                                              5,610
       490    Visteon Corporation                                        3,366
                                                                 -------------
                                                                       303,984
                                                                 -------------
     Building Materials (.3%)
       297    American Standard Companies, Inc. (b)                     19,798
       250    Centex Corporation                                        13,230
       225    Crane Company                                              3,627
       200    KB Home Corporation                                        8,942
     1,862    Masco Corporation                                         33,870
       259    Pulte Corporation                                         12,945
                                                                 -------------
                                                                        92,412
                                                                 -------------
     Distribution Durables (.1%)
       640    Genuine Parts Company                                     18,880
                                                                 -------------
     Hardware and Tools (.1%)
       286    Black & Decker Corporation                                10,479
       355    The Stanley Works                                          9,450
                                                                 -------------
                                                                        19,929
                                                                 -------------
     Houseware (.2%)
     4,327    Corning, Inc. (b)                                         17,654
       703    Leggett & Platt, Inc.                                     14,201
       275    Maytag Corporation                                         6,949
       256    Whirlpool Corporation                                     13,304
                                                                 -------------
                                                                        52,108
                                                                 -------------

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   CONSUMER CYCLICAL--CONTINUED
     Leisure (.2%)
       350    Brunswick Corporation                              $       6,814
       653    Hasbro, Inc.                                               7,836
       318    International Game Technology (b)                         25,081
     1,647    Mattel, Inc.                                              32,940
                                                                 -------------
                                                                        72,671
                                                                 -------------
     Lodging-- Hotel (.1%)
     1,384    Hilton Hotels                                             16,207
       889    Marriott International, Inc.                              27,737
                                                                 -------------
                                                                        43,944
                                                                 -------------
     Photography/Imagery (.1%)
     1,128    Eastman Kodak Company                                     34,178
                                                                 -------------
     Publishing (.8%)
       324    Dow Jones & Company, Inc.                                 13,077
     1,005    Gannett Company, Inc.                                     73,023
       305    Knight-Ridder, Inc.                                       20,655
       748    McGraw-Hill Companies, Inc.                               44,297
       178    Meredith Corporation                                       7,510
       436    RR Donnelly & Sons Company                                 9,396
       571    The New York Times Company                                27,888
     1,158    Tribune Company                                           56,047
                                                                 -------------
                                                                       251,893
                                                                 -------------
     Retail (6.0%)
       248    American Greetings Corporation (b)                         3,447
       379    Autozone, Inc. (b)                                        24,904
     1,124    Bed Bath & Beyond, Inc. (b)                               37,688
     1,181    Best Buy Company, Inc. (b)                                30,812
       405    Big Lots, Inc. (b)                                         5,062
       792    Circuit City Stores, Inc.                                  4,744
     1,712    Costco Wholesale Corporation (b)                          49,425
       278    Dillards, Inc.                                             4,170
     1,245    Dollar General Corporation                                14,019
     1,155    eBay, Inc. (b)                                            86,810
       628    Family Dollar Stores                                      18,915
       738    Federated Department Stores (b)                           19,203
     3,334    Gap, Inc.                                                 48,776
     8,775    Home Depot, Inc.                                         183,397
     1,013    JC Penney Company                                         19,642
     1,264    Kohls Corporation (b)                                     66,196
     1,962    Limited Brands, Inc.                                      24,702
     2,930    Lowes Companies, Inc.                                    100,147
     1,088    May Department Stores Company                             22,304

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   CONSUMER CYCLICAL--CONTINUED
       997    Nike, Inc.                                         $      44,406
       498    Nordstrom, Inc.                                            8,984
     1,146    Office Depot, Inc. (b)                                    15,299
       609    Radioshack Corporation                                    12,150
       198    Reebok International, Ltd. (b)                             5,988
     1,178    Sears Roebuck Company                                     31,158
     1,775    Staples, Inc. (b)                                         30,477
     3,415    Target Corporation                                        96,337
       562    The Sherwin-Williams Company                              14,972
       518    Tiffany & Company                                         12,043
     1,981    TJX Companies, Inc.                                       36,371
       768    Toys `R' Us, Inc. (b)                                      6,943
    16,654    Wal-Mart Stores, Inc. (e)                                796,061
                                                                 -------------
                                                                     1,875,552
                                                                 -------------
     Service (.6%)
       690    Apollo Group, Inc. (b)                                    30,677
     3,865    Cendant Corporation (b)                                   42,824
       653    Convergys Corporation (b)                                  8,326
       313    Fluor Corporation                                          9,309
       446    Harrahs Entertainment, Inc. (b)                           16,181
     1,444    Interpublic Group Companies, Inc. (b)                     18,584
       708    Omnicom Group                                             42,692
       430    Quintiles Transnational Corporation (b)                    5,465
       629    Robert Half International, Inc. (b)                        9,536
       514    Sabre Holdings Corporation (b)                             9,221
       419    TMP Worldwide, Inc. (b)                                    4,630
                                                                 -------------
                                                                       197,445
                                                                 -------------
     Textiles (.1%)
       475    Jones Apparel Group, Inc. (b)                             15,523
       416    Liz Clairborne, Inc.                                      11,948
       425    VF Corporation                                            14,973
                                                                 -------------
                                                                        42,444
                                                                 -------------
   CONSUMER STAPLES (11.5%)
     Beverage (2.8%)
       164    Adolph Coors Company                                       9,873
     3,220    Anheuser-Busch Companies, Inc.                           152,853
       250    Brown-Forman Corporation                                  15,535
     1,695    Coca-Cola Enterprises                                     37,341
     1,048    Pepsi Bottling Group                                      26,567
     6,516    Pepsico, Inc.                                            263,768

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   CONSUMER STAPLES--CONTINUED
     9,345    The Coca-Cola Company                              $     378,099
                                                                 -------------
                                                                       884,036
                                                                 -------------
     Broadcasting (.4%)
     2,306    Clear Channel Communications, Inc. (b)                    92,424
       846    Univision Communications, Inc. (b)                        22,301
                                                                 -------------
                                                                       114,725
                                                                 -------------
     Entertainment (1.4%)
     2,208    Carnival Corporation                                      53,213
     7,683    The Walt Disney Company                                  134,452
     6,643    Viacom, Inc. (b)                                         256,088
                                                                 -------------
                                                                       443,753
                                                                 -------------
     Food (1.2%)
     1,544    Campbell Soup Company                                     37,010
     2,018    Conagra, Inc.                                             49,502
     1,413    General Mills, Inc.                                       63,486
     1,303    H.J. Heinz Company                                        42,100
       515    Hershey Foods Corporation                                 33,217
     1,544    Kellogg Company                                           51,570
     2,953    Sara Lee Corporation                                      58,883
       849    William Wrigley Jr. Company                               47,136
                                                                 -------------
                                                                       382,904
                                                                 -------------
     Food & Health (.2%)
     2,497    Sysco Corporation                                         73,337
                                                                 -------------
     Household Products (2.3%)
       856    Clorox Company                                            32,716
     2,043    Colgate-Palmolive Company                                104,009
     3,982    Gillette Compay                                          119,062
     1,026    Newell Rubbermaid, Inc.                                   28,574
       597    Pactiv Corporation (b)                                    12,185
     4,943    Procter & Gamble Company                                 422,972
       220    Tupperware Corporation                                     3,401
                                                                 -------------
                                                                       722,919
                                                                 -------------
     Personal Care (.2%)
       249    Alberto-Culver Company                                    12,632
       889    Avon Products, Inc.                                       44,450
                                                                 -------------
                                                                        57,082
                                                                 -------------
     Restaurants (.5%)
       628    Darden Restaurants, Inc.                                  13,628
     4,750    McDonalds Corporation                                     67,640

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   CONSUMER STAPLES--CONTINUED
     1,459    Starbucks Corporation (b)                          $      33,148
       431    Wendy's International, Inc.                               11,702
     1,127    Yum! Brands, Inc. (b)                                     26,124
                                                                 -------------
                                                                       152,242
                                                                 -------------
     Retail (.9%)
     1,430    Albertsons, Inc.                                          30,745
     1,478    CVS Corporation                                           33,432
     2,917    Kroger Company (b)                                        44,018
     1,661    Safeway, Inc. (b)                                         39,366
       504    Supervalu, Inc.                                            7,500
     3,856    Walgreen Company                                         111,824
       531    Winn-Dixie Stores, Inc.                                    7,434
                                                                 -------------
                                                                       274,319
                                                                 -------------
     Service (.5%)
     2,260    Automatic Data Processing, Inc.                           78,354
       630    Cintas Corporation                                        26,019
     1,881    Concord EFS, Inc. (b)                                     27,575
       231    Deluxe Corporation                                         9,295
                                                                 -------------
                                                                       141,243
                                                                 -------------
     Tobacco (1.1%)
     7,805    Altria Group, Inc.                                       295,575
       554    Fortune Brands, Inc.                                      24,415
       315    R.J. Reynolds Tobacco Holdings, Inc.                      13,343
       630    UST, Inc.                                                 19,467
                                                                 -------------
                                                                       352,800
                                                                 -------------
   ENERGY (5.8%)
     Oil (4.3%)
       328    Amerada Hess                                              15,482
     4,021    Chevron Corporation                                      258,952
     2,547    ConocoPhillips                                           122,740
       580    Devon Energy Corporation                                  26,274
    25,388    Exxon Mobil Corporation                                  867,000
     1,156    Marathon Oil Corporation                                  24,160
     1,417    Occidental Petroleum Corporation                          41,391
                                                                 -------------
                                                                     1,355,999
                                                                 -------------
     Oil & Gas (1.5%)
       966    Anadarko Petroleum Corporation                            44,542
       572    Apache Finance Property                                   35,698
       240    Ashland, Inc.                                              6,658
     1,243    Baker Hughes, Inc.                                        37,613

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   ENERGY--CONTINUED
       573    BJ Services Company (b)                                  $17,517
       791    Burlington Resources, Inc.                                34,883
       465    EOG Resources, Inc.                                       18,023
     1,637    Halliburton Company                                       30,710
       400    Kerr-McGee Corporation                                    16,708
       240    McDermott International, Inc. (b)                            970
       528    Nabors Industries, Ltd. (b)(c)                            19,457
       497    Noble Corporation (b)                                     17,037
       320    Rowan Companies, Inc.                                      6,602
     2,174    Schlumberger, Ltd.                                        81,960
       300    Sunoco, Inc.                                               9,396
     1,196    Transocean Sedco Forex, Inc. (b)                          27,233
       973    Unocal Corporation                                        27,098
     1,543    Veritas DGC, Inc. (b)                                     28,163
                                                                 -------------
                                                                       460,268
                                                                 -------------
   FINANCIAL (20.7%)
     Auto Finance (.3%)
     3,944    Fleet Boston Financial Corporation                       102,978
                                                                 -------------
     Banks (6.8%)
     1,341    AmSouth Bancorporation                                    27,477
     5,656    Bank of America Corporation                              396,236
     4,418    Bank One Corporation                                     161,301
     1,820    BB&T Corporation                                          61,079
       658    Comerica Bank                                             26,649
     2,185    Fifth Third Bancorp                                      116,570
       499    First Tennessee National Corporation                      18,712
       885    Huntington Bancshares, Inc.                               16,788
     7,505    J.P. Morgan Chase & Company                              175,167
     1,605    KeyCorp                                                   38,600
       840    Marshal & Ilsley Corporation                              22,764
     1,638    Mellon Financial Corporation                              37,461
     2,300    National City Bancorp                                     63,940
       600    North Fork BanCorporation                                 19,458
       856    Northern Trust Corporation                                29,275
       860    Regions Financial Corporation                             28,191
     1,296    SouthTrust Corporation                                    33,774
     1,249    State Street Corporation                                  49,448
     1,070    Suntrust Banks, Inc.                                      60,615
     1,131    Synovus Financial Corporation                             21,862
     2,894    The Bank of New York Company, Inc.                        73,218
     7,206    U.S. Bancorp                                             152,047
       730    Union Planters Corporation                                20,601
     5,112    Wachovia Corporation                                     183,879

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   FINANCIAL--CONTINUED
     6,395    Wells Fargo & Company                              $     302,931
       372    Zion Bancorp                                              15,408
                                                                 -------------
                                                                     2,153,451
                                                                 -------------
     Consumer Finance (1.3%)
     4,953    American Express Company                                 175,980
       852    Capital One Financial Corporation                         26,455
     1,787    Household International, Inc.                             48,804
     4,809    MBNA Corporation                                          80,935
       580    SLM Corporation                                           61,613
                                                                 -------------
                                                                       393,787
                                                                 -------------
   Finance -- Diversified (1.6%)
       396    Ambac Financial Group, Inc.                               21,214
     3,746    Fannie Mae                                               242,366
     2,619    Freddie Mac                                              146,612
       839    Janus Capital Group, Inc.                                 10,647
     1,062    John Hancock Financial Services, Inc.                     29,003
       387    MGIC Investment Corporation                               16,691
       570    Moodys Corporation                                        23,872
     1,048    Providian Financial Corporation (b)                        6,697
                                                                 -------------
                                                                       497,102
                                                                 -------------
     Insurance (4.8%)
       995    ACE, Ltd. (c)                                             29,303
       590    Aetna, Inc.                                               25,659
     1,947    AFLAC, Inc.                                               63,063
     2,656    Allstate Corporation                                      93,465
     9,878    American International Group                             534,597
     1,147    AON Corporation                                           21,713
       637    Chubb Corporation                                         34,220
       543    Cigna Corporation                                         23,713
       629    Cincinnati Financial Corporation                          22,512
       982    Hartford Financial Services Group, Inc.                   40,930
       541    Jefferson-Pilot Corporation                               20,828
       643    Lincoln National Corporation                              20,737
       722    Loews Corporation                                         31,782
     2,017    Marsh & McLennan Companies, Inc.                          85,985
       554    MBIA, Inc.                                                22,703
     2,642    MetLife, Inc.                                             70,726
       849    Progressive Corporation                                   41,041
     2,134    Prudential Financial, Inc.                                67,797
       522    Safeco Corporation                                        18,714
     1,256    The Principal Financial Group                             35,922
       864    The St. Paul Companies, Inc.                              28,201

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   FINANCIAL--CONTINUED
       434    Torchmark Corporation                              $      15,581
     3,764    Travelers Property Casualty Corporation                   61,203
       872    Unumprovident Corporation                                 15,234
       585    Wellpoint Health Networks, Inc. (b)                       42,518
       540    XL Capital, Ltd. (c)                                      40,532
                                                                 -------------
                                                                     1,508,679
                                                                 -------------
     Investment Bankers/Brokers (4.7%)
       354    Bear Stearns & Companies, Inc.                            21,966
       674    Block Financial Corporation                               25,538
    19,379    Citigroup, Inc.                                          666,250
     8,708    Comcast Corporation (b)                                  231,894
       971    Franklin Resources, Inc.                                  32,373
     1,805    Goldman Sachs Group, Inc.                                122,920
       889    Lehman Brothers Holdings, Inc.                            48,477
     3,258    Merrill Lynch & Company, Inc.                            114,095
     4,126    Morgan Stanley                                           156,375
       446    T. Rowe Price Associates, Inc.                            11,926
     5,069    The Charles Schwab Corporation                            46,736
                                                                 -------------
                                                                     1,478,550
                                                                 -------------
     Public Finance (.2%)
       510    Countrywide Financial Corporation                         28,132
     1,092    PNC Financial Services Group                              48,092
                                                                 -------------
                                                                        76,224
                                                                 -------------
     Real Estate Investment Trust (.3%)
     1,526    EOP Operation LP                                          36,532
       993    Equity Residential                                        24,269
       685    Simon Property Group, Inc.                                22,399
       752    Starwood Hotels & Resorts Worldwide, Inc.                 17,634
                                                                 -------------
                                                                       100,834
                                                                 -------------
     Savings and Loans (.6%)
       851    Charter One Financial, Inc.                               24,602
       598    Golden West Financial Corporation                         43,971
     3,572    Washington Mutual, Inc.                                  123,055
                                                                 -------------
                                                                       191,628
                                                                 -------------
   HEALTH CARE (13.2%)
     Biotechnology (.9%)
     4,862    Amgen, Inc. (b)                                          247,767
       548    Biogen, Inc. (b)                                          20,961
       799    Genzyme Corporation (b)                                   25,848
                                                                 -------------
                                                                       294,576
                                                                 -------------

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   HEALTH CARE--CONTINUED
     Drugs (6.8%)
     7,292    Bristol-Myers Squibb Company                       $     172,018
     1,701    Cardinal Health, Inc.                                     99,219
       712    Chiron Corporation (b)                                    26,714
     4,230    Eli Lilly & Company                                      254,815
     1,354    Forest Laboratories, Inc. (b)                             70,069
       895    King Pharmaceuticals, Inc. (b)                            13,139
       944    Medimmune, Inc. (b)                                       28,122
     8,469    Merck & Company, Inc.                                    469,098
    23,249    Pfizer, Inc.                                             705,840
     5,520    Schering-Plough Corporation                               99,967
       375    Watson Pharmaceuticals, Inc. (b)                          11,355
     4,988    Wyeth                                                    194,682
                                                                 -------------
                                                                     2,145,038
                                                                 -------------
     Health Care-- Diversified (2.8%)
     5,881    Abbott Laboratories                                      224,184
       484    Allergan, Inc.                                            29,364
     1,481    Healthsouth Corporation (b)                                5,672
    11,201    Johnson & Johnson                                        600,486
     1,836    Tenet Healthcare Corporation (b)                          33,030
                                                                 -------------
                                                                       892,736
                                                                 -------------
     Hospital Management (.3%)
     1,945    HCA, Inc.                                                 83,129
       865    Health Management Associates, Inc.                        16,020
                                                                 -------------
                                                                        99,149
                                                                 -------------
     Managed Care (.5%)
       573    Humana, Inc. (b)                                           5,696
       357    Manor Care, Inc. (b)                                       6,862
     1,092    McKesson HBOC, Inc.                                       31,046
     1,143    UnitedHealth Group, Inc.                                 100,470
                                                                 -------------
                                                                       144,074
                                                                 -------------
     Medical Products/Supplies (1.8%)
       392    AmeriSourceBergen Corporation                             22,814
       187    Bausch & Lomb, Inc.                                        6,218
     2,220    Baxter International, Inc.                                62,560
       944    Becton Dickinson and Company                              30,963
       988    Biomet, Inc.                                              27,606
     1,532    Boston Scientific Corporation (b)                         61,969
       227    C.R. Bard, Inc.                                           12,866
     1,137    Guidant Corporation                                       38,226
     4,618    Medtronic, Inc.                                          207,441

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   HEALTH CARE--CONTINUED
       451    Pall Corporation                                   $       6,995
       666    St. Jude Medical, Inc. (b)                                29,018
       752    Stryker Corporation                                       45,300
       718    Zimmer Holdings, Inc. (b)                                 29,438
                                                                 -------------
                                                                       581,414
                                                                 -------------
     Special Services (.1%)
       564    Anthem, Inc. (b)                                          35,013
                                                                 -------------
   TECHNOLOGY (14.2%)
     Communications Equipment (.5%)
     2,998    ADC Telecommunications, Inc. (b)                           6,895
       370    Andrew Corporation (b)                                     3,419
     1,316    Avaya, Inc. (b)                                            3,316
     1,624    Ciena Corporation (b)                                      9,419
       707    Comverse Technology, Inc. (b)                              6,731
    12,922    Lucent Technologies, Inc. (b)                             24,035
     8,654    Motorola, Inc.                                            69,059
       582    Scientific-Atlanta, Inc.                                   6,460
     1,554    Tellabs, Inc. (b)                                         12,106
                                                                 -------------
                                                                       141,440
                                                                 -------------
     Computer Hardware (3.4%)
     1,331    Apple Computer, Inc. (b)                                  19,113
     2,124    Computer Associates International, Inc.                   28,398
     9,766    Dell Computer Corporation (b)                            233,017
     1,192    Gateway, Inc. (b)                                          3,123
    11,487    Hewlett-Packard Company                                  199,989
     6,379    International Business Machines Corporation              499,029
       335    NCR Corporation (b)                                        6,462
       577    Nvidia Corporation (b)                                     5,955
    11,751    Sun Microsystems, Inc. (b)                                36,311
       869    Symbol Technologies, Inc.                                  7,326
     2,748    Xerox Corporation (b)                                     24,320
                                                                 -------------
                                                                     1,063,043
                                                                 -------------
     Computer Networking (1.3%)
    27,259    Cisco Systems, Inc. (b)                                  364,453
     2,230    Yahoo!, Inc. (b)                                          40,586
                                                                 -------------
                                                                       405,039
                                                                 -------------
     Computer Peripherals (.3%)
     8,295    EMC Corporation (b)                                       63,871
     1,248    Network Appliance, Inc. (b)                               13,491

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   TECHNOLOGY--CONTINUED
       377    QLogic Corporation (b)                             $      12,547
                                                                 -------------
                                                                        89,909
                                                                 -------------
     Computer Services & Software (5.1%)
       866    Adobe Systems, Inc.                                       22,880
    16,865    AOL Time Warner, Inc. (b)                                196,646
       408    Autodesk, Inc.                                             6,096
       881    BMC Software, Inc. (b)                                    15,532
       629    Citrix Systems, Inc. (b)                                   8,680
       646    Computer Sciences Corporation (b)                         19,768
     1,395    Compuware Corporation (b)                                  4,882
       549    Electronic Arts, Inc. (b)                                 28,444
     1,059    IMS Health, Inc.                                          17,844
       324    Mercury Interactive Corporation (b)                       11,492
    20,172    Microsoft Corporation (e)                                957,363
     1,354    Novell, Inc. (b)                                           4,387
    20,207    Oracle Systems (b)                                       243,090
       958    Parametric Technology Corporation (b)                      2,299
     1,181    Peoplesoft, Inc. (b)                                      22,900
       736    Rational Software Corporation (b)                          7,654
     1,799    Siebel Systems, Inc. (b)                                  15,040
     1,047    Sungard Data Systems, Inc. (b)                            20,354
     1,197    Unisys Corporation (b)                                    11,156
                                                                 -------------
                                                                     1,616,507
                                                                 -------------
     Electrical Instruments (.2%)
     1,760    Agilent Technologies, Inc. (b)                            29,005
       761    Applied Biosystems Group - Applera Corporation            13,356
     5,337    JDS Uniphase Corporation (b)                              14,463
       470    Perkin Elmer, Inc.                                         3,666
       328    Tektronix, Inc. (b)                                        5,412
       453    Waters Corporation (b)                                    10,442
                                                                 -------------
                                                                        76,344
                                                                 -------------
     Electrical Semiconductor (2.4%)
     1,259    Advanced Micro Devices (b)                                 6,597
     1,443    Altera Corporation (b)                                    15,844
     1,352    Analog Devices, Inc. (b)                                  32,353
     6,193    Applied Materials, Inc. (b)                               74,130
     1,109    Applied Micro Circuits Corporation (b)                     4,015
     1,040    Broadcom Corporation (b)                                  14,082
    24,995    Intel Corporation                                        391,422
     1,162    Linear Technology Corporation                             30,363
     1,374    LSI Logic Corporation (b)                                  6,059
     2,272    Micron Technology, Inc. (b)                               18,653

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   TECHNOLOGY--CONTINUED
       682    National Semiconductor Corporation (b)             $       9,002
       580    Novellus Systems, Inc. (b)                                17,081
       622    PMC-Sierra, Inc. (b)                                       3,421
       295    Power-One, Inc. (b)                                        1,451
     6,526    Texas Instruments, Inc.                                  103,763
     1,235    Xilinx, Inc. (b)                                          24,441
                                                                 -------------
                                                                       752,677
                                                                 -------------
     Electronics -- Computer Distribution (.2%)
     1,197    Maxim Integrated Products                                 37,287
     1,949    Sanmina Corporation (b)                                    7,133
       220    Thomas & Betts Corporation (b)                             3,714
       344    W.W. Grainger, Inc.                                       16,271
                                                                 -------------
                                                                        64,405
                                                                 -------------
     Equipment Semiconductor (.1%)
       747    Jabil Circuit, Inc. (b)                                   11,661
       710    KLA-Tencor Corporation (b)                                23,174
       663    Teradyne, Inc. (b)                                         6,889
                                                                 -------------
                                                                        41,724
                                                                 -------------
     Service -- Data Processing (.7%)
     1,758    Electronic Data Systems Corporation                       29,798
       511    Equifax, Inc.                                             10,940
     2,850    First Data Corporation                                    98,040
       722    Fiserv, Inc. (b)                                          22,505
       797    Intuit, Inc. (b)                                          35,148
     1,405    Paychex, Inc.                                             35,378
                                                                 -------------
                                                                       231,809
                                                                 -------------
   TRANSPORTATION (1.6%)
     Air Freight (1.0%)
     1,159    FedEx Corporation                                         60,963
     4,203    United Parcel Service, Inc.                              253,567
                                                                 -------------
                                                                       314,530
                                                                 -------------
     Airlines (.1%)
       577    AMR Corporation (b)                                        1,673
       465    Delta Air Lines, Inc.                                      4,250
     2,909    Southwest Airlines Company                                37,962
                                                                 -------------
                                                                        43,885
                                                                 -------------
     Railroads (.5%)
     1,407    Burlington Northern Santa Fe Corporation                  36,540
       801    CSX Corporation                                           22,452

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   TRANSPORTATION--CONTINUED
     1,452    Norfolk Southern Railway Company                   $      28,604
       952    Union Pacific Corporation                                 54,321
                                                                 -------------
                                                                       141,917
                                                                 -------------
     Trucking (--)
       206    Ryder System, Inc.                                         4,641
                                                                 -------------
   UTILITIES (2.7%)
     Electric Companies (2.3%)
     2,051    AES Corporation (b)                                        7,117
       453    Allegheny Energy, Inc. (b)                                 3,805
       580    Ameren Corporation                                        22,811
     1,275    American Electric Power Company, Inc.                     30,115
     1,108    Centerpoint Energy, Inc.                                   7,723
       613    Cinergy Corporation                                       19,432
       543    CMS Energy Corporation (b)                                 3,079
       802    Consolidated Edison Company of New York, Inc.             32,016
       594    Constellation Energy Group                                16,424
     1,147    Dominion Resources, Inc.                                  62,156
       618    DTE Energy Company                                        25,907
     3,336    Duke Energy Corporation                                   56,812
     1,200    Edison International (b)                                  14,796
       821    Entergy Corporation                                       36,493
     1,205    Exelon Corporation                                        61,371
     1,120    Firstenergy Corporation                                   34,944
       722    FPL Group, Inc.                                           42,158
       918    Nisource, Inc.                                            16,313
     1,526    Pacific Gas & Electric Company (b)                        21,059
       350    Pinnacle West Capital Corporation                         10,902
       641    PPL Corporation                                           22,435
       893    Progress Energy, Inc.                                     36,086
       836    Public Service Enterprise Group, Inc.                     29,494
     2,668    Southern Company                                          75,158
       654    Teco Energy, Inc.                                          9,045
     1,215    TXU Corp                                                  22,295
                                                                 -------------
                                                                       719,946
                                                                 -------------
     Natural Gas (.3%)
     1,401    Dynegy, Inc. (b)                                           2,620
     2,259    El Paso Energy Corporation                                19,066
       587    Keyspan Corporation                                       19,958
       487    Kinder Morgan Energy Partners                             21,969
       184    Nicor, Inc.                                                5,787
       158    Peoples Energy Corporation                                 5,816
       787    Sempra Energy                                             18,967

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   UTILITIES--CONTINUED
     1,926    Williams Companies, Inc.                           $       6,240
                                                                 -------------
                                                                       100,423
                                                                 -------------
     Power Products -- Industrial (.1%)
     1,426    Calpine Corporation (b)                                    4,649
     1,520    Mirant Corporation (b)                                     2,675
     1,456    Xcel Energy, Inc.                                         16,045
                                                                 -------------
                                                                        23,369
                                                                 -------------
Total common stock (cost: $31,653,449)                              29,754,909
                                                                 -------------
SHORT-TERM SECURITIES (5.8%)
 1,307,771    Dreyfus Cash Management Plus Funds, current rate
              1.224%                                                 1,307,771
   526,724    Federated Money Market Obligations Trust-- Prime
              Obligation Fund, current rate 1.280%                     526,724
    10,563    Wells Fargo & Company Cash Fund I, current rate
              .944%                                                     10,563
                                                                 -------------
              Total short-term securities
              (cost: $1,845,058)                                     1,845,058
                                                                 -------------
              Total investments in securities
              (cost: $33,498,507) (d)                            $  31,599,967
                                                                 =============

NOTES TO INVESTMENTS IN SECURITIES
(a) Securities are valued by procedures described in note 2 to the financial statements.
(b)  Presently non-income producing.
(c) The Fund held .75% of net assets in foreign securities as of January 31, 2003.
(d) At January 31, 2003 the cost of securities for federal income tax purposes was $34,191,629. The aggregate unrealized appreciation and depreciation of investments in securities based on this cost were:

     Gross unrealized appreciation                               $   4,741,510
     Gross unrealized depreciation                                  (7,333,172)
                                                                 -------------
     Net unrealized depreciation                                 $  (2,591,662)
                                                                 =============

(e) Partially pledged as initial margin deposit on open stock index Futures purchase contracts (see note 6 to the financial statements).

                 See accompanying notes to financial statements.

                                            Advantus Real Estate Securities Fund
                                                       Investments in Securities
                                                                JANUARY 31, 2003
                                                                     (UNAUDITED)
           (Percentages of each investment category relate to total net assets.)

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
COMMON STOCK (93.0%)
   CONSUMER CYCLICAL (2.5%)
     Building Materials (.7%)
    13,580    Brookfield Homes Corporation                       $     142,861
     2,100    Ryland Group, Inc.                                        83,244
     3,200    Standard Pacific Corporation                              80,800
                                                                 -------------
                                                                       306,905
                                                                 -------------
     Lodging -- Hotel (1.8%)
    21,900    Extended Stay America, Inc. (b)                          257,325
    24,600    Hilton Hotels                                            288,066
    29,300    Prime Hospitality Corporation (b)                        222,387
                                                                 -------------
                                                                       767,778
                                                                 -------------
   FINANCIAL (89.9%)
     Real Estate (10.6%)
   101,140    Boardwalk Equities, Inc. (c)                             950,716
    71,700    Brookfield Properties Corporation (c)                  1,305,657
    51,200    Catellus Development Corporation (b)                   1,012,224
    22,200    Forest City Enterprises                                  735,930
    14,900    St. Joe Company                                          425,246
                                                                 -------------
                                                                     4,429,773
                                                                 -------------
     Real Estate Investment Trust -- Apartments (10.1%)
    33,920    Apartment Investment & Management Company              1,232,992
    23,200    Archstone-Smith Trust                                    515,040
     7,300    Avalonbay Communities, Inc.                              268,640
    10,500    Camden Property Trust                                    330,750
    33,100    Equity Residential                                       808,964
    10,900    Essex Property Trust, Inc.                               550,232
     7,700    Gables Residential Trust                                 192,731
     7,800    Summit Properties, Inc.                                  140,790
     4,900    Sun Communities, Inc.                                    170,275
                                                                 -------------
                                                                     4,210,414
                                                                 -------------
     Real Estate Investment Trust -- Diversified (9.6%)
    12,700    American Mortgage Acceptance Corporation                 179,705
    12,100    Capital Automotive Reit                                  282,051
    28,400    Entertainment Properties Trust                           667,400
    19,700    iStar Financial, Inc.                                    551,403
     7,100    Liberty Property Trust                                   212,929
    26,400    Newcastle Investment Corporation                         422,664
    26,500    Vornado Realty Trust                                     914,250
     7,800    WCI Communities, Inc.                                     69,576
    97,700    Winston Hotels, Inc.                                     762,060
                                                                 -------------
                                                                     4,062,038
                                                                 -------------

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   FINANCIAL--(CONTINUED)
     Real Estate Investment Trust-- Hotels (2.7%)
    45,000    Host Marriott Corporation (b)                      $     366,750
    40,100    Innkeepers USA Trust                                     293,131
    11,400    Meristar Hospitality Corporation                          64,980
    16,400    Starwood Hotels & Resorts Worldwide, Inc.                384,580
                                                                 -------------
                                                                     1,109,441
                                                                 -------------
     Real Estate Investment Trust-- Office Property (17.0%)
     3,400    Alexandria Real Estate Equities                          140,590
    30,000    Arden Realty, Inc.                                       631,800
    22,700    Boston Properties, Inc.                                  814,930
    23,500    Brandywine Realty Trust                                  470,000
    52,900    Carramerica Realty Corporation                         1,270,129
    60,100    EOP Operation LP                                       1,438,794
     7,200    Great Lakes REIT, Inc.                                   116,280
    37,700    Highwoods Properties, Inc.                               836,186
    14,100    Mission West Properties, Inc.                            131,835
    15,200    Prentiss Properties Trust                                404,776
    10,700    Reckson Associates Realty Corporation                    218,280
     9,126    Reckson Associates Realty Corporation B                  189,456
     7,900    SL Green Realty Corporation                              238,738
    25,800    Trizec Properties, Inc.                                  235,038
                                                                 -------------
                                                                     7,136,832
                                                                 -------------
     Real Estate Investment Trust-- Shopping Centers (27.0%)
    26,100    CBL & Associates Properties, Inc.                      1,003,545
    10,500    Chelsea Property Group, Inc.                             357,315
    54,800    Developers Diversified Realty Corporation              1,228,616
    49,100    Equity One, Inc.                                         641,737
    30,300    General Growth Properties, Inc.                        1,499,850
    32,100    Glimcher Realty Trust                                    562,713
    22,450    Kimco Realty Corporation                                 704,930
    36,100    Mid-Atlantic Realty Trust                                612,617
    37,800    Mills Corporation                                      1,058,400
     8,400    Pan Pacific Retail Properties, Inc.                      307,440
    19,400    Ramco Gershenson                                         387,612
    40,900    Simon Property Group, Inc.                             1,337,430
    41,600    The Rouse Company                                      1,319,968
    25,500    Urstadt Biddle Properties                                284,325
                                                                 -------------
                                                                    11,306,498
                                                                 -------------

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   FINANCIAL--(CONTINUED)
     Real Estate Investment Trust-- Warehouse/Industrial (12.9%)
    19,700    First Industrial Realty Trust                      $     534,855
    14,500    Mack-Cali Realty Corporation                             413,250
    33,800    P.S. Business Parks, Inc.                              1,059,630
   104,062    Prologis                                               2,585,941
    25,400    Public Storage, Inc.                                     786,130
                                                                 -------------
                                                                     5,379,806
                                                                 -------------
   HEALTH CARE (.6%)
     Managed Care (.6%)
    20,300    Vencor, Inc.                                             230,405
                                                                 -------------
Total common stock (cost: $37,994,078)                              38,939,890
                                                                 -------------
SHORT-TERM SECURITIES (3.5%)
     1,469    Blackrock Provident Institutional TempFund,
              current rate 1.204%                                        1,469
 1,425,042    Dreyfus Cash Management Plus Funds,
              current rate 1.224%                                    1,425,042
       163    Federated Prime Obligation Fund, current rate
              1.280%                                                       163
    27,923    Wells Fargo & Company-- Cash Investment Fund I,
              current rate 1.280%                                       27,924
                                                                 -------------
              Total short-term securities
              (cost: $1,454,598)                                     1,454,598
                                                                 -------------
              Total investments in securities
              (cost: $39,448,676) (d)                            $  40,394,488
                                                                 =============

NOTES TO INVESTMENTS IN SECURITIES
(a) Securities are valued by procedures described in note 2 to the financial statements.
(b)  Presently non-income producing.
(c) The Fund held 5.4% of net assets in foreign securities as of January 31, 2003.
(d) At January 31, 2003 the cost of securities for federal income tax purposes was $40,469,665. The aggregate unrealized appreciation and depreciation of investments in securities based on this cost were:

     Gross unrealized appreciation                               $   1,010,737
     Gross unrealized depreciation                                  (1,085,914)
                                                                 -------------
     Net unrealized depreciation                                 $     (75,177)
                                                                 =============

                 See accompanying notes to financial statements.

Advantus Venture FundInvestments in Securities
JANUARY 31, 2003
(UNAUDITED)
(Percentages of each investment category relate to total net assets.)

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
COMMON STOCK (99.8%)
   BASIC MATERIALS (16.7%)
     Agriculture Products (1.6%)
    10,400    Bunge, Ltd.                                        $     270,400
    11,300    Corn Products International, Inc.                        338,435
    14,800    NCO Group, Inc. (b)                                      211,640
                                                                 -------------
                                                                       820,475
                                                                 -------------
     Chemicals (6.7%)
   113,800    Agrium, Inc. (c)                                       1,233,592
    42,055    American Pacific Corporation (b)                         396,158
     2,600    Cabot Microcelectronics Corporation (b)                  114,140
     3,700    Cambrex Corporation                                       95,090
    29,400    IMC Global, Inc.                                         287,238
    40,900    Methanex Corporation (c)                                 374,235
    12,900    Minerals Technologies, Inc.                              511,485
    39,300    Omnova Solutions, Inc.                                   137,550
    18,400    PolyOne Corporation                                       64,768
     7,200    Spartech Corporation                                     140,400
     6,032    Stepan Company                                           141,631
                                                                 -------------
                                                                     3,496,287
                                                                 -------------
     Construction (1.1%)
    18,900    Martin Marietta Materials, Inc.                          551,880
                                                                 -------------
     Iron and Steel (2.7%)
    24,500    AK Steel Corporation (b)                                 155,575
    41,900    Allegheny Technologies, Inc.                             191,483
     5,500    Cleveland-Cliffs, Inc.                                   112,695
     6,500    GrafTech International, Ltd. (b)                          25,025
    25,100    NS Group, Inc. (b)                                       168,672
    30,400    United States Steel Corporation                          436,240
    16,500    Valmont Industries, Inc. (b)                             347,325
                                                                 -------------
                                                                     1,437,015
                                                                 -------------
     Mining (2.7%)
    34,800    Phelps Dodge Corporation (b)                           1,202,340
    33,000    Stillwater Mining Company (b)                            141,240
    51,700    Titanium Metals Corporation (b)                           96,162
                                                                 -------------
                                                                     1,439,742
                                                                 -------------

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   BASIC MATERIALS--(CONTINUED))
     Paper and Forest (1.9%)
    13,000    Caraustar Industries, Inc.                         $      98,670
    40,600    Graphic Packaging International Corporation (b)          234,262
    23,000    Louisiana-Pacific Corporation (b)                        167,900
    22,300    Packaging Corporation of America (b)                     373,971
     3,300    Rayonier, Inc.                                           139,854
                                                                 -------------
                                                                     1,014,657
                                                                 -------------
   CAPITAL GOODS (21.8%)
     Aerospace/Defense (3.0%)
    59,700    AAR Corporation                                          284,172
    13,000    Esterline Technologies Corporation                       206,700
    27,900    Orbital Science (b)                                      152,055
     7,000    Precision Castparts Corporation                          177,310
    18,800    Teledyne Technologies, Inc. (b)                          235,940
    11,800    Triumph Group, Inc. (b)                                  297,360
     9,000    United Dominion Industries, Ltd. (b)                     213,750
                                                                 -------------
                                                                     1,567,287
                                                                 -------------
     Electrical Equipment (2.5%)
    61,800    Technitrol, Inc.                                         983,238
    21,400    Trimble Navigation, Ltd. (b)                             349,462
                                                                 -------------
                                                                     1,332,700
                                                                 -------------
     Engineering/Construction (2.3%)
    13,700    Dycom Industries, Inc. (b)                               176,045
    25,100    ElkCorp                                                  436,740
    20,700    Granite Construction, Inc.                               314,640
    23,200    Joy Global, Inc. (b)                                     257,288
                                                                 -------------
                                                                     1,184,713
                                                                 -------------
     Machinery (5.2%)
     7,200    Agco Corporation (b)                                     128,880
    25,500    Asyst Technologies, Inc. (b)                             175,950
     3,600    Denison International PLC (b) (c)                         54,720
    36,600    Hanover Compressor Company (b)                           341,478
    68,600    JLG Industries, Inc.                                     428,750
    29,100    Kadant, Inc. (b)                                         481,023
     6,800    Regal Beloit Corporation                                 130,560
    81,200    Wabtec Corporation                                       974,400
                                                                 -------------
                                                                     2,715,761
                                                                 -------------

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   CAPITAL GOODS--(CONTINUED)
     Manufacturing (5.3%)
     5,900    Acuity Brands, Inc.                                $      78,175
     8,800    Excel Technology, Inc. (b)                               158,488
    17,300    Flowserve Corporation (b)                                202,756
     3,100    GSI Group, Inc. (b) (c)                                   15,965
    29,800    Maverick Tube Corporation (b)                            457,132
     7,100    Pentair, Inc.                                            260,783
     5,200    Roper Industries, Inc.                                   181,012
    12,200    RTI International Metals, Inc.                           125,782
    20,300    Steelcase, Inc.                                          213,759
    21,000    Stewart & Stevenson Services, Inc. (b)                   302,610
    10,600    Tredegar Corporation                                     134,620
    30,100    Trinity Industries, Inc.                                 523,439
     6,200    York International Corporation                           147,312
                                                                 -------------
                                                                     2,801,833
                                                                 -------------
     Metal Fabrication (.9%)
    48,201    Ladish Company, Inc. (b)                                 291,616
    17,204    Penn Engineering & Manufacturing Corporation             197,330
                                                                 -------------
                                                                       488,946
                                                                 -------------
     Trucks and Parts (2.6%)
     8,600    Cummins Engine Company, Inc.                             212,420
    47,200    Navistar International Corporation (b)                 1,136,104
                                                                 -------------
                                                                     1,348,524
                                                                 -------------
   COMMUNICATION SERVICES (.5%)
     Telephone (.5%)

    63,700    PTEK Holdings, Inc. (b)                                  244,608
                                                                 -------------
   CONSUMER CYCLICAL (13.6%)
     Auto (3.7%)

    38,600    American Axle & Manufacturing Holdings (b)               971,562
     6,500    Borg-Warner Automotive, Inc.                             348,075
    15,200    Cooper Tire and Rubber Company                           217,360
     8,500    Lear Corporation (b)                                     342,550
    63,093    Titan International, Inc.                                 68,141
                                                                 -------------
                                                                     1,947,688
                                                                 -------------
     Leisure (2.5%)
    16,300    Callaway Golf Company                                    195,274
     3,900    International Game Technology (b)                        307,593
    45,600    Six Flags, Inc. (b)                                      245,784
    35,420    Steinway Musical Instruments, Inc. (b)                   544,760
                                                                 -------------
                                                                     1,293,411
                                                                 -------------

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   CONSUMER CYCLICAL--(CONTINUED)
     Publishing (4.2%)
    11,500    Belo Corporation                                   $     246,100
     5,600    Bowne & Company, Inc.                                     61,152
    56,600    Hollinger International, Inc.                            550,152
    22,300    Journal Register Company (b)                             379,769
    74,900    Readers Digest Association                               964,712
                                                                 -------------
                                                                     2,201,885
                                                                 -------------
     Retail (.7%)
     6,000    Barnes & Noble, Inc. (b)                                 104,400
     1,200    Brookstone, Inc.                                          17,604
     8,500    Dillards, Inc.                                           127,500
    10,140    Whitehall Jewellers, Inc. (b)                            102,110
                                                                 -------------
                                                                       351,614
                                                                 -------------
     Service (2.2%)
    35,300    Argosy Gaming Company (b)                                612,455
    47,200    Integrated Electrical Services, Inc. (b)                 205,320
     6,300    Mandalay Resort Group (b)                                161,847
    30,100    Stewart Enterprises, Inc.                                159,229
                                                                 -------------
                                                                     1,138,851
                                                                 -------------
     Textiles (.3%)
     6,100    Kellwood Company                                         144,753
                                                                 -------------
   CONSUMER STAPLES (5.2%)
     Broadcasting (.7%)
     4,400    Cox Enterprises (b)                                      106,788
    11,700    Entravision Communication Corporation (b)                118,170
    12,500    Gray Television, Inc.                                    125,625
                                                                 -------------
                                                                       350,583
                                                                 -------------
    Food (.8%)
     6,800    Del Monte Foods Company (b)                               56,916
     9,500    Interstate Bakeries Corporation                          138,700
    25,900    Wild Oats Markets, Inc.                                  214,711
                                                                 -------------
                                                                       410,327
                                                                 -------------
     Household Products (.3%)
     9,400    Tupperware Corporation                                   145,324
                                                                 -------------
    Personal Care (.7%)
    19,700    Bally Total Fitness (b)                                  164,298
    19,500    Steiner Leisure, Ltd. (b)                                228,735
                                                                 -------------
                                                                       393,033
                                                                 -------------

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   CONSUMER STAPLES--(CONTINUED)
     Restaurants (.2%)
    10,000    Ryan's Family Steak House, Inc. (b)                $     106,000
                                                                 -------------
     Retail (.7%)
    11,600    Duane Reade, Inc. (b)                                    156,368
     9,700    Longs Drug Stores Corporation                            206,901
                                                                 -------------
                                                                       363,269
                                                                 -------------
     Service (1.8%)
    29,300    Heidrick & Struggles International (b)                   378,849
     1,300    John H. Harland Company                                   28,665
    31,400    Tetra Tech, Inc. (b)                                     403,490
     5,400    Valassis Communications, Inc.                            125,604
                                                                 -------------
                                                                       936,608
                                                                 -------------
   ENERGY (6.8%)
     Mining (1.3%)
    27,000    Peabody Holding Company                                  689,850
                                                                 -------------
     Oil (.9%)
    46,900    Newpark Resources, Inc. (b)                              187,600
    16,600    NUI Corporation                                          264,770
                                                                 -------------
                                                                       452,370
                                                                 -------------
     Oil & Gas (4.6%)
    21,700    Cabot Oil & Gas Corporation                              510,167
    50,700    Canadian 88 Energy Corporation (b) (c)                    78,585
    20,200    Core Laboratories NV (b) (c)                             248,460
    44,900    Global Industries, Ltd. (b)                              166,130
    10,000    Nuevo Energy Company (b)                                 114,300
    27,100    Ocean Energy, Inc.                                       507,583
     4,500    Stone Energy Corporation (b)                             153,045
    19,600    Vintage Petroleum, Inc.                                  212,268
    28,100    W-H Energy Services, Inc. (b)                            435,550
                                                                 -------------
                                                                     2,426,088
                                                                 -------------
   FINANCIAL (3.3%)
     Banks (.4%)
    12,266    Staten Island Bancorp, Inc.                              225,449
                                                                 -------------
     Consumer Finance (.5%)
    11,700    American Capital Strategies Ltd.                         271,908
                                                                 -------------
     Finance-- Diversified (.3%)
     8,500    Dollar Thrifty Auto Group, Inc. (b)                      169,830
                                                                 -------------

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   FINANCIAL--(CONTINUED)
     Insurance (1.3%)
     5,503    Fidelity National Finance                          $    185,561
    15,500    Hub International, Ltd. (c)                              228,625
     6,500    Odyssey Reinsurance Holdings Corporation                 110,695
     3,600    Platinum Underwriters Holdings                            88,740
     2,300    RLI Corporation                                           63,526
                                                                 -------------
                                                                       677,147
                                                                 -------------
     Real Estate Investment Trust (.5%)
    11,000    Heritage Property Investment Trust                       268,950
                                                                 -------------
     Savings and Loans (.3%)
     4,100    First Niagra Financial Group (b)                          47,560
     3,872    New York Community Bancorp, Inc.                         114,301
                                                                 -------------
                                                                       161,861
                                                                 -------------
   HEALTH CARE (1.5%)
     Biotechnology (.3%)
    10,688    Invivo Corporation (b)                                   157,434
                                                                 -------------
     Drugs (.3%)
    15,000    Sangstat Medical Corporation (b)                         160,650
                                                                 -------------
     Hospital Management (.7%)
     6,500    Community Health Systems (b)                             123,630
     4,300    Lifepoint Hospitals, Inc. (b)                            110,510
    21,100    Province Healthcare Company (b)                          139,260
                                                                 -------------
                                                                       373,400
                                                                 -------------
     Medical Products/Supplies (.2%)
    35,700    Aradigm Corporation (b)                                   41,055
     8,600    ArthoCare Corporation (b)                                 88,494
                                                                 -------------
                                                                       129,549
                                                                 -------------
   TECHNOLOGY (23.3%)
     (.2%)
    35,900    Carreker Corporation (b)                                 102,674
                                                                 -------------
     Communications Equipment (2.4%)
    25,300    Anaren Microwave, Inc. (b)                               196,075
     6,500    Anixter International, Inc. (b)                          146,250
    21,600    Commscope, Inc. (b)                                      182,952
    32,700    Inet Technologies, Inc. (b)                              253,719
    33,100    Plantronics, Inc. (b)                                    471,013
                                                                 -------------
                                                                     1,250,009
                                                                 -------------

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   TECHNOLOGY--(CONTINUED)
     Computer Hardware (.5%)
    37,400    Natural Microsystems Corporation (b)               $      56,474
     4,600    SanDisk Corporation (b)                                   70,159
    47,100    Simple Technology (b)                                    117,750
                                                                 -------------
                                                                       244,383
                                                                 -------------
     Computer Peripherals (1.9%)
    31,500    Electronics For Imaging, Inc. (b)                        548,100
    18,600    Hutchinson Technology, Inc. (b)                          424,266
                                                                 -------------
                                                                       972,366
                                                                 -------------
     Computer Services & Software (2.5%)
    41,600    Earthlink, Inc. (b)                                      220,896
    10,600    Hall Kinion & Associates, Inc. (b)                        26,182
    47,100    McData Corporation (b)                                   371,619
    24,800    Micros Systems, Inc. (b)                                 544,112
     8,400    Proquest Company (b)                                     133,644
                                                                 -------------
                                                                     1,296,453
                                                                 -------------
     Electrical Instruments (4.3%)
    40,000    BEI Technologies, Inc. (b)                               402,480
    13,300    Benchmark Electronics, Inc. (b)                          432,250
    28,400    Cognex Corporation (b)                                   604,068
    22,800    Coherent, Inc. (b)                                       450,528
    11,000    Credence Systems Corporation (b)                          86,130
    16,600    LeCroy Corporation (b)                                   181,936
     6,900    Littelfuse, Inc. (b)                                     122,130
     7,800    Opticnet, Inc. (b)                                           624
                                                                 -------------
                                                                     2,280,146
                                                                 -------------
     Electrical Semiconductor (6.0%)
    21,800    Actel Corporation (b)                                    325,910
    51,800    Chippac, Inc. (b)                                        134,680
    32,300    Cypress Semiconductor Corporation (b)                    169,575
    19,600    Entegris, Inc. (b)                                       209,544
    12,600    Helix Technology Corporation                             108,360
    37,800    Triquint Semiconductor, Inc. (b)                         123,228
    53,800    Varian Semiconductor Equipment Associates, Inc. (b)    1,395,572
    50,100    Veeco Instruments, Inc. (b)                              701,400
                                                                 -------------
                                                                     3,168,269
                                                                 -------------

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
   TECHNOLOGY--(CONTINUED)
     Electronics-- Computer Distribution (2.2%)
       600    Avnet, Inc.                                        $       6,234
    14,200    AVX Corporation                                          124,960
    11,100    CoorsTek, Inc.                                           285,714
    62,000    Kemet Corporation (b)                                    471,200
    17,000    Thomas & Betts Corporation (b)                           286,960
                                                                 -------------
                                                                     1,175,068
                                                                 -------------
     Equipment Semiconductor (2.9%)
    35,700    Advanced Technology Materials, Inc. (b)                  634,389
     4,800    August Technology Corporation (b)                         18,288
    55,900    Brooks-PRI Automation, Inc. (b)                          586,950
    20,200    MKS Instruments, Inc. (b)                                273,508
                                                                 -------------
                                                                     1,513,135
                                                                 -------------
     Service-- Data Processing (.4%)
    44,000    Ciber, Inc. (b)                                          221,760
                                                                 -------------
   TRANSPORTATION (7.1%)
     Air Freight (1.7%)
    70,000    EGL, Inc. (b)                                            916,300
                                                                 -------------
     Airlines (2.8%)
    16,700    Alaska Airgroup, Inc. (b)                                330,159
    30,900    ExpressJet Holdings, Inc. (b)                            330,630
    34,500    Frontier Airlines, Inc. (b)                              156,975
   129,000    Mesa Air Group, Inc. (b)                                 565,020
    27,500    Midwest Express Holdings, Inc. (b)                       104,775
                                                                 -------------
                                                                     1,487,559
                                                                 -------------
     Railroads (1.1%)
    23,700    GATX Corporation                                         451,959
    21,400    Railamerica, Inc. (b)                                    132,680
                                                                 -------------
                                                                       584,639
                                                                 -------------
     Shipping (.6%)
     7,600    Teekay Shipping Corporation (c)                          296,476
                                                                 -------------
     Transport Services (.9%)
   100,700    OMI Corporation (b)                                      456,171
                                                                 -------------
Total common stock (cost: $61,400,611)                           $  52,357,668
                                                                 -------------

              See accompanying notes to investments in securities.

                                                                        MARKET
SHARES                                                                VALUE(a)
------                                                                --------
SHORT-TERM SECURITIES (.5%)
   289,650    Wells Fargo & Company-- Cash Investment Fund I,
              current rate 1.280%                                $     289,650
                                                                 -------------
              Total short-term securities
              (cost: $289,650)                                         289,650
                                                                 -------------
              Total investments in securities
              (cost: $61,690,261) (d)                            $  52,647,318
                                                                 =============

NOTES TO INVESTMENTS IN SECURITIES
(a) Securities are valued by procedures described in note 2 to the financial statements.
(b)  Presently non-income producing.
(c) The Fund held 4.8% of net assets in foreign securities as of January 31, 2003.
(d) At January 31, 2003 the cost of securities for federal income tax purposes was $62,183,134. The aggregate unrealized appreciation and depreciation of investments in securities based on this cost were:

     Gross unrealized appreciation                               $   4,857,057
     Gross unrealized depreciation                                 (14,392,873)
                                                                 -------------
     Net unrealized depreciation                                 $  (9,535,816)
                                                                 =============

                 See accompanying notes to financial statements.

                 (This page has been left blank intentionally.)

Advantus Equity Funds

Statement of Assets and Liabilities                 JANUARY 31, 2003 (UNAUDITED)

                                                                                 CORNERSTONE       ENTERPRISE        HORIZON
                                                                                     FUND             FUND            FUND
                                                                                --------------   -------------   --------------
                                   ASSETS
Investments in securities, at market value - see accompanying
  schedule for detailed listing*+                                               $   62,740,476   $  30,250,675   $   25,880,983
Receivable for Fund shares sold                                                          1,575           1,508            2,436
Receivable for investment securities sold                                              561,898         774,194          593,972
Accrued interest receivable                                                                257           3,380              178
Dividends receivable                                                                   117,023           3,444           29,443
Variation margin receivable (note 2)                                                         -               -                -
Collateral for securities loaned (note 7)                                            1,311,278       4,595,168          886,441
Other receivables                                                                        3,327               -              310
                                                                                --------------   -------------   ---------------
     Total assets                                                                   64,735,834      35,628,369       27,393,763
                                                                                --------------   -------------   ---------------
                                   LIABILITIES

Payable for investment securities purchased                                            984,088         468,799          343,518
Payable for Fund shares redeemed                                                        36,310          21,713           50,433
Payable to Adviser                                                                      72,771          41,842           31,981
Other payable                                                                                -              72                -
Payable upon return of securities loaned (note 7)                                    1,311,278       4,595,168          886,441
                                                                                --------------   -------------   --------------
     Total liabilities                                                               2,404,447       5,127,593        1,312,373
                                                                                --------------   -------------   --------------
Net assets applicable to outstanding capital stock                              $   62,331,387   $  30,500,777   $   26,081,390
                                                                                ==============   =============   ==============
Represented by:
   Capital stock - authorized 10 billion shares (Class A - 2 billion shares,
     Class B - 2 billion shares, Class C - 2 billion shares and 4 billion
       shares unallocated) of $.01 par value                                    $       56,645   $      48,055   $       25,285
   Additional paid-in capital                                                       79,134,161      57,599,950       43,104,958
   Undistributed (distributions in excess of) net investment income                     48,605        (202,850)         (50,460)
   Accumulated net realized gains (losses) from investments                         15,363,357     (19,617,584)     (17,905,645)
   Unrealized appreciation (depreciation) on investments                            (1,544,667      (7,326,794)         907,252
                                                                                --------------   -------------   --------------
     Total - representing net assets applicable to outstanding capital stock    $   62,331,387   $  30,500,777   $   26,081,390
                                                                                ==============   =============   ==============
Net asset applicable to outstanding Class A Shares                              $   56,613,704   $  27,226,762   $   19,431,534
                                                                                ==============   =============   ==============
Net asset applicable to outstanding Class B Shares                              $    5,135,231   $   2,909,575   $    6,116,557
                                                                                ==============   =============   ==============
Net asset applicable to outstanding Class C Shares                              $      582,452   $     364,440   $      533,299
                                                                                ==============   =============   ==============
Net asset value per share:

   Class A                                                                      $        11.02   $        6.43   $        10.57
                                                                                ==============   =============   ==============
   Class B                                                                      $        10.83   $        5.75   $         9.63
                                                                                ==============   =============   ==============
   Class C                                                                      $        10.80   $        5.74   $         9.70
                                                                                ==============   =============   ==============
Shares outstanding:
   Class A                                                                           5,136,332       4,235,464        1,838,247
                                                                                ==============   =============   ==============
   Class B                                                                             474,280         506,452          635,288
                                                                                ==============   =============   ==============
   Class C                                                                              53,940          63,489           54,966
                                                                                ==============   =============   ==============
* Identified cost                                                               $   64,285,143   $  37,577,469   $   24,973,731
+ Including securities on loan of                                               $    1,281,474   $   4,348,047   $      849,936

                                                                                                  REAL ESTATE
                                                                                     INDEX 500     SECURITES       VENTURE
                                                                                       FUND          FUND           FUND
                                                                                ---------------- -------------   --------------
                                   ASSETS
Investments in securities, at market value - see accompanying
  schedule for detailed listing*+                                               $   31,599,967   $  40,394,488   $   52,647,318
Receivable for Fund shares sold                                                         33,899       1,724,457           13,837
Receivable for investment securities sold                                                1,963         245,771          400,592
Accrued interest receivable                                                                 57             534            2,673
Dividends receivable                                                                    47,079          51,227           11,617
Variation margin receivable (note 2)                                                    31,605               -                -
Collateral for securities loaned (note 7)                                              990,363       2,777,920        7,017,993
Other receivables                                                                       15,836           3,433            2,219
                                                                                --------------   -------------   --------------
     Total assets                                                                   32,720,769      45,197,830       60,096,249
                                                                                --------------   -------------   --------------
LIABILITIES

Payable for investment securities purchased                                                  -         509,477          314,970
Payable for Fund shares redeemed                                                       199,147             681          226,337
Payable to Adviser                                                                      33,528          51,179           72,604
Other payable                                                                                -             811                -
Payable upon return of securities loaned (note 7)                                      990,363       2,777,920        7,017,993
                                                                                --------------   -------------   --------------
     Total liabilities                                                               1,223,038       3,340,068        7,631,904
                                                                                --------------   -------------   --------------
Net assets applicable to outstanding capital stock                              $   31,497,731   $  41,857,762   $   52,464,345
                                                                                ==============   =============   ==============
Represented by:
   Capital stock - authorized 10 billion shares (Class A - 2 billion shares,
     Class B - 2 billion shares, Class C - 2 billion shares and 4 billion
       shares unallocated) of $.01 par value                                    $       28,190   $      38,188   $       51,060
   Additional paid-in capital                                                       39,717,606      42,335,974       61,500,778
   Undistributed (distributions in excess of) net investment income                     17,216         169,076         (240,939)
   Accumulated net realized gains (losses) from investments                         (6,269,079)     (1,631,288)         196,389
   Unrealized appreciation (depreciation) on investments                            (1,996,202)        945,812       (9,042,943)
                                                                                --------------   -------------   --------------
     Total - representing net assets applicable to outstanding capital stock    $   31,497,731   $  41,857,762   $   52,464,345
                                                                                ==============   =============   ==============
Net asset applicable to outstanding Class A Shares                              $   17,296,639   $  40,318,078   $   47,214,570
                                                                                ==============   =============   ==============
Net asset applicable to outstanding Class B Shares                              $   12,715,367   $   1,539,684   $    4,259,417
                                                                                ==============   =============   ==============
Net asset applicable to outstanding Class C Shares                              $    1,485,725   $           -   $      990,358
                                                                                ==============   =============   ==============
Net asset value per share:

   Class A                                                                      $        11.27   $       10.96   $        10.31
                                                                                ==============   =============   ==============
   Class B                                                                      $        11.06   $       10.92   $         9.95
                                                                                ==============   =============   ==============
   Class C                                                                      $        11.04   $           -   $        10.01
                                                                                ==============   =============   ==============
Shares outstanding:
   Class A                                                                           1,535,040       3,677,849        4,579,202
                                                                                ==============   =============   ==============
   Class B                                                                           1,149,368         140,992          427,885
                                                                                ==============   =============   ==============
   Class C                                                                             134,603               -           98,944
                                                                                ==============   =============   ==============
* Identified cost                                                               $   33,498,507   $  39,448,676   $   61,690,261
+ Including securities on loan of                                               $      942,641   $   2,660,063   $    6,587,023

                 See accompanying notes to financial statements.

Advantus Equity Funds

Statement of Operations
                      PERIOD FROM AUGUST 1, 2002 TO JANUARY 31, 2003 (UNAUDITED)

                                                                                CORNERSTONE        ENTERPRISE         HORIZON
                                                                                   FUND               FUND              FUND
                                                                               --------------    --------------    --------------
Investment income:
  Interest                                                                     $        7,640    $       18,029    $        3,813
  Dividends                                                                           766,301            19,562           167,470
   Income from securities lending activities                                            1,729             4,610               629
                                                                               --------------    --------------    --------------
      Total investment income                                                         775,670            42,201           171,924
                                                                               --------------    --------------    --------------
Expenses (note 4):
  Investment advisory fee                                                             221,879           109,711           100,536
  Rule 12b-1 fees - Class A                                                            71,382            34,770            26,492
  Rule 12b-1 fees - Class B                                                            28,262            15,630            34,618
  Rule 12b-1 fees - Class C                                                             3,179             2,021             3,038
  Administrative services fee                                                          37,200            37,200            37,200
  Transfer agent and shareholder services fees                                         78,609            57,882           125,357
  Custodian fees                                                                        2,888             5,094             3,211
  Auditing and accounting services                                                      9,795             9,795             8,997
  Legal fees                                                                            4,908             5,129             5,326
  Directors' fees                                                                         841               424               378
  Registration fees                                                                    20,000            22,500            21,000
  Printing and shareholder reports                                                     10,278             8,455            14,391
  Insurance                                                                             1,367             1,191             1,191
  Other                                                                                 4,389             4,830             1,887
                                                                               --------------    --------------    --------------
Total expenses                                                                        494,977           312,831           386,565
Less fees and expenses waived or absorbed by Adviser and Distributor:
  Class A Rule 12b-1 fees                                                                   -              (148)                -
  Other waived fees                                                                   (78,354)          (67,632)         (164,181)
                                                                               --------------    --------------    --------------
      Total fees and expenses waived or absorbed                                      (78,354)          (67,780)         (164,181)
                                                                               --------------    --------------    --------------
      Total net expenses                                                              416,623           245,051           222,384
                                                                               --------------    --------------    --------------
      Investment income (loss) - net                                                  359,047          (202,850)          (50,460)
                                                                               --------------    --------------    --------------
Realized and unrealized gains (losses) on investments (note 3):
    Net realized gains (losses) on:
     Security transactions                                                         (4,640,219)       (2,370,125)         (832,625)
     Futures contracts (note 2)                                                             -                 -                 -
                                                                               --------------    --------------    --------------
                                                                                   (4,640,219)       (2,370,125)         (832,625)
   Net change in unrealized appreciation or depreciation on investments               210,428         2,485,459          (823,040)
                                                                               --------------    --------------    --------------
      Net gains (losses) on investments                                            (4,429,791)          115,334        (1,655,665)
                                                                               --------------    --------------    --------------
Net increase (decrease) in net assets resulting from operations                    (4,070,744)          (87,516)       (1,706,126)
                                                                               ==============    ==============    ==============

                 See accompanying notes to financial statements.

                                                                                                   REAL ESTATE
                                                                                 INDEX 500         SECURITIES          VENTURE
                                                                                   FUND               FUND              FUND
                                                                               --------------    --------------    --------------
Investment income:
  Interest                                                                     $       10,062    $       10,532    $       16,891
  Dividends                                                                           305,956         1,083,448           160,746
   Income from securities lending activities                                              325             2,206            10,146
                                                                               --------------    --------------    --------------
      Total investment income                                                         316,343         1,096,186           187,783
                                                                               --------------    --------------    --------------
Expenses (note 4):
  Investment advisory fee                                                              56,589           138,126           196,286
  Rule 12b-1 fees - Class A                                                            22,524            44,265            62,777
  Rule 12b-1 fees - Class B                                                            68,548             7,108            22,083
  Rule 12b-1 fees - Class C                                                             7,793                 -             7,222
  Administrative services fee                                                          37,200            30,600            37,200
  Transfer agent and shareholder services fees                                         91,033            18,157            52,511
  Custodian fees                                                                        3,577             6,202             7,611
  Auditing and accounting services                                                     11,495             9,747            11,083
  Legal fees                                                                            5,356             4,726             5,295
  Directors' fees                                                                         438               508               748
  Registration fees                                                                    19,000            16,600            20,000
  Printing and shareholder reports                                                      9,483             5,388             4,832
  Insurance                                                                             1,191             1,279             1,367
  Other                                                                                 7,490                 -
                                                                               --------------    --------------    --------------
Total expenses                                                                        336,114           290,196           429,010
Less fees and expenses waived or absorbed by Adviser and Distributor:
  Class A Rule 12b-1 fees                                                                 (98)             (264)             (288)
  Other waived fees                                                                  (137,386)                -                 -
                                                                               --------------    --------------    --------------
      Total fees and expenses waived or absorbed                                     (137,484)             (264)             (288)
                                                                               --------------    --------------    --------------
      Total net expenses                                                              198,630           289,932           428,722
                                                                               --------------    --------------    --------------
      Investment income (loss) - net                                                  117,713           806,254          (240,939)
                                                                               --------------    --------------    --------------
Realized and unrealized gains (losses) on investments (note 3):
    Net realized gains (losses) on:
     Security transactions                                                           (876,190)         (974,296)          718,828
     Futures contracts (note 2)                                                        29,808                 -                 -
                                                                               --------------    --------------    --------------
                                                                                     (846,382)         (974,296)          718,828
   Net change in unrealized appreciation or depreciation on investments            (1,238,825)       (1,346,747)       (5,921,623)
                                                                               --------------    --------------    --------------
      Net gains (losses) on investments                                            (2,085,207)       (2,321,043)       (5,202,795)
                                                                               --------------    --------------    --------------
Net increase (decrease) in net assets resulting from operations                    (1,967,494)       (1,514,789)       (5,443,734)
                                                                               ==============    ==============    ==============

Advantus Equity Funds

Statement of Changes in Net Assets

     PERIOD FROM AUGUST 1, 2002 TO JANUARY 31, 2003, PERIOD FROM OCTOBER 1, 2001
                  TO JULY 31, 2002 AND YEAR ENDED SEPTEMBER 30, 2001 (UNAUDITED)

                                                                                               CORNERSTONE FUND
                                                                            ------------------------------------------------------
                                                                               PERIOD FROM       PERIOD FROM
                                                                             AUGUST 1, 2002       OCTOBER 1,         YEAR ENDED
                                                                             TO JANUARY 31,    2001 TO JULY 31,     SEPTEMBER 30,
                                                                                  2003               2002               2001
                                                                            ----------------   ----------------   ----------------
Operations:
  Investment income (loss) - net                                            $        359,047   $        387,940   $        429,308
  Net realized gains (losses) on investments                                      (4,640,219)        (5,242,003)        (3,427,029)
  Net change in unrealized appreciation or depreciation on investments               210,428          1,253,980        (11,683,754)
                                                                            ----------------   ----------------   ----------------
      Increase (decrease) in net assets resulting from operations                 (4,070,744)        (3,600,083)       (14,681,475)
                                                                            ----------------   ----------------   ----------------
Distributions to shareholders from:
  Investment income - net:
   Class A                                                                          (306,307)          (377,849)          (408,866)
   Class B                                                                            (8,000)            (5,558)            (1,880)
   Class C                                                                              (953)              (594)              (254)
  Net realized gains on investments:
   Class A                                                                                 -                  -                  -
   Class B                                                                                 -                  -                  -
   Class C                                                                                 -                  -                  -
                                                                            ----------------   ----------------   ----------------
      Total distributions                                                           (315,260)          (384,001)          (411,000)
                                                                            ----------------   ----------------   ----------------
Capital share transactions:
  Proceeds from sales:
   Class A                                                                         4,906,652          7,910,021          5,289,579
   Class B                                                                           226,958            357,179            611,558
   Class C                                                                            20,753             37,054             64,321
  Proceeds from issuance of shares as a result of reinvested dividends:
   Class A                                                                           164,902            207,753            228,567
   Class B                                                                             7,763              5,340              1,823
   Class C                                                                               919                591                251
  Payments for redemption of shares:
   Class A                                                                        (2,446,335)       (12,312,791)        (8,002,033)
   Class B                                                                          (906,300)        (2,231,688)        (3,076,130)
   Class C                                                                           (75,495)          (192,680)          (289,292)
                                                                            ----------------   ----------------   ----------------
      Increase (decrease) in net assets from capital share transactions            1,899,817         (6,219,221)        (5,171,356)
                                                                            ----------------   ----------------   ----------------
      Total increase (decrease) in net assets                                     (2,486,187)       (10,203,305)       (20,263,831)
Net assets at beginning of period                                                 64,817,574         75,020,879         95,284,710
                                                                            ----------------   ----------------   ----------------
Net assets at end of period*                                                $     62,331,387   $     64,817,574   $     75,020,879
                                                                            ================   ================   ================
* including undistributed (distributions in excess) net investment income             48,605              4,818             18,308

                 See accompanying notes to financial statements.

                                                                                                ENTERPRISE FUND
                                                                            ------------------------------------------------------
                                                                              PERIOD FROM        PERIOD FROM
                                                                             AUGUST 1, 2002       OCTOBER 1,         YEAR ENDED
                                                                             TO JANUARY 31,    2001 TO JULY 31,     SEPTEMBER 30,
                                                                                  2003               2002               2001
                                                                            ----------------   ----------------   ----------------
Operations:
  Investment income (loss) - net                                            $       (202,850)  $       (439,780)  $       (561,707)
  Net realized gains (losses) on investments                                      (2,370,125)        (6,244,790)
  Net change in unrealized appreciation or depreciation on investments             2,485,458          3,142,493        (17,527,880)
                                                                            ----------------   ----------------   ----------------
      Increase (decrease) in net assets resulting from operations                    (87,516)        (3,542,077)
                                                                            ----------------   ----------------   ----------------
Distributions to shareholders from:
  Investment income - net:
   Class A                                                                                 -                  -                  -
   Class B                                                                                 -                  -                  -
   Class C                                                                                 -                  -                  -
  Net realized gains on investments:
   Class A                                                                                 -                  -        (17,270,178)
   Class B                                                                                 -                  -         (2,987,176)
   Class C                                                                                 -                  -           (359,988)
                                                                            ----------------   ----------------   ----------------
      Total distributions                                                                  -                  -        (20,617,342)
                                                                            ----------------   ----------------   ----------------
Capital share transactions:
  Proceeds from sales:
   Class A                                                                         1,556,420          7,486,324          3,423,922
   Class B                                                                           134,430            300,215            701,160
   Class C                                                                            11,952             61,967            159,604
  Proceeds from issuance of shares as a result of reinvested dividends:
   Class A                                                                                 -                  -         17,184,998
   Class B                                                                                 -                  -          2,913,962
   Class C                                                                                 -                  -            351,595
  Payments for redemption of shares:
   Class A                                                                        (1,617,381)        (7,690,490)        (4,242,274)
   Class B                                                                          (553,207)        (1,080,529)        (1,427,099)
   Class C                                                                           (67,720)          (137,446)          (224,061)
                                                                            ----------------   ----------------   ----------------
      Increase (decrease) in net assets from capital share transactions             (535,506)        (1,059,959)        18,841,807
                                                                            ----------------   ----------------   ----------------
      Total increase (decrease) in net assets                                       (623,023)        (4,602,036)
Net assets at beginning of period                                                 31,123,799         35,725,835         66,252,283
                                                                            ----------------   ----------------   ----------------
Net assets at end of period*                                                $     30,500,777   $     31,123,799   $     35,725,835
                                                                            ================   ================   ================
* including undistributed (distributions in excess) net investment income           (202,850)                 -                  -

                                                                                                 HORIZON FUND
                                                                           --------------------------------------------------------
                                                                             PERIOD FROM         PERIOD FROM
                                                                            AUGUST 1, 2002        OCTOBER 1,          YEAR ENDED
                                                                            TO JANUARY 31,     2001 TO JULY 31,      SEPTEMBER 30,
                                                                                 2003                2002                 2001
                                                                           ----------------    ----------------    ----------------
Operations:
  Investment income (loss) - net                                           $        (50,460)   $       (262,466)   $       (661,808)
  Net realized gains (losses) on investments                                       (832,625)         (1,803,623)        (13,832,622)
  Net change in unrealized appreciation or depreciation on investments             (823,040)         (1,437,501)        (28,342,114)
                                                                           ----------------    ----------------    ----------------
      Increase (decrease) in net assets resulting from operations                (1,706,126)         (3,503,590)        (42,836,544)
                                                                           ----------------    ----------------    ----------------
Distributions to shareholders from:
  Investment income - net:
   Class A                                                                                -                   -                   -
   Class B                                                                                -                   -                   -
   Class C                                                                                -                   -                   -
  Net realized gains on investments:
   Class A                                                                                -                   -          (9,628,296)
   Class B                                                                                -                   -          (4,375,595)
   Class C                                                                                -                   -            (390,723)
                                                                           ----------------    ----------------    ----------------
      Total distributions                                                                 -                   -         (14,394,614)
                                                                           ----------------    ----------------    ----------------
Capital share transactions:
  Proceeds from sales:
   Class A                                                                        1,002,754           1,969,386           6,031,604
   Class B                                                                          258,102             539,921           1,569,835
   Class C                                                                           15,372              46,322             270,628
  Proceeds from issuance of shares as a result of reinvested dividends:
   Class A                                                                                -                   -           9,409,680
   Class B                                                                                -                   -           4,048,610
   Class C                                                                                -                   -             374,664
  Payments for redemption of shares:
   Class A                                                                       (2,145,768)         (5,178,717)        (12,322,741)
   Class B                                                                       (1,234,666)         (2,842,922)         (5,184,908)
   Class C                                                                         (103,252)           (306,392)           (537,056)
                                                                           ----------------    ----------------    ----------------
      Increase (decrease) in net assets from capital share transactions          (2,207,458)         (5,772,402)          3,660,316
                                                                           ----------------    ----------------    ----------------
      Total increase (decrease) in net assets                                    (3,913,582)         (9,275,992)        (53,570,842)
Net assets at beginning of period                                                29,994,972          39,270,964          92,841,806
                                                                           ----------------    ----------------    ----------------
Net assets at end of period*                                               $     26,081,390    $     29,994,972    $     39,270,964
                                                                           ================    ================    ================
* including undistributed (distributions in excess) net investment income           (50,460)                  -                   -

                 See accompanying notes to financial statements.

                                                                                      INDEX 500 FUND
                                                                           ------------------------------------
                                                                             PERIOD FROM
                                                                            AUGUST 1, 2002        YEAR ENDED
                                                                            TO JANUARY 31,         JULY 31,
                                                                                 2003                2002
                                                                           ----------------    ----------------
Operations:
  Investment income (loss) - net                                           $        117,713    $        157,436
  Net realized gains (losses) on investments                                       (846,382)         (3,219,179)
  Net change in unrealized appreciation or depreciation on investments           (1,238,825)         (8,585,433)
                                                                           ----------------    ----------------
      Increase (decrease) in net assets resulting from operations                (1,967,494)        (11,647,176)
                                                                           ----------------    ----------------
Distributions to shareholders from:
  Investment income - net:
   Class A                                                                          (94,650)           (143,635)
   Class B                                                                          (19,021)             (6,716)
   Class C                                                                           (2,144)               (649)
  Net realized gains on investments:
   Class A                                                                                -                   -
   Class B                                                                                -                   -
   Class C                                                                                -                   -
                                                                           ----------------    ----------------
      Total distributions                                                          (115,815)           (151,000)
                                                                           ----------------    ----------------
Capital share transactions:
  Proceeds from sales:
   Class A                                                                        1,296,885           4,652,626
   Class B                                                                          812,483           1,997,234
   Class C                                                                          157,303             362,915
  Proceeds from issuance of shares as a result of reinvested dividends:
   Class A                                                                           59,734              93,414
   Class B                                                                           18,285               6,471
   Class C                                                                            2,013                 623
  Payments for redemption of shares:
   Class A                                                                       (1,123,704)         (5,370,976)
   Class B                                                                       (1,821,395)         (4,188,695)
   Class C                                                                         (180,110)           (487,518)
                                                                           ----------------    ----------------
      Increase (decrease) in net assets from capital share transactions            (778,506)         (2,933,906)
                                                                           ----------------    ----------------
      Total increase (decrease) in net assets                                    (2,861,815)        (14,732,082)
Net assets at beginning of period                                                34,359,546          49,091,628
                                                                           ----------------    ----------------
Net assets at end of period*                                               $     31,497,731    $     34,359,546
                                                                           ================    ================
* including undistributed (distributions in excess) net investment income            17,216              15,318

                              PERIOD FROM AUGUST 1, 2002 TO JANUARY 31, 2003 AND
                                            YEAR ENDED JULY 31, 2002 (UNAUDITED)

                                                                                   REAL ESTATE SECURITIES FUND
                                                                              ------------------------------------
                                                                                PERIOD FROM
                                                                               AUGUST 1, 2002        YEAR ENDED
                                                                               TO JANUARY 31,         JULY 31,
                                                                                    2003                2002
                                                                              ----------------    ----------------
Operations:
  Investment income (loss) - net                                              $        806,254    $        599,322
  Net realized gains (losses) on investments                                          (974,296)            324,588
  Net change in unrealized appreciation or depreciation on investments              (1,346,747)          1,180,088
                                                                              ----------------    ----------------
      Increase (decrease) in net assets resulting from operations                   (1,514,789)          2,103,998
                                                                              ----------------    ----------------
Distributions to shareholders from:
  Investment income - net:
   Class A                                                                            (706,012)           (502,926)
   Class B                                                                             (23,988)             (3,574)
   Class C                                                                                   -                   -
  Net realized gains on investments:
   Class A                                                                            (739,608)         (1,186,943)
   Class B                                                                             (30,199)               (753)
   Class C                                                                                   -                   -
                                                                              ----------------    ----------------
      Total distributions                                                           (1,499,807)         (1,694,196)
                                                                              ----------------    ----------------
Capital share transactions:
  Proceeds from sales:
   Class A                                                                          13,557,586          16,920,073
   Class B                                                                             537,715           1,266,380
   Class C                                                                                   -                   -
  Proceeds from issuance of shares as a result of reinvested dividends:
   Class A                                                                           1,190,975           1,132,267
   Class B                                                                              49,128               4,086
   Class C                                                                                   -                   -
  Payments for redemption of shares:
   Class A                                                                          (3,797,646)         (3,548,144)
   Class B                                                                             (65,527)           (120,245)
   Class C                                                                                   -                   -
                                                                              ----------------    ----------------
      Increase (decrease) in net assets from capital share transactions             11,472,231          15,654,417
                                                                              ----------------    ----------------
      Total increase (decrease) in net assets                                        8,457,635          16,064,219
Net assets at beginning of period                                                   33,400,127          17,335,908
                                                                              ----------------    ----------------
Net assets at end of period*                                                  $     41,857,762    $     33,400,127
                                                                              ================    ================
* including undistributed (distributions in excess) net investment income              169,076              92,822

                 See accompanying notes to financial statements.

                                                                                          VENTURE FUND
                                                                              ------------------------------------
                                                                                PERIOD FROM
                                                                               AUGUST 1, 2002        YEAR ENDED
                                                                               TO JANUARY 31,          JULY 31,
                                                                                    2003                2002
                                                                              ----------------    ----------------
Operations:
  Investment income (loss) - net                                              $       (240,939)   $       (408,024)
  Net realized gains (losses) on investments                                           718,828           6,024,204
  Net change in unrealized appreciation or depreciation on investments              (5,921,623)        (15,478,121)
                                                                              ----------------    ----------------
      Increase (decrease) in net assets resulting from operations                   (5,443,734)         (9,861,941)
                                                                              ----------------    ----------------
Distributions to shareholders from:
  Investment income - net:
   Class A                                                                                   -                   -
   Class B                                                                                   -                   -
   Class C                                                                                   -                   -
  Net realized gains on investments:
   Class A                                                                          (3,999,581)         (3,292,173)
   Class B                                                                            (345,411)           (271,697)
   Class C                                                                            (401,298)            (72,757)
                                                                              ----------------    ----------------
      Total distributions                                                           (4,746,290)         (3,636,627)
                                                                              ----------------    ----------------
Capital share transactions:
  Proceeds from sales:
   Class A                                                                          11,695,514          23,934,179
   Class B                                                                             564,202           2,199,878
   Class C                                                                           4,203,605           1,327,144
  Proceeds from issuance of shares as a result of reinvested dividends:
   Class A                                                                           1,571,837           1,073,557
   Class B                                                                             336,501             259,096
   Class C                                                                              96,611              69,520
  Payments for redemption of shares:
   Class A                                                                         (10,297,721)        (14,413,881)
   Class B                                                                            (380,293)         (1,024,908)
   Class C                                                                          (4,215,158)           (175,731)
                                                                              ----------------    ----------------
      Increase (decrease) in net assets from capital share transactions              3,575,098          13,248,854
                                                                              ----------------    ----------------
      Total increase (decrease) in net assets                                       (6,614,926)           (249,714)
Net assets at beginning of period                                                   59,079,271          59,328,985
                                                                              ----------------    ----------------
Net assets at end of period*                                                  $     52,464,345    $     59,079,271
                                                                              ================    ================
* including undistributed (distributions in excess) net investment income             (240,939)                  -

Advantus Equity Funds
Notes to Financial Statements
JANUARY 31, 2003
(UNAUDITED)

(1)  ORGANIZATION

     The Advantus Horizon Fund, Inc., the Advantus Enterprise Fund, Inc., the Advantus Cornerstone Fund, Inc., the Advantus Venture Fund, Inc., the Advantus Index 500 Fund, Inc., and the Advantus Real Estate Securities Fund, Inc. (the Funds) are registered under the Investment Company Act of 1940 (as amended) as diversified, open-end management investment companies. The Funds' prospectus' provides a detailed description of each Funds' investment objective, policies and strategies.

     The Funds currently issue three classes of shares: Class A, Class B and Class C shares, except for the Real Estate Securities Fund which does not issue Class C shares. Class A shares are sold subject to a front-end sales charge. Class B shares are sold subject to a contingent deferred sales charge payable upon redemption if redeemed within six years of purchase. Class C shares are sold without either a front-end sales charge or a contingent deferred sales charge. Both Class B and Class C shares are subject to a higher Rule 12b-1 fee than Class A shares. Both Class B and Class C shares automatically convert to Class A shares at net asset value after a specified holding period. Such holding periods decline as the amount of the purchase increases and range from 28 to 84 months after purchase for Class B shares and 40 to 96 months after purchase for Class C shares. All three classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that the level of Rule 12b-1 fees charged differs between Class A, Class B and Class C shares. Income, expenses (other than Rule 12b-1 fees) and realized and unrealized gains or losses are allocated to each class of shares based upon its relative net assets.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The significant accounting policies followed by the Funds are summarized as follows:

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, including disclosure of contingent assets and liabilities, as of the balance sheet date and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  INVESTMENTS IN SECURITIES

     Each Funds' net asset value is generally calculated as of the close of normal trading on the New York Stock Exchange (typically 3:00 p.m. Central
Time). Investments in securities traded on a national exchange are valued at the last sales price on that exchange prior to the time when assets are valued; securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued on the basis of the last current bid price, by an independent pricing service or at a price deemed best to reflect fair value as quoted by dealers who make markets in these securities. The pricing service may use models that price securities based on current yields and relative security characteristics, such as coupon rate, maturity date, issuer credit quality and prepayment speeds, as applicable. When market quotations are not readily available, securities are valued at fair value as determined in good faith under procedures adopted by the Board of Directors. Short-term securities are valued at market.

     Security transactions are accounted for on the date the securities are purchased or sold. Realized gains and losses are calculated on the identified-cost basis. Dividend income is recognized on the ex-dividend date and interest income, including amortization of bond premium and discount computed on a level yield basis, is accrued daily.

  FUTURES TRANSACTIONS

     To gain exposure to or protect itself from market changes, the Funds may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Funds also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may correlate with changes in the value of the underlying securities.

     Upon entering into a futures contract, the Funds are required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Funds each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Funds recognize a realized gain or loss when the contract is closed or expires.

  FEDERAL TAXES

     The Funds' policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to shareholders. Therefore, no income tax provision is required. The Funds' policy is to make required minimum distributions prior to December 31, in order to avoid federal excise tax.

     For federal income tax purposes, the following Funds had capital loss carryovers and/or post October losses at July 31, 2002 which, if not offset by subsequent capital gains, will expire July 31, 2010 through July 31, 2011. It is unlikely the Board of Directors will authorize a distribution of any net realized capital gains until available capital loss carryovers have been offset or expire:

  Cornerstone Fund                                           $   9,426,327
  Enterprise Fund                                               17,147,760
  Horizon Fund                                                  14,270,820
  Index 500 Fund                                                 4,777,874

     Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of temporary book-to-tax differences. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains were recorded by the Funds.

     The tax character of distributions paid for the periods indicated is as follows:

                               PERIOD FROM         PERIOD FROM       YEAR ENDED
                             AUGUST 1, 2002      OCTOBER 1, 2001    SEPTEMBER 30,
FUND                       TO JANUARY 31, 2003   TO JULY 31, 2002       2001
----                       -------------------   ----------------   -------------
CORNERSTONE
DISTRIBUTIONS PAID FROM:
Ordinary income                 $      315,260       $    384,001   $     411,000
Long-term capital gain                       -                  -               -

ENTERPRISE
DISTRIBUTIONS PAID FROM:
Ordinary income                              -                  -       9,729,068
Long-term capital gain                       -                  -      10,888,274

HORIZON
DISTRIBUTIONS PAID FROM:
Ordinary income                              -                  -       4,147,789
Long-term capital gain                       -                  -      10,246,825

                               PERIOD FROM          YEARS ENDED
                              AUGUST 1, 2002          JULY 31,
FUND                       TO JANUARY 31, 2003         2002
----                       -------------------   ----------------
INDEX 500
DISTRIBUTIONS PAID FROM:
Ordinary income                 $      115,815        $   151,000
Long-term capital gain                       -                  -

REAL ESTATE SECURITIES
DISTRIBUTIONS PAID FROM:
Ordinary income                      1,103,242          1,127,977
Long-term capital gain                 396,565            566,219

VENTURE
DISTRIBUTIONS PAID FROM:
Ordinary income                         10,967          2,204,481
Long-term capital gain               4,735,323          1,432,146

  DISTRIBUTIONS TO SHAREHOLDERS

     Dividends from net investment income are declared and paid quarterly. Realized gains, if any, are paid annually.

(3)  INVESTMENT SECURITY TRANSACTIONS

     For the period ended January 31, 2003, purchases of securities and proceeds from sales, other than temporary investments in short-term securities, were as follows:

FUND                                       PURCHASES             SALES
----                                    ---------------      -------------
Cornerstone                              $   35,895,301      $  33,329,908
Enterprise                                    8,253,619          8,263,278
Horizon                                      13,834,015         15,626,417
Index 500                                       769,111          2,377,404
Real Estate Securities                       19,021,201         10,005,575
Venture                                      16,923,017         17,113,000

(4)  EXPENSES AND RELATED PARTY TRANSACTIONS

     The Funds have an investment advisory agreement with Advantus Capital Management, Inc. (Advantus Capital or the Adviser), a wholly-owned subsidiary of Securian Financial Group. Under the agreement, Advantus Capital manages the Funds' assets and provides research, statistical and advisory services and pays related office rental and executive expenses and salaries.

     Each of the Funds pays Advantus Capital Management an annual fee, based on average net assets in the following amounts:

FUND                          ANNUAL FEE
--------------------------------------------------------------------------------
Cornerstone                   .70% of assets to $500 million; and .65% of assets
                              exceeding $500 million to $1 billion; and .60% of
                              assets exceeding $1 billion to $2 billion; and
                              .55% of assets exceeding $2 billion

Enterprise                    .70% of assets to $1 billion; and .68% of assets
                              exceeding $1 billion to $2 billion; and .66% of
                              assets exceeding $2 billion

Horizon .70% of assets to $1 billion; and .65% of assets exceeding $1 billion to $2 billion; and .60% of assets exceeding $2 billion

Index 500 .34% of assets to $500 million; and .30% of assets exceeding $500 million to $1 billion; and .25% of assets exceeding $1 billion to $2 billion;
                              and .20% of assets exceeding $2 billion.

Real Estate Securities        .75% of assets to $1 billion; and .725% of assets
                              exceeding $1 billion to $2 billion; and .70% of
                              assets exceeding $2 billion.

Venture .70% of assets to $1 billion; and .68% of assets exceeding $1 billion to $2 billion; and .66% of assets exceeding $2 billion

      Advantus Capital has a sub-advisory agreement with the following registered investment advisers. Under the sub-advisory agreements, Advantus Capital pays the sub-advisers an annual fee based on average daily net assets, in the following amounts:

FUND           SUB-ADVISOR               ANNUAL FEE
------------   -----------------------   ---------------------------------------
Enterprise     Credit Suisse Asset       .65% of assets to $425 million; and
               Management                .60% of assets exceeding $425 million
                                         to $850 million; and .55% of assets
                                         exceeding $850 million to $1.150
                                         billion; and .50% of assets exceeding
                                         $1.150 billion to $2 billion and .45 of
                                         assets exceeding $2 billion

Venture        State Street Research     .65% of assets to $500 million; and .60
               and Management            of assets exceeding $500 million to $1
                                         billion; and .50% of assets Exceeding
                                         $1 billion

     The Funds have adopted separate Plans of Distribution applicable to Class A, Class B and Class C shares, respectively, relating to the payment of certain expenses pursuant to Rule 12b-1 under the Investment Company Act of 1940 (as amended). The Funds pay fees to Securian Financial Services, Inc. (Securian), the underwriter of the Funds and a wholly-owned subsidiary of Securian Financial Group, to be used to pay certain expenses incurred in the distribution, promotion and servicing of the Funds shares. The Class A Plan provides for a service fee up to .25 percent of average daily net assets of Class A shares. The Class B and Class C Plans provide for a fee up to 1.00 percent of average daily net assets of Class B and Class C shares, respectively. The Class B and Class C 1.00 percent fee is comprised of a .75 percent distribution fee and a .25 percent service fee. Prior to August 5, 2002, Securian was waiving the portion of Class A Rule 12b-1 fees which exceeded, as a percentage of average daily net assets, .15 percent in Enterprise, Index 500 and Venture, and .10 percent in the Real Estate Securities Fund. Currently Securian is not waiving any 12b-1 fees. Securian waived Class A 12b-1 fees in the amounts of $148, $98, $288, and $264, respectively, for the above Funds for the period ended January 31, 2003.

     The Funds have engaged PFPC Global Fund Services to act as their transfer agent, dividend disbursing agent and redemption agent and bear the expenses of such services.

     The Funds also bear certain other operating expenses including outside directors' fees, custodian fees, registration fees, printing and shareholder reporting fees, outside legal, auditing and accounting services, and other miscellaneous expenses.

     The Funds have entered in a shareholder and administrative services agreement with Securian Financial Group. Under this agreement, the Funds pay a shareholder services fee, equal to $7 per shareholder account annually, to Securian Financial Group for shareholder services which Securian Financial Group provides. The Funds also pay Securian Financial Group an administrative services fee equal to $5,100 per month for the Real Estate Securities Fund and $6,200 per month in all the remaining Funds for accounting, auditing, legal and other administrative services which Securian Financial Group provides.

     Advantus Capital directly incurs and pays the above operating expenses and the Fund's in turn reimburses Advantus Capital.

  VOLUNTARY FEE ABSORPTION

     Advantus Capital has voluntarily agreed to absorb all Fund costs and expenses that exceed 1.24% of Class A average daily net assets and 1.99% of Class B and C average daily net assets for the Cornerstone Fund, all Fund costs and expenses that exceed 1.38% of Class A average daily net assets and 2.23% of Class B and C average daily net assets for the Enterprise Fund, all Fund costs and expenses that exceed 1.35% of Class A average daily net assets and 2.10% of Class B and C average daily net assets for the Horizon Fund, all Fund costs and expenses which exceed .75% of Class A average daily net assets and 1.60% of Class B and C average daily net assets for the Index 500 Fund, and all Fund costs and expenses that exceed 1.65% of Class A average daily net assets effective August 1, 2002 (previously it was 1.50%) and 2.40% of Class B average daily net assets for Real Estate Securities Fund. During the period ended January 31, 2003, Advantus Capital voluntarily agreed to absorb $78,354, $67,632, $164,181, $137,386, and $0, respectively, in expenses which were otherwise payable by the Funds.

     For the period ended January 31, 2003, sales charges received by Securian for distributing the Funds' three classes of shares for Cornerstone, Enterprise, Horizon, Index 500, Real Estate Securities, and Venture are $12,338, $6,210, $16,412, $33,902, $62,179, and $27,430 respectively.

     As of January 31, 2003 the ownership of shares by Minnesota Life and subsidiaries and the directors and officers of the Funds as a whole was as follows:

                                                         PERCENTAGE
                                             NUMBER OF      OWNED
FUND                                          SHARES      OF CLASS
----                                         ---------   ----------
Cornerstone
  Class A                                    4,287,464         83.3%
Enterprise
  Class A                                    3,565,465         84.2%
Horizon
  Class A                                          479          0.0%
Index 500
  Class A                                      708,553         46.2%
  Class B                                          764          0.1%
  Class C                                       11,008          8.2%
Real Estate
  Class A                                    3,111,902         84.6%
Venture
  Class A                                    4,094,711         89.4%

     Legal fees were paid to a law firm of which the Funds' secretary is a partner to the Cornerstone Fund, the Enterprise Fund, the Horizon Fund, the Index 500 Fund, the Real Estate Securities Fund, and the Venture Fund in the amount of $5,865 for each of the Funds.

(6)  CAPITAL SHARE TRANSACTIONS

     Transactions in shares for the period ended January 31, 2003, the period ended July 31, 2002 and the year ended September 30, 2001, were as follows:

                                                                             CORNERSTONE FUND
                                     ---------------------------------------------------------------------------------------------
                                                 CLASS A                          CLASS B                        CLASS C
                                     ------------------------------   ------------------------------   ---------------------------
                                       2003       2002       2001       2003       2002       2001       2003      2002      2001
                                     --------   --------  ---------   --------   --------   --------   -------   -------   -------
Sold                                  428,988    590,303    361,247     20,414     27,171     42,405    1,859     2,846     4,525
Issued for reinvested distributions    15,132     15,571     16,815        722        409        128       86        45        17
Redeemed                             (215,469)  (921,372)  (551,305)   (80,697)  (170,656)  (214,538)   (6,817)  (14,734)  (20,295)
                                     --------   --------  ---------   --------   --------   --------   -------   -------   -------
                                      228,650   (315,498)  (173,243)   (59,561)  (143,076)  (172,005)   (4,872)  (11,843)  (15,753)
                                     ========   ========  =========   ========   ========   ========   =======   =======   =======

                                                                             ENTERPRISE FUND
                                     ---------------------------------------------------------------------------------------------
                                                 CLASS A                          CLASS B                        CLASS C
                                     ------------------------------   ------------------------------   ---------------------------
                                       2003       2002       2001       2003       2002       2001       2003      2002      2001
                                     --------   --------  ---------   --------   --------   --------   -------   -------   -------
Sold                                  238,272    892,251    374,323     23,382     38,348     67,534     2,053     7,676    14,611
Issued for reinvested distributions         -          -  1,621,745          -          -    302,899         -         -    37,153
Redeemed                             (247,667)  (914,738)  (429,560)   (95,504)  (141,912)  (151,151)  (11,523)  (17,929)  (23,563)
                                     --------   --------  ---------   --------   --------   --------   -------   -------   -------
                                       (9,395)   (22,487) 1,566,508    (72,122)  (103,564)   219,282    (9,470)  (10,253)   28,201
                                     ========   ========  =========   ========   ========   ========   =======   =======   =======

                                                                               HORIZON FUND
                                     ---------------------------------------------------------------------------------------------
                                                 CLASS A                          CLASS B                        CLASS C
                                     ------------------------------   ------------------------------   ---------------------------
                                       2003       2002       2001       2003       2002       2001       2003      2002      2001
                                     --------   --------  ---------   --------   --------   --------   -------   -------   -------
Sold                                   89,760    144,293    359,055     25,670     42,647     92,722     1,513     3,696    14,967
Issued for reinvested distributions         -          -    466,476          -          -    216,815         -         -    20,334
Redeemed                             (195,759)  (386,031)  (685,126)  (121,685)  (230,525)  (308,878)  (10,110)  (24,538)  (32,274)
                                     --------   --------  ---------   --------   --------   --------   -------   -------   -------
                                     (105,998)  (241,738)   140,405    (96,015)  (187,878)       659    (8,597)  (20,842)    3,027
                                     ========   ========  =========   ========   ========   ========   =======   =======   =======

     Transactions in shares for the period ended January 31, 2003, and the year ended July 31, 2002, were as follows:

                                                        INDEX 500 FUND
                       ---------------------------------------------------------------------------------
                                CLASS A                     CLASS B                     CLASS C
                       -------------------------   -------------------------   -------------------------
                           2003          2002          2003         2002           2003          2002
                       -----------   -----------   -----------   -----------   -----------   -----------
Sold                       109,652       321,990        70,174       140,642        13,596        25,624
Issued for
reinvested
distributions                5,371         6,645         1,662           439           183            42
Redeemed                   (96,662)     (374,275)     (158,816)     (304,910)      (15,749)      (35,675)
                       -----------   -----------   -----------   -----------   -----------   -----------
                            18,361       (45,640)      (86,980)     (163,829)       (1,970)      (10,009)
                       ===========   ===========   ===========   ===========   ===========   ===========

                                    REAL ESTATE SECURITIES FUND
                       -----------------------------------------------------
                                CLASS A                     CLASS B
                       -------------------------   -------------------------
                           2003          2002          2003         2002
                       -----------   -----------   -----------   -----------
Sold                     1,207,762     1,428,832        47,346       104,942
Issued for
reinvested
distributions              106,325       101,578         4,421           342
Redeemed                  (341,107)     (311,365)       (5,907)      (10,152)
                       -----------   -----------   -----------   -----------
                           972,980     1,219,045        45,860        95,132
                       ===========   ===========   ===========   ===========

                                                         VENTURE FUND
                       ---------------------------------------------------------------------------------
                                CLASS A                     CLASS B                     CLASS C
                       -------------------------   -------------------------   -------------------------
                           2003          2002          2003         2002           2003          2002
                       -----------   -----------   -----------   -----------   -----------   -----------
Sold                     1,306,388     1,639,269        50,689       154,746       366,123        98,695
Issued for
reinvested
distributions              145,410        79,848        32,270        19,807        15,801         5,281
Redeemed                  (935,846)   (1,023,466)      (35,863)      (72,399)     (406,504)      (12,771)
                       -----------   -----------   -----------   -----------   -----------   -----------
                           245,952       695,651        47,096       102,154       (24,580)       91,205
                       ===========   ===========   ===========   ===========   ===========   ===========

(7)  SECURITIES LENDING CONTRACTS

     To enhance returns, the Funds loan securities to brokers in exchange for collateral. The Funds receive a fee from the brokers measured as a percent of the loaned securities. At January 31, 2003, the collateral is invested in cash equivalents and repurchase agreements and must be 102% of the value of securities loaned. The risk to the Funds is that the borrower may not provide additional collateral when required or return the securities when due. At

January 31, 2003, Cornerstone, Enterprise, Horizon, Index 500, Real Estate, and Venture had securities valued at $1,281,474, $4,348,047, $849,936, $942,641,
$2,660,063 and $6,587,023 that were on loan to brokers and the Funds had $1,311,277, $4,595,047, $886,441, $990,363, $2,777,920 and $7,017,993 in cash collateral, respectively.

(8)  STOCK INDEX FUTURES CONTRACTS

     Investments in securities as of January 31, 2003, included securities valued at $2,826,920 in the Advantus Index 500 Fund that were used as collateral to cover initial margin deposits on seven open March S&P 500 and eight open March S&P 500 EMINI Futures purchase contacts. The market value of the open purchase contracts as of January 31, 2003, was $774,775 with an unrealized loss of $97,663.

(10) FINANCIAL HIGHLIGHTS
ADVANTUS CORNERSTONE FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                         CLASS A
                                                               ------------------------------
                                                               PERIOD FROM        PERIOD FROM
                                                                AUGUST 1,          OCTOBER 1,
                                                                 2002 TO            2001 TO
                                                               JANUARY 31,         JULY 31,
                                                                  2003                2002
                                                               -----------        -----------
Net asset value, beginning of period                           $     11.81        $     12.59
                                                               -----------        -----------
Income from investment operations:
   Net investment income (loss)                                        .07                .08
   Net gains (losses) on securities
     (both realized and unrealized)                                   (.80)              (.78)
                                                               -----------        -----------
       Total from investment operations                               (.73)              (.70)
                                                               -----------        -----------
Less distributions:
   Dividends from net investment income                               (.06)              (.08)
   Distributions from net realized gains                                 -                  -
   Excess distributions of net investment income                         -                  -
   Tax return of capital                                                 -                  -
                                                               -----------        -----------
       Total distributions                                            (.06)              (.08)
                                                               -----------        -----------
Net asset value, end of period                                 $     11.02        $     11.81
                                                               ===========        ===========
Total return (a)                                                     (6.17)%            (5.72)%
Net assets, end of period (in thousands)                       $    56,614        $    57,947
Ratios to average net assets:
  Expenses                                                            1.24%(b)           1.24%(b)
  Net investment income (loss)                                        1.21%(b)            .70%(b)
  Expenses without waivers                                            1.49%(b)           1.41%(b)
  Net investment income (loss) without waivers                         .96%(b)            .53%(b)
Portfolio turnover rate (excluding short-term securities)             54.0%              95.3%

                                                                                             CLASS A
                                                               -----------------------------------------------------------------
                                                                                  YEAR ENDED SEPTEMBER 30,
                                                               -----------------------------------------------------------------
                                                                 2001           2000         1999          1998          1997
                                                               ---------     ---------     ---------     ---------     ---------
Net asset value, beginning of period                           $   15.08     $   15.14     $   13.88     $   18.68     $   15.06
                                                               ---------     ---------     ---------     ---------     ---------
Income from investment operations:
   Net investment income (loss)                                      .09           .06           .15           .16           .14
   Net gains (losses) on securities
     (both realized and unrealized)                                (2.50)          .13          1.24         (3.04)         5.19
                                                               ---------     ---------     ---------     ---------     ---------
       Total from investment operations                            (2.41)          .19          1.41         (2.88)         5.33
                                                               ---------     ---------     ---------     ---------     ---------
Less distributions:
   Dividends from net investment income                             (.08)         (.05)         (.15)         (.16)         (.14)
   Distributions from net realized gains                               -          (.13)            -         (1.76)        (1.57)
   Excess distributions of net investment income                       -          (.06)            -             -             -
   Tax return of capital                                               -          (.01)            -             -             -
                                                               ---------     ---------     ---------     ---------     ---------
       Total distributions                                          (.08)         (.25)         (.15)        (1.92)        (1.71)
                                                               ---------     ---------     ---------     ---------     ---------
Net asset value, end of period                                 $   12.59     $   15.08     $   15.14     $   13.88     $   18.68
                                                               =========     =========     =========     =========     =========
Total return (a)                                                  (15.97)%        1.26%        10.13%       (16.45)%       38.35%
Net assets, end of period (in thousands)                       $  65,766     $  81,389     $  92,657     $  93,833     $ 107,322
Ratios to average net assets:
  Expenses                                                          1.24%         1.24%         1.21%         1.16%         1.08%
  Net investment income (loss)                                       .61%          .43%          .94%          .98%          .85%
  Expenses without waivers                                          1.39%         1.34%         1.23%         1.25%         1.28%
  Net investment income (loss) without waivers                       .46%          .33%          .92%          .89%          .65%
Portfolio turnover rate (excluding short-term securities)          147.9%        180.1%         78.7%        114.4%         87.7%

----------
(a) Total return figures are based on a share outstanding throughout the period and assume reinvestment of distributions at net asset value. Total return figures do not reflect the impact of front-end and contingent deferred sales charges.
(b) Adjusted to an annual basis.

ADVANTUS CORNERSTONE FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                         CLASS B
                                                               ------------------------------
                                                               PERIOD FROM        PERIOD FROM
                                                                AUGUST 1,          OCTOBER 1,
                                                                 2002 TO            2001 TO
                                                               JANUARY 31,         JULY 31,
                                                                  2003                2002
                                                               -----------        -----------
Net asset value, beginning of period                           $     11.60        $     12.38
                                                               -----------        -----------
Income from investment operations:
   Net investment income (loss)                                        .03                  -
   Net gains (losses) on securities
     (both realized and unrealized)                                   (.78)              (.77)
                                                               -----------        -----------
       Total from investment operations                               (.75)              (.77)
                                                               -----------        -----------
Less distributions:
   Dividends from net investment income                               (.02)              (.01)
   Distributions from net realized gains                                 -                  -
   Excess distributions of net investment income                         -                  -
                                                               -----------        -----------
       Total distributions                                            (.02)              (.01)
                                                               -----------        -----------
Net asset value, end of period                                 $     10.83        $     11.60
                                                               ===========        ===========
Total return (a)                                                     (6.42)%            (6.40)%
Net assets, end of period (in thousands)                       $     5,135        $     6,190
Ratios to average net assets:
  Expenses                                                            1.99%(b)           1.99%(b)
  Net investment income (loss)                                         .04%(b)           (.05)%(b)
  Expenses without waiver                                             2.24%(b)           2.16%(b)
  Net investment income (loss) without waiver                          .22%(b)           (.22)%(b)
Portfolio turnover rate (excluding short-term securities)             54.0%              95.3%

                                                                                             CLASS B
                                                               -----------------------------------------------------------------
                                                                                  YEAR ENDED SEPTEMBER 30,
                                                               -----------------------------------------------------------------
                                                                 2001           2000         1999          1998          1997
                                                               ---------     ---------     ---------     ---------     ---------
Net asset value, beginning of period                           $   14.86     $   14.97     $   13.73     $   18.52     $   14.97
                                                               ---------     ---------     ---------     ---------     ---------
Income from investment operations:
   Net investment income (loss)                                     (.02)         (.02)          .03           .03             -
   Net gains (losses) on securities
     (both realized and unrealized)                                (2.46)          .10          1.24         (3.02)         5.18
                                                               ---------     ---------     ---------     ---------     ---------
       Total from investment operations                            (2.48)          .08          1.27         (2.99)         5.18
                                                               ---------     ---------     ---------     ---------     ---------
Less distributions:
   Dividends from net investment income                                -             -          (.03)         (.04)         (.01)
   Distributions from net realized gains                               -          (.13)            -         (1.76)        (1.57)
   Excess distributions of net investment income                       -          (.06)            -             -             -
                                                               ---------     ---------     ---------     ---------     ---------
       Total distributions                                             -          (.19)         (.03)        (1.80)        (1.58)
                                                               ---------     ---------     ---------     ---------     ---------
Net asset value, end of period                                 $   12.38     $   14.86     $   14.97     $   13.73     $   18.52
                                                               =========     =========     =========     =========     =========
Total return (a)                                                  (16.61)%         .54%         9.26%       (17.21)%       37.68%
Net assets, end of period (in thousands)                       $   8,382     $  12,615     $  18,611     $  21,176     $  21,405
Ratios to average net assets:
  Expenses                                                          1.99%         1.99%         1.96%         1.95%         1.98%
  Net investment income (loss)                                      (.14)%        (.29)%         .20%          .18%         (.05)%
  Expenses without waiver                                           2.14%         2.09%         1.96%         1.95%         1.98%
  Net investment income (loss) without waiver                       (.29)%        (.39)%         .21%          .18%         (.05)%
Portfolio turnover rate (excluding short-term securities)          147.9%        180.1%         78.7%        114.4%         87.7%

----------
(a) Total return figures are based on a share outstanding throughout the period and assume reinvestment of distributions at net asset value. Total return figures do not reflect the impact of front-end and contingent deferred sales charges.
(b) Adjusted to an annual basis.

ADVANTUS CORNERSTONE FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                         CLASS C
                                                               ------------------------------
                                                               PERIOD FROM        PERIOD FROM
                                                                AUGUST 1,          OCTOBER 1,
                                                                 2002 TO            2001 TO
                                                               JANUARY 31,         JULY 31,
                                                                  2003                2002
                                                               -----------        -----------
Net asset value, beginning of period                           $     11.56        $     12.35
                                                               -----------        -----------
Income from investment operations:
   Net investment income (loss)                                        .02                  -
   Net gains (losses) on securities
     (both realized and unrealized)                                   (.78)              (.78)
                                                               -----------        -----------
       Total from investment operations                               (.75)              (.78)
                                                               -----------        -----------
Less distributions:
   Dividends from net investment income                               (.02)              (.01)
   Distributions from net realized gains                                 -                  -
   Excess distributions of net investment income                         -                  -
                                                               -----------        -----------
       Total distributions                                            (.02)              (.01)
                                                               -----------        -----------
Net asset value, end of period                                 $     10.80        $     11.56
                                                               ===========        ===========
Total return (a)                                                     (6.43)%            (6.42)%
Net assets, end of period (in thousands)                       $       582        $       680
Ratios to average net assets:
  Expenses                                                            1.99%(b)           1.99%(b)
  Net investment income (loss)                                         .46%(b)           (.05)%(b)
  Expenses without waiver                                             2.24%(b)           2.16%(b)
  Net investment income (loss) without waiver                          .22%(b)           (.22)(b)
Portfolio turnover rate (excluding short-term securities)             54.0%              95.3%

                                                                                             CLASS C
                                                               -----------------------------------------------------------------
                                                                                  YEAR ENDED SEPTEMBER 30,
                                                               -----------------------------------------------------------------
                                                                 2001           2000         1999          1998          1997
                                                               ---------     ---------     ---------     ---------     ---------
Net asset value, beginning of period                           $   14.82     $   14.93     $   13.68     $   18.48     $   14.92
                                                               ---------     ---------     ---------     ---------     ---------
Income from investment operations:
   Net investment income (loss)                                     (.02)         (.02)          .03           .03             -
   Net gains (losses) on securities
     (both realized and unrealized)                                (2.45)          .10          1.25         (3.04)         5.12
                                                               ---------     ---------     ---------     ---------     ---------
       Total from investment operations                            (2.47)          .08          1.28         (3.01)         5.12
                                                               ---------     ---------     ---------     ---------     ---------
Less distributions:
   Dividends from net investment income                                -             -          (.03)         (.03)         (.01)
   Distributions from net realized gains                               -          (.13)            -         (1.76)        (1.57)
   Excess distributions of net investment income                       -          (.06)            -             -             -
                                                               ---------     ---------     ---------     ---------     ---------
       Total distributions                                             -          (.19)         (.03)        (1.79)        (1.58)
                                                               ---------     ---------     ---------     ---------     ---------
Net asset value, end of period                                 $   12.35     $   14.82     $   14.93     $   13.68     $   18.48
                                                               =========     =========     =========     =========     =========
Total return (a)                                                  (16.58)%         .54%         9.35%       (17.28)%       37.10%
Net assets, end of period (in thousands)                       $     873     $   1,281     $   2,015     $   3,094     $   3,399
Ratios to average net assets:
  Expenses                                                          1.99%         1.99%         1.96%         1.95%         1.98%
  Net investment income (loss)                                      (.14)%        (.29)%         .21%          .18%         (.05)%
  Expenses without waiver                                           2.14%         2.09%         1.96%         1.95%         1.98%
  Net investment income (loss) without waiver                       (.29)%        (.39)%         .21%          .18%         (.05)%
Portfolio turnover rate (excluding short-term securities)          147.9%        180.1%         78.7%        114.4%         87.7%

----------
(a) Total return figures are based on a share outstanding throughout the period and assume reinvestment of distributions at net asset value. Total return figures do not reflect the impact of front-end and contingent deferred sales charges.
(b) Adjusted to an annual basis.

ADVANTUS ENTERPRISE FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                         CLASS A
                                                               ------------------------------
                                                               PERIOD FROM        PERIOD FROM
                                                                AUGUST 1,          OCTOBER 1,
                                                                 2002 TO            2001 TO
                                                               JANUARY 31,         JULY 31,
                                                                  2003                2002
                                                               -----------        -----------
Net asset value, beginning of period                           $      6.44        $      7.20
                                                               -----------        -----------
Income from investment operations:
   Net investment loss                                                (.04)              (.08)
   Net gains (losses) on securities
     (both realized and unrealized)                                    .03               (.68)
                                                               -----------        -----------
       Total from investment operations                               (.01)              (.76)
                                                               -----------        -----------
Less distributions:
   Distributions from net realized gains                                 -                  -
                                                               -----------        -----------
       Total distributions                                               -                  -
                                                               -----------        -----------
Net asset value, end of period                                 $      6.43        $      6.44
                                                               ===========        ===========
Total return (a)                                                      (.31)%           (10.56)%
Net assets, end of period (in thousands)                       $    27,227        $    27,357
Ratios to average net assets:
  Expenses                                                            1.48%(b)           1.38%(b)
  Net investment income (loss)                                       (1.21)%(b)         (1.14)%(b)
  Expenses without waiver                                             1.91%(b)           1.69%(b)
  Net investment income (loss) without waiver                        (1.64)%(b)         (1.45)%(b)
Portfolio turnover rate (excluding short-term securities)             39.7%              62.2%

                                                                                             CLASS A
                                                               -----------------------------------------------------------------
                                                                                  YEAR ENDED SEPTEMBER 30,
                                                               -----------------------------------------------------------------
                                                                 2001           2000         1999          1998          1997
                                                               ---------     ---------     ---------     ---------     ---------
Net asset value, beginning of period                           $   20.77     $   14.56     $   11.32     $   15.90     $   15.94
                                                               ---------     ---------     ---------     ---------     ---------
Income from investment operations:
   Net investment loss                                              (.03)         (.19)         (.14)         (.13)         (.04)
   Net gains (losses) on securities
     (both realized and unrealized)                                (7.07)         6.40          3.38         (4.45)         1.74
                                                               ---------     ---------     ---------     ---------     ---------
       Total from investment operations                            (7.10)         6.21          3.24         (4.58)         1.70
                                                               ---------     ---------     ---------     ---------     ---------
Less distributions:
   Distributions from net realized gains                           (6.47)            -             -             -         (1.74)
                                                               ---------     ---------     ---------     ---------     ---------
       Total distributions                                         (6.47)            -             -             -         (1.74)
                                                               ---------     ---------     ---------     ---------     ---------
Net asset value, end of period                                 $    7.20     $   20.77     $   14.56     $   11.32     $   15.90
                                                               =========     =========     =========     =========     =========
Total return (a)                                                  (44.09)%       42.75%        28.53%       (28.81)%       12.88%
Net assets, end of period (in thousands)                       $  30,744     $  56,087     $  40,009     $  31,844     $  44,102
Ratios to average net assets:
  Expenses                                                          1.38%         1.24%         1.33%         1.27%         1.28%
  Net investment income (loss)                                     (1.00)%        (.91)%        (.97)%        (.91)%        (.32)%
  Expenses without waiver                                           1.60%         1.43%         1.45%         1.44%         1.48%
  Net investment income (loss) without waiver                      (1.22)%       (1.10)%       (1.09)%       (1.08)%        (.52)%
Portfolio turnover rate (excluding short-term securities)          105.4%        181.5%         99.3%         71.1%         65.8%

----------
(a) Total return figures are based on a share outstanding throughout the period and assume reinvestment of distributions at net asset value. Total return figures do not reflect the impact of front-end or contingent deferred sales charges. For periods less than one year, total return presented has not been annualized.
(b) Adjusted to an annual basis.

ADVANTUS ENTERPRISE FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                         CLASS B
                                                               ------------------------------
                                                               PERIOD FROM        PERIOD FROM
                                                                AUGUST 1,          OCTOBER 1,
                                                                 2002 TO            2001 TO
                                                               JANUARY 31,         JULY 31,
                                                                  2003                2002
                                                               -----------        -----------
Net asset value, beginning of period                           $      5.78        $      6.51
                                                               -----------        -----------
Income from investment operations:
   Net investment loss                                                (.08)              (.16)
   Net gains (losses) on securities
     (both realized and unrealized)                                    .05               (.57)
                                                               -----------        -----------
       Total from investment operations                               (.03)              (.73)
                                                               -----------        -----------
Less distributions:
   Distributions from net realized gains                                 -                  -
                                                               -----------        -----------
       Total distributions                                               -                  -
                                                               -----------        -----------
Net asset value, end of period                                 $      5.75        $      5.78
                                                               ===========        ===========
Total return (a)                                                      (.69)%           (11.22)%
Net assets, end of period (in thousands)                       $     2,910        $     3,345
Ratios to average net assets:
  Expenses                                                            2.23%(b)           2.23%(b)
  Net investment income (loss)                                       (1.96)%(b)         (1.99)%(b)
  Expenses without waiver                                             2.66%(b)           2.44%(b)
  Net investment income (loss) without waiver                        (2.39)%(b)         (2.20)%(b)
Portfolio turnover rate (excluding short-term securities)             39.7%              62.2%

                                                                                             CLASS B
                                                               -----------------------------------------------------------------
                                                                                  YEAR ENDED SEPTEMBER 30,
                                                               -----------------------------------------------------------------
                                                                 2001           2000         1999          1998          1997
                                                               ---------     ---------     ---------     ---------     ---------
Net asset value, beginning of period                           $   19.63     $   13.88     $   10.88     $   15.42     $   15.64
                                                               ---------     ---------     ---------     ---------     ---------
Income from investment operations:
   Net investment loss                                              (.07)         (.35)         (.26)         (.24)         (.18)
   Net gains (losses) on securities
     (both realized and unrealized)                                (6.58)         6.10          3.26         (4.30)         1.70
                                                               ---------     ---------     ---------     ---------     ---------
       Total from investment operations                            (6.65)         5.75          3.00         (4.54)         1.52
                                                               ---------     ---------     ---------     ---------     ---------
Less distributions:
   Distributions from net realized gains                           (6.47)            -             -             -         (1.74)
                                                               ---------     ---------     ---------     ---------     ---------
       Total distributions                                         (6.47)            -             -             -         (1.74)
                                                               ---------     ---------     ---------     ---------     ---------
Net asset value, end of period                                 $    6.51     $   19.63     $   13.88     $   10.88     $   15.42
                                                               =========     =========     =========     =========     =========
Total return (a)                                                  (44.59)%       41.43%        27.57%       (29.44)%       11.89%
Net assets, end of period (in thousands)                       $   4,440     $   9,086     $   6,491     $   5,903     $   7,683
Ratios to average net assets:
  Expenses                                                          2.23%         2.09%         2.18%         2.14%         2.18%
  Net investment income (loss)                                     (1.85)%       (1.76)%       (1.82)%       (1.77)%       (1.60)%
  Expenses without waiver                                           2.35%         2.10%         2.18%         2.14%         2.18%
  Net investment income (loss) without waiver                      (1.97)%       (1.77)%       (1.82)%       (1.77)%       (1.60)%
Portfolio turnover rate (excluding short-term securities)          105.4%        181.5%         99.3%         71.1%         65.8%

----------
(a) Total return figures are based on a share outstanding throughout the period and assume reinvestment of distributions at net asset value. Total return figures do not reflect the impact of front-end or contingent deferred sales charges. For periods less than one year, total return presented has not been annualized.
(b) Adjusted to an annualized basis.

ADVANTUS ENTERPRISE FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                         CLASS C
                                                               ------------------------------
                                                               PERIOD FROM        PERIOD FROM
                                                                AUGUST 1,          OCTOBER 1,
                                                                 2002 TO            2001 TO
                                                               JANUARY 31,         JULY 31,
                                                                  2003                2002
                                                               -----------        -----------
Net asset value, beginning of period                           $      5.78        $      6.50
                                                               -----------        -----------
Income from investment operations:
   Net investment loss                                                (.08)              (.15)
   Net gains (losses) on securities
     (both realized and unrealized)                                    .04               (.57)
                                                               -----------        -----------
       Total from investment operations                               (.04)              (.72)
                                                               -----------        -----------
Less distributions:
   Distributions from net realized gains                                 -                  -
                                                               -----------        -----------
       Total distributions                                               -                  -
                                                               -----------        -----------
Net asset value, end of period                                 $      5.74        $      5.78
                                                               ===========        ===========
Total return (a)                                                      (.69)%           (11.21)%
Net assets, end of period (in thousands)                       $       364        $       421
Ratios to average net assets:
  Expenses                                                            2.23%(b)           2.23%(b)
  Net investment income (loss)                                       (1.96)%(b)         (1.99)%(b)
  Expenses without waiver                                             2.66%(b)           2.44%(b)
  Net investment income (loss) without waiver                        (2.39)%(b)         (2.20)%(b)
Portfolio turnover rate (excluding short-term securities)             39.7%              62.2%

                                                                                             CLASS C
                                                               -----------------------------------------------------------------
                                                                                  YEAR ENDED SEPTEMBER 30,
                                                               -----------------------------------------------------------------
                                                                 2001           2000         1999          1998          1997
                                                               ---------     ---------     ---------     ---------     ---------
Net asset value, beginning of period                           $   19.62     $   13.87     $   10.87     $   15.41     $   15.63
                                                               ---------     ---------     ---------     ---------     ---------
Income from investment operations:
   Net investment loss                                              (.05)         (.36)         (.27)         (.26)         (.23)
   Net gains (losses) on securities
     (both realized and unrealized)                                (6.60)         6.11          3.27         (4.28)         1.75
                                                               ---------     ---------     ---------     ---------     ---------
       Total from investment operations                            (6.65)         5.75          3.00         (4.54)         1.52
                                                               ---------     ---------     ---------     ---------     ---------
Less distributions:
   Distributions from net realized gains                           (6.47)            -             -             -         (1.74)
                                                               ---------     ---------     ---------     ---------     ---------
       Total distributions                                         (6.47)            -             -             -         (1.74)
                                                               ---------     ---------     ---------     ---------     ---------
Net asset value, end of period                                 $    6.50     $   19.62     $   13.87     $   10.87     $   15.41
                                                               =========     =========     =========     =========     =========
Total return (a)                                                  (44.54)%       41.46%        27.48%       (29.40)%       11.89%
Net assets, end of period (in thousands)                       $     541     $   1,079     $     812     $     780     $   1,133
Ratios to average net assets:
  Expenses                                                          2.23%         2.28%         2.18%         2.14%         2.18%
  Net investment income (loss)                                     (1.85)%       (1.92)%       (1.82)%       (1.78)%       (1.75)%
  Expenses without waiver                                           2.35%         2.10%         2.18%         2.14%         2.18%
  Net investment income (loss) without waiver                      (1.97)%       (1.77)%       (1.82)%       (1.78)%       (1.75)%
Portfolio turnover rate (excluding short-term securities)          105.4%        181.5%         99.3%         71.1%         65.8%

----------
(a) Total return figures are based on a share outstanding throughout the period and assume reinvestment of distributions at net asset value. Total return figures do not reflect the impact of front-end or contingent deferred sales charges. For periods less than one year, total return presented has not been annualized.
(b) Adjusted to an annual basis.

ADVANTUS HORIZON FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                         CLASS A
                                                               ------------------------------
                                                               PERIOD FROM        PERIOD FROM
                                                                AUGUST 1,          OCTOBER 1,
                                                                 2002 TO            2001 TO
                                                               JANUARY 31,         JULY 31,
                                                                  2003                2002
                                                               -----------        -----------
Net asset value, beginning of year                             $     11.23        $     12.63
                                                               -----------        -----------
Income from investment operations:
   Net investment loss                                                (.01)              (.07)
   Net gains (losses) on securities
     (both realized and unrealized)                                   (.65)             (1.33)
                                                               -----------        -----------
       Total from investment operations                               (.66)             (1.40)
                                                               -----------        -----------
Less distributions:
   Distributions from net realized gains                                 -                  -
                                                               -----------        -----------
       Total distributions                                               -                  -
                                                               -----------        -----------
Net asset value, end of year                                   $     10.57        $     11.23
                                                               ===========        ===========
Total return (a)                                                     (5.88)%           (11.08)%
Net assets, end of year (in thousands)                         $    19,431        $    21,830
Ratio to average net assets:
  Expenses                                                            1.35%(b)           1.35%(b)
  Net investment income (loss)                                        (.15)%(b)          (.58)%(b)
  Expenses without waiver                                             2.50%(b)           2.17%(b)
  Net investment income (loss) without waiver                        (1.30)%(b)         (1.40)%(b)
Portfolio turnover rate (excluding short-term securities)             49.6%              67.6%

                                                                                             CLASS A
                                                               -----------------------------------------------------------------
                                                                                  YEAR ENDED SEPTEMBER 30,
                                                               -----------------------------------------------------------------
                                                                 2001           2000         1999          1998          1997
                                                               ---------     ---------     ---------     ---------     ---------
Net asset value, beginning of year                             $   31.08     $   26.88     $   23.59     $   23.06     $   23.07
                                                               ---------     ---------     ---------     ---------     ---------
Income from investment operations:
   Net investment loss                                              (.16)         (.28)         (.16)         (.09)         (.08)
   Net gains (losses) on securities
     (both realized and unrealized)                               (13.37)         5.41          5.77          3.48          4.89
                                                               ---------     ---------     ---------     ---------     ---------
       Total from investment operations                           (13.54)         5.13          5.61          3.39          4.81
                                                               ---------     ---------     ---------     ---------     ---------
Less distributions:
   Distributions from net realized gains                           (4.91)         (.93)        (2.32)        (2.86)        (4.82)
                                                               ---------     ---------     ---------     ---------     ---------
       Total distributions                                             -          (.93)        (2.32)        (2.86)        (4.82)
                                                               ---------     ---------     ---------     ---------     ---------
Net asset value, end of year                                   $   12.63     $   31.08     $   26.88     $   23.59     $   23.06
                                                               =========     =========     =========     =========     =========
Total return (a)                                                  (49.46)%       19.26%        24.74%        16.38%        24.96%
Net assets, end of year (in thousands)                         $  27,603     $  63,568     $  56,581     $  47,183     $  40,192
Ratio to average net assets:
  Expenses                                                          1.35%         1.33%         1.30%         1.36%         1.43%
  Net investment income (loss)                                      (.85)%        (.89)%        (.61)%        (.39)%        (.39)%
  Expenses without waiver                                           1.81%         1.42%         1.30%         1.37%         1.48%
  Net investment income (loss) without waiver                      (1.32)%        (.97)%        (.61)%        (.40)%        (.44)%
Portfolio turnover rate (excluding short-term securities)          129.6%        109.3%         60.1%         72.6%         71.5%

----------
(a) Total return figures are based on a share outstanding throughout the period and assume reinvestment of distributions at net asset value. Total return figures do not reflect the impact of front-end or contingent deferred sales charges. For period less than one year, total return presented has not been annualized.
(b) Adjusted to an annual basis.

ADVANTUS HORIZON FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                         CLASS B
                                                               ------------------------------
                                                               PERIOD FROM        PERIOD FROM
                                                                AUGUST 1,          OCTOBER 1,
                                                                 2002 TO            2001 TO
                                                               JANUARY 31,         JULY 31,
                                                                  2003                2002
                                                               -----------        -----------
Net asset value, beginning of year                             $     10.27        $     11.62
                                                               -----------        -----------
Income from investment operations:
   Net investment loss                                                (.05)              (.16)
   Net gains (losses) on securities
     (both realized and unrealized)                                   (.59)             (1.19)
                                                               -----------        -----------
       Total from investment operations                               (.64)             (1.35)

Less distributions:
   Distributions from net realized gains                                 -                  -
                                                               -----------        -----------
       Total distributions                                               -                  -
                                                               -----------        -----------
Net asset value, end of year                                   $      9.63        $     10.27
                                                               ===========        ===========
Total return (a)                                                     (6.14)%           (11.71)%
Net assets, end of year (in thousands)                         $     6,117        $     7,507
Ratios to average net assets:
  Expenses                                                            2.10%(b)           2.10%(b)
  Net investment income (loss)                                        (.90)%(b)         (1.33)%(b)
  Expenses without waiver                                             3.24%(b)           2.92%(b)
  Net investment income (loss) without waiver                        (2.05)%(b)         (2.15)(b)
Portfolio turnover rate (excluding short-term securities)             49.6%              67.6%

                                                                                             CLASS B
                                                               -----------------------------------------------------------------
                                                                                  YEAR ENDED SEPTEMBER 30,
                                                               -----------------------------------------------------------------
                                                                 2001           2000         1999          1998          1997
                                                               ---------     ---------     ---------     ---------     ---------
Net asset value, beginning of year                             $   29.26     $   25.51     $   22.65     $   22.41     $   22.65
                                                               ---------     ---------     ---------     ---------     ---------
Income from investment operations:
   Net investment loss                                              (.30)         (.49)         (.32)         (.22)         (.19)
   Net gains (losses) on securities
     (both realized and unrealized)                               (12.43)         5.14          5.53          3.32          4.77
                                                               ---------     ---------     ---------     ---------     ---------
       Total from investment operations                           (12.73)         4.65          5.21          3.10          4.58

Less distributions:
   Distributions from net realized gains                           (4.91)         (.93)        (2.32)        (2.86)        (4.82)
                                                               ---------     ---------     ---------     ---------     ---------
       Total distributions                                             -          (.93)        (2.32)        (2.86)        (4.82)
                                                               ---------     ---------     ---------     ---------     ---------
Net asset value, end of year                                   $   11.62     $   29.26     $   25.54     $   22.65     $   22.41
                                                               ---------     ---------     ---------     ---------     ---------
Total return (a)                                                  (49.85)%       18.40%        23.93%        15.48%        24.25%
Net assets, end of year (in thousands)                         $  10,679     $  26,878     $  23,561     $  17,100     $  11,684
Ratios to average net assets:
  Expenses                                                          2.10%         2.08%         2.04%         2.07%         2.18%
  Net investment income (loss)                                     (1.60)%       (1.63)%       (1.34)%       (1.11)%        1.13%
  Expenses without waiver                                           2.36%         2.17%         2.04%         2.07%         2.18%
  Net investment income (loss) without waiver                      (2.07)%       (1.72)%       (1.34)%       (1.11)%       (1.13)%
Portfolio turnover rate (excluding short-term securities)          129.6%        109.3%         60.1%         72.6%         71.5%

----------
(a) Total return figures are based on a share outstanding throughout the period and assume reinvestment of distributions at net asset value. Total return figures do not reflect the impact of front-end or contingent deferred sales charges. For period less than one year, total return presented has not been annualized.
(b) Adjusted to an annual basis.

ADVANTUS HORIZON FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                         CLASS C
                                                               ------------------------------
                                                               PERIOD FROM        PERIOD FROM
                                                                AUGUST 1,          OCTOBER 1,
                                                                 2002 TO            2001 TO
                                                               JANUARY 31,         JULY 31,
                                                                  2003                2002
                                                               -----------        -----------
Net asset value, beginning of year                             $     10.34        $     11.71
                                                               -----------        -----------
Income from investment operations:
   Net investment loss                                                (.05)              (.16)
   Net gains (losses) on securities
     (both realized and unrealized)                                   (.59)             (1.21)
                                                               -----------        -----------
       Total from investment operations                               (.64)             (1.37)
                                                               -----------        -----------
Less distributions:
   Distributions from net realized gains                                 -                  -
                                                               -----------        -----------
       Total distributions                                               -                  -
                                                               -----------        -----------
Net asset value, end of year                                   $      9.70        $     10.34
                                                               ===========        ===========
Total return (a)                                                     (6.19)%           (11.71)%
Net assets, end of year (in thousands)                         $       533        $       658
Ratio to average net assets:
  Expenses                                                            2.10%(b)           2.10%(b)
  Net investment income (loss)                                        (.90)%(b)         (1.33)%(b)
  Expenses without waiver                                             3.24%(b)           2.92%(b)
  Net investment income without waiver                               (2.05)%(b)         (2.15)%(b)
Portfolio turnover rate (excluding short-term securities)             49.6%              67.6%

                                                                                             CLASS C
                                                               -----------------------------------------------------------------
                                                                                  YEAR ENDED SEPTEMBER 30,
                                                               -----------------------------------------------------------------
                                                                 2001           2000         1999          1998          1997
                                                               ---------     ---------     ---------     ---------     ---------
Net asset value, beginning of year                             $   29.44     $   25.69     $   22.79     $   22.38     $   22.67
                                                               ---------     ---------     ---------     ---------     ---------
Income from investment operations:
   Net investment loss                                              (.30)         (.51)         (.36)         (.24)         (.20)
   Net gains (losses) on securities
     (both realized and unrealized)                               (12.53)         5.19          5.58          3.51          4.73
                                                               ---------     ---------     ---------     ---------     ---------
      Total from investment operations                            (12.83)         4.68          5.22          3.27          4.53
                                                               ---------     ---------     ---------     ---------     ---------
Less distributions:
   Distributions from net realized gains                           (4.91)         (.93)        (2.32)        (2.86)        (4.82)
                                                               ---------     ---------     ---------     ---------     ---------
      Total distributions                                              -          (.93)        (2.32)        (2.86)        (4.82)
                                                               ---------     ---------     ---------     ---------     ---------
Net asset value, end of year                                   $   11.71     $   29.44     $   25.69     $   22.79     $   22.38
                                                               =========     =========     =========     =========     =========
Total return (a)                                                  (49.84)%       18.37%        23.82%        15.74%        24.03%
Net assets, end of year (in thousands)                         $     988     $   2,396     $   2,540     $   2,299     $   1,754
Ratio to average net assets:
  Expenses                                                          2.10%         2.08%         2.04%         2.07%         2.18%
  Net investment income (loss)                                     (1.60)%        1.63%        (1.34)%       (1.10)%        1.14%
  Expenses without waiver                                           2.56%         2.17%         2.04%         2.07%         2.18%
  Net investment income without waiver                             (2.07)%       (1.72)%       (1.34)%       (1.10)%       (1.14)%
Portfolio turnover rate (excluding short-term securities)          129.6%        109.3%         60.1%         72.6%         71.5%

----------
(a) Total return figures are based on a share outstanding throughout the period and assume reinvestment of distributions at net asset value. Total return figures do not reflect the impact of front-end or contingent deferred sales charges. For period less than one year, total return presented has not been annualized.
(b) Adjusted to an annual basis.

ADVANTUS INDEX 500 FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                         CLASS A
                                                                       -----------
                                                                       PERIOD FROM
                                                                        AUGUST 1,
                                                                         2002 TO
                                                                       JANUARY 31,
                                                                           2003
                                                                       -----------
Net asset value, beginning of period                                   $     12.00
                                                                       -----------
Income from investment operations:
   Net investment income (loss)                                                .04
   Net gains (losses) on securities (both realized and unrealized)            (.73)
                                                                       -----------
      Total from investment operations                                        (.69)
                                                                       -----------
Less distributions:
   Dividends from net investment income                                       (.04)
   Distributions from net realized gains                                         -
                                                                       -----------
      Total distributions                                                     (.04)
                                                                       -----------
Net asset value, end of period                                         $     11.27
                                                                       ===========
Total return (a)                                                             (5.56)%
Net assets, end of period (in thousands)                               $    17,296
Ratios to average net assets:
  Expenses                                                                     .85%(b)
  Net investment income (loss)                                                1.03%(b)
  Expenses without waiver                                                     1.68%(b)
  Net investment income (loss) without waiver                                  .22%(b)
Portfolio turnover rate (excluding short-term securities)                      2.6%

                                                                                                CLASS A
                                                                     -------------------------------------------------------------
                                                                                          YEAR ENDED JULY 31,
                                                                     -------------------------------------------------------------
                                                                       2002          2001         2000         1999         1998
                                                                     ---------    ---------    ---------    ---------    ---------
Net asset value, beginning of period                                 $   15.92    $   18.93    $   17.74    $   15.06    $   12.89
                                                                     ---------    ---------    ---------    ---------    ---------
Income from investment operations:
   Net investment income (loss)                                            .11          .12          .10          .11          .10
   Net gains (losses) on securities (both realized and unrealized)       (3.94)       (2.98)        1.27         2.74         2.21
                                                                     ---------    ---------    ---------    ---------    ---------
      Total from investment operations                                   (3.83)       (2.86)        1.37         2.85         2.31
                                                                     ---------    ---------    ---------    ---------    ---------
Less distributions:
   Dividends from net investment income                                   (.09)        (.10)        (.03)        (.10)        (.12)
   Distributions from net realized gains                                     -         (.05)        (.15)        (.07)        (.02)
                                                                     ---------    ---------    ---------    ---------    ---------
      Total distributions                                                 (.09)        (.15)        (.18)        (.17)        (.14)
                                                                     ---------    ---------    ---------    ---------    ---------
Net asset value, end of period                                       $   12.00    $   15.92    $   18.93    $   17.74    $   15.06
                                                                     =========    =========    =========    =========    =========
Total return (a)                                                        (24.14)%     (15.12)%       7.67%       19.13%       18.19%
Net assets, end of period (in thousands)                             $  18,196    $  24,870    $  24,723    $  25,498    $  15,711
Ratios to average net assets:
  Expenses                                                                 .75%         .75%         .75%         .75%         .74%
  Net investment income (loss)                                             .77%         .72%         .52%         .64%         .83%
  Expenses without waiver                                                 1.53%        1.43%        1.38%        1.43%        1.81%
  Net investment income (loss) without waiver                             (.01)%        .04%        (.11)%       (.04)%       (.24)%
Portfolio turnover rate (excluding short-term securities)                 13.6%        17.2%        42.6%        25.3%        59.2%

----------
(a) Total return figures are based on a share outstanding throughout the period and assume reinvestment of distributions at net asset value. Total return figures do not reflect the impact of front-end or contingent deferred sales charges. For periods less than one year, total return presented has not been annualized.
(b) Adjusted to an annual basis.

ADVANTUS INDEX 500 FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                 CLASS B
                                            -------------------------------------------------------------------------------------
                                            PERIOD FROM
                                              AUGUST 1,
                                              2002 TO                                   YEAR ENDED JULY 31,
                                             JANUARY 31,        -----------------------------------------------------------------
                                                2003              2002          2001          2000         1999           1998
                                            ------------        ---------     ---------     ---------     ---------     ---------
Net asset value, beginning of period        $      11.78        $   15.66     $   18.68     $   17.64     $   15.01     $   12.87
                                            ------------        ---------     ---------     ---------     ---------     ---------
Income from investment operations:
   Net investment income (loss)                      .01             (.01)          .02          (.06)         (.03)          .02
   Net gains (losses) on securities (both
     realized and unrealized)                       (.72)           (3.86)        (2.93)         1.25          2.73          2.17
                                            ------------        ---------     ---------     ---------     ---------     ---------
      Total from investment operations              (.70)           (3.87)        (2.95)         1.19          2.70          2.19
                                            ------------        ---------     ---------     ---------     ---------     ---------
Less distributions:
   Dividends from net investment income             (.02)            (.01)         (.02)            -             -          (.03)
   Distributions from net realized gains               -                -          (.05)          .15          (.07)         (.02)
                                            ------------        ---------     ---------     ---------     ---------     ---------
      Total distributions                           (.02)            (.01)         (.07)          .15          (.07)         (.05)
                                            ------------        ---------     ---------     ---------     ---------     ---------
Net asset value, end of period              $      11.06        $   11.78     $   15.66     $   18.68     $   17.64     $   15.01
                                            ============        =========     =========     =========     =========     =========
Total return (a)                                   (5.97)%         (24.80)%      (15.77)%        6.71%        18.10%        17.17%
Net assets, end of period (in thousands)    $     12,715        $  14,559     $  21,931     $  28,077     $  24,202     $  11,832
Ratios to average net assets:
  Expenses                                          1.60%(b)         1.60%         1.60%         1.60%         1.60%         1.60%
  Net investment income (loss)                      (.28)%(b)        (.08)%        (.11)%        (.33)%        (.21)%        (.06)%
  Expenses without waiver                           2.43%(b)         2.28%         2.18%         2.13%         2.16%         2.51%
  Net investment income (loss) without
   waiver                                           (.49)%(b)        (.76)%        (.69)%        (.86)%        (.77)%        (.97)%
Portfolio turnover rate (excluding
  short-term securities)                             2.6%            13.6%         17.2%         42.6%         25.3%         59.2%

----------
(a) Total return figures are based on a share outstanding throughout the period and assume reinvestment of distributions at net asset value. Total return figures do not reflect the impact of front-end or contingent deferred sales charges. For periods less than one year, total return presented has not been annualized.
(b) Adjusted to an annual basis.

ADVANTUS INDEX 500 FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                 CLASS C
                                            -------------------------------------------------------------------------------------
                                            PERIOD FROM
                                              AUGUST 1,
                                              2002 TO                                   YEAR ENDED JULY 31,
                                             JANUARY 31,        -----------------------------------------------------------------
                                                2003              2002          2001          2000         1999           1998
                                            ------------        ---------     ---------     ---------     ---------     ---------
Net asset value, beginning of period        $      11.75        $   15.63     $   18.64     $   17.60     $   14.97     $   12.85
                                            ------------        ---------     ---------     ---------     ---------     ---------
Income from investment operations:
   Net investment income (loss)                      .02             (.01)         (.03)         (.06)         (.03)          .01
   Net gains (losses) on securities (both
     realized and unrealized)                       (.71)           (3.86)        (2.91)         1.25          2.73          2.16
                                            ------------        ---------     ---------     ---------     ---------     ---------
      Total from investment operations               .69            (3.87)        (2.94)         1.19          2.70          2.17
                                            ------------        ---------     ---------     ---------     ---------     ---------
Less distributions:
   Dividends from net investment income             (.02)            (.01)         (.02)            -             -          (.03)
   Distributions from net realized gains               -                -          (.05)         (.15)         (.07)         (.02)
                                            ------------        ---------     ---------     ---------     ---------     ---------
      Total distributions                           (.02)            (.01)         (.07)         (.15)         (.07)         (.05)
                                            ------------        ---------     ---------     ---------     ---------     ---------
Net asset value, end of period              $      11.04        $   11.75     $   15.63     $   18.64     $   17.60     $   14.97
                                            ============        =========     =========     =========     =========     =========
Total return (a)                                   (5.90)%         (24.80)%      (15.80)%        6.73%        18.03%        17.09%
Net assets, end of period (in thousands)    $      1,485        $   1,605     $   2,291     $   3,168     $   2,910     $   1,508
Ratios to average net assets:
  Expenses                                          1.60%(b)         1.60%         1.60%         1.60%         1.60%         1.60%
  Net investment income (loss)                       .29%(b)         (.08)%        (.11)%        (.33)%        (.21)%        (.06)%
  Expenses without waiver                           2.43%(b)         2.28%         2.18%         2.13%         2.16%         2.51%
  Net investment income (loss) without
    waiver                                          (.51)%(b)        (.76)%        (.69)%        (.86)%        (.77)%        (.97)%
Portfolio turnover rate (excluding
  short-term securities)                             2.6%            13.6%         17.2%         42.6%         25.3%         59.2%

----------
(a) Total return figures are based on a share outstanding throughout the period and assume reinvestment of distributions at net asset value. Total return figures do not reflect the impact of front-end or contingent deferred sales charges. For periods less than one year, total return presented has not been annualized.
(b) Adjusted to an annual basis.

ADVANTUS REAL ESTATE SECURITIES FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                             CLASS A
                                            --------------------------------------------------------------------------
                                             PERIOD FROM                                                  PERIOD FROM
                                               AUGUST 1,                                                  FEBRUARY 25,
                                               2002 TO                   YEAR ENDED JULY 31,              1999 (c) TO
                                             JANUARY 31,        -------------------------------------       JULY 31,
                                                2003               2002          2001          2000           1999
                                            ------------        ---------     ---------     ---------     ------------
Net asset value, beginning of year          $      11.93        $   11.67     $   11.23     $   10.25     $      10.02
                                            ------------        ---------     ---------     ---------     ------------
Income from investment operations:
   Net investment income                             .24              .32           .51           .43              .18
   Net gains (losses) on securities
     (both realized and unrealized)                 (.76)            1.01           .47          1.00              .31
                                            ------------        ---------     ---------     ---------     ------------
       Total from investment operations             (.52)            1.33           .98          1.43              .49
                                            ------------        ---------     ---------     ---------     ------------
Less distributions:
   Dividends from net investment income             (.23)            (.28)         (.54)         (.42)            (.18)
   Distributions from net realized gains            (.22)            (.79)            -          (.03)               -
   Excess distributions of net investment
     income                                            -                -             -             -             (.08)
                                            ------------        ---------     ---------     ---------     ------------
       Total distributions                          (.45)           (1.07)         (.54)         (.45)            (.26)
                                            ------------        ---------     ---------     ---------     ------------
Net asset value, end of year                $      10.96        $   11.93     $   11.67     $   11.23     $      10.25
                                            ============        =========     =========     =========     ============
Total return (a)                                   (4.40)%          12.31%         8.92%        14.89%            4.78%
Net assets, end of year (in thousands)      $     40,318        $  32,269     $  17,336     $  11,704     $      6,113
Ratios to average net assets:
  Expenses                                          1.55%(b)         1.50%         1.50%         1.50%            1.50%(b)
  Net investment income (loss)                      4.41%(b)         2.83%         4.30%         4.25%            4.09%(b)
  Expenses without waivers                          1.55%(b)         1.69%         1.99%         2.72%            3.49%(b)
  Net investment income without waivers             4.40%(b)         2.64%         3.81%         3.04%            2.10%(b)
Portfolio turnover rate (excluding
  short-term securities)                            52.6%           101.2%        173.1%        116.8%            51.5%

                                                       CLASS B
                                            --------------------------------
                                            PERIOD FROM         PERIOD FROM
                                              AUGUST 1,         NOVEMBER 28,
                                              2002 TO           2002 (d) TO
                                             JANUARY 31,         JULY 31,
                                                2003               2002
                                            ------------        ------------
Net asset value, beginning of year          $      11.89        $      11.56
                                            ------------        ------------
Income from investment operations:
   Net investment income                             .20                 .11
   Net gains (losses) on securities
     (both realized and unrealized)                 (.76)               1.23
                                            ------------        ------------
       Total from investment operations             (.56)               1.34
                                            ------------        ------------
Less distributions:
   Dividends from net investment income             (.19)               (.22)
   Distributions from net realized gains            (.22)               (.79)
   Excess distributions of net investment
     income                                            -                   -
                                            ------------        ------------
       Total distributions                          (.97)              (1.01)
                                            ------------        ------------
Net asset value, end of year                $      10.92        $      11.89
                                            ============        ============
Total return (a)                                   (4.74)%              7.75%
Net assets, end of year (in thousands)      $      1,540        $      1,131
Ratios to average net assets:
  Expenses                                          2.30%(b)            2.40
  Net investment income (loss)                      3.69%(b)            1.29
  Expenses without waivers                          2.30%(b)            2.44
  Net investment income without waivers             3.69%(b)            1.25
Portfolio turnover rate (excluding
  short-term securities)                            52.6%              101.2%

----------
(a) Total return figures are based on a share outstanding throughout the period and assume reinvestment of distributions at net asset value. Total return figures do not reflect the impact of front-end contingent deferred sales charges. For periods less than one year, total return presented has not been annualized.
(b) Adjusted to an annual basis.
(c) Date shares became effectively registered.
(d) Inception date of the Class B shares.

ADVANTUS VENTURE FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                 CLASS A
                                            -------------------------------------------------------------------------------------
                                            PERIOD FROM
                                              AUGUST 1,
                                              2002 TO                                   YEAR ENDED JULY 31,
                                             JANUARY 31,        -----------------------------------------------------------------
                                                2003              2002          2001          2000         1999           1998
                                            ------------        ---------     ---------     ---------     ---------     ---------
Net asset value, beginning of period        $      12.25        $   15.05     $   11.47     $   11.20     $   12.03     $   11.73
                                            ------------        ---------     ---------     ---------     ---------     ---------
Income from investment operations:

   Net investment income (loss)                     (.04)            (.08)         (.06)          .05           .10           .06
   Net gains (losses) on securities (both
     realized and unrealized)                      (1.02)           (1.84)         4.04           .32          (.59)          .98
                                            ------------        ---------     ---------     ---------     ---------     ---------
      Total from investment operations             (1.06)           (1.92)         3.98           .37          (.49)         1.04
                                            ------------        ---------     ---------     ---------     ---------     ---------
Less distributions:
   Dividends from net investment income                -                -             -          (.06)         (.09)         (.08)
   Dividends in excess of net investment
     income                                            -                -             -          (.04)            -             -
   Distributions from net realized gains            (.88)            (.88)         (.40)            -          (.23)         (.66)
   Tax return of capital                               -                -             -             -          (.02)            -
                                            ------------        ---------     ---------     ---------     ---------     ---------
      Total distributions                          (1.94)            (.88)         (.40)         (.10)         (.34)         (.74)
                                            ------------        ---------     ---------     ---------     ---------     ---------
Net asset value, end of period              $      10.31        $   12.25     $   15.05     $   11.47     $   11.20     $   12.03
                                            ============        =========     =========     =========     =========     =========
Total return (a)                                   (9.01)%         (13.27)%       35.18%         3.74%        (3.89)%        8.92%
Net assets, end of period (in thousands)    $     47,215        $  53,071     $  54,735     $  31,371     $  31,683     $  34,630
Ratios to average net assets:
  Expenses                                          1.45%(b)         1.27%         1.40%         1.40%         1.40%         1.38%
  Net investment income (loss)                      (.80)%(b)        (.57)%        (.56)%         .63%          .81%          .55%
  Expenses without waiver                           1.45%(b)         1.37%         1.51%         1.71%         1.64%         1.55%
  Net investment income (loss) without waive        (.80)%(b)        (.67)%        (.67)%         .32%          .57%          .38%
Portfolio turnover rate (excluding
  short-term securities)                            31.4%            37.3%         37.8%        169.0%        103.9%         45.0%

----------
(a) Total return figures are based on a share outstanding throughout the period and assume reinvestment of distributions at net asset value. Total return figures do not reflect the impact of front-end or contingent deferred sales charge. For periods less than one year, total return presented has not been annualized.

(b) Adjusted to an annual basis.

ADVANTUS VENTURE FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                 CLASS B
                                            -------------------------------------------------------------------------------------
                                            PERIOD FROM
                                              AUGUST 1,
                                              2002 TO                                   YEAR ENDED JULY 31,
                                             JANUARY 31,        -----------------------------------------------------------------
                                                2003              2002          2001          2000         1999           1998
                                            ------------        ---------     ---------     ---------     ---------     ---------
Net asset value, beginning of period        $      11.90        $   14.77     $   11.36     $   11.11     $   11.94     $   11.71
                                            ------------        ---------     ---------     ---------     ---------     ---------
Income from investment operations:
   Net investment income (loss)                     (.71)            (.17)         (.16)         (.04)            -          (.02)
   Net gains (losses) on securities (both
     realized and unrealized)                      (1.00)           (1.82)         3.97           .32          (.58)          .92
                                            ------------        ---------     ---------     ---------     ---------     ---------
      Total from investment operations             (1.07)           (1.99)         3.81           .28          (.58)          .90
                                            ------------        ---------     ---------     ---------     ---------     ---------
Less distributions:
   Dividends from net investment income                -                -             -          (.02)         (.02)         (.01)
   Distributions from net realized gains            (.88)            (.88)         (.40)            -          (.23)         (.66)
   Dividends in excess of net investment
     income                                            -                -             -          (.01)            -             -
                                            ------------        ---------     ---------     ---------     ---------     ---------
      Total distributions                           (.88)            (.88)         (.40)         (.03)         (.25)         (.67)
                                            ------------        ---------     ---------     ---------     ---------     ---------
Net asset value, end of period              $       9.95        $   11.90     $   14.77     $   11.36     $   11.11     $   11.94
                                            ============        =========     =========     =========     =========     =========
Total return (a)                                   (9.37)%         (14.02)%       34.01%         2.89%        (4.77)%        7.65%
Net assets, end of period (in thousands)    $      4,259        $   4,531     $   4,114     $   2,500     $   3,115     $   3,529
Ratios to average net assets:
  Expenses                                          2.20%            2.12%         2.25%         2.24%         2.25%         2.25%
  Net investment income (loss)                     (1.57)%(b)       (1.42)%       (1.41)%        (.24)%        (.04)%        (.26)%
  Expenses without waiver                           2.20%(b)         2.12%         2.26%         2.45%         2.36%         2.25%
  Net investment income (loss) without
    waiver                                         (1.57)%(b)       (1.42)%        (.42)%        (.85)%        (.15)%        (.26)%
Portfolio turnover rate (excluding
  short-term securities)                           (31.4)%(b)        37.3%         37.8%        169.0%        103.9%         45.0%

----------
(a) Total return figures are based on a share outstanding throughout the period and assume reinvestment of distributions at net asset value. Total return figures do not reflect the impact of front-end or contingent deferred sales charge. For periods less than one year, total return presented has not been annualized.
(b) Adjusted to an annual basis.

ADVANTUS VENTURE FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                                 CLASS C
                                            -------------------------------------------------------------------------------------
                                            PERIOD FROM
                                              AUGUST 1,
                                              2002 TO                                   YEAR ENDED JULY 31,
                                             JANUARY 31,        -----------------------------------------------------------------
                                                2003              2002          2001          2000         1999           1998
                                            ------------        ---------     ---------     ---------     ---------     ---------
Net asset value, beginning of period        $      11.96        $   14.83     $   11.41     $   11.15     $   11.98     $   11.71
                                            ------------        ---------     ---------     ---------     ---------     ---------
Income from investment operations:
   Net investment income (loss)                     (.08)            (.14)         (.15)         (.03)         (.01)         (.03)
   Net gains (losses) on securities (both
     realized and unrealized)                      (1.00)           (1.85)         3.98           .32          (.57)          .97
                                            ------------        ---------     ---------     ---------     ---------     ---------
       Total from investment operations            (1.07)           (1.99)         3.83           .29          (.58)          .94
                                            ------------        ---------     ---------     ---------     ---------     ---------
Less distributions:
   Dividends from net investment income                -                -             -          (.02)         (.02)         (.01)
   Distributions from net realized gains            (.88)            (.88)         (.40)            -          (.23)         (.66)
   Distributions in excess of net
     investment income                                 -                -             -          (.01)            -             -
                                            ------------        ---------     ---------     ---------     ---------     ---------
       Total distributions                          (.88)            (.88)         (.40)         (.03)         (.25)         (.67)
                                            ------------        ---------     ---------     ---------     ---------     ---------
Net asset value, end of period              $      10.01        $   11.96     $   14.83     $   11.41     $   11.15     $   11.98
                                            ============        =========     =========     =========     =========     =========
Total return (a)                                   (9.31)%         (13.96)%       33.94%         2.95%        (4.81)%        7.90%
Net assets, end of period (in thousands)    $        990        $   1,477     $     479     $     273     $     467     $     702
Ratios to average net assets:
  Expenses                                          2.20%(b)         2.12%         2.25%         2.24%         2.25%         2.25%
  Net investment income (loss)                      (.76)%(b)       (1.42)%       (1.41)%        (.24)%        (.04)%        (.26)%
  Expenses without waiver                           2.20%(b)         2.12%         2.26%         2.45%         2.36%         2.25%
  Net investment income (loss) without
   waiver                                          (1.57)%(b)       (1.42)        (1.42)%        (.45)%        (.15)%        (.26)%
Portfolio turnover rate (excluding
  short-term securities)                            31.4%            37.3%         37.8%        169.0%        103.9%         45.0%

----------
(a) Total return figures are based on a share outstanding throughout the period and assume reinvestment of distributions at net asset value. Total return figures do not reflect the impact of front-end or contingent deferred sales charge. For periods less than one year, total return presented has not been annualized.
(b) Adjusted to an annual basis.

Advantus Funds
Directors and Executive Officers

Under Minnesota law, the Board of Directors of each Fund has overall responsibility for managing the Fund in good faith and in a manner reasonably believed to be in the best interests of the Fund. The directors meet periodically throughout the year to oversee the Fund's activities, review contractual arrangements with companies that provide services to the Fund, and review the performance of the Fund. Certain of the directors are considered "interested persons" (as defined in the Investment Company Act of 1940) of the Fund primarily by reason of their engagement as officers of the Fund's investment adviser, Advantus Capital Management, Inc. ("Advantus Capital"), or as officers of companies affiliated with Advantus Capital, including Minnesota Life Insurance Company ("Minnesota Life"). The remaining directors, because they are not interested persons of the Fund, are considered independent ("Independent Directors") and are not employees or officers of, and have no financial interest in, Advantus Capital, Minnesota Life or their other affiliates. A majority of the Board of Directors is comprised of Independent Directors.

The individuals listed in the table below serve as directors and officers of each Fund, and also serve in the same capacity for each of the other six Advantus Funds (the Advantus Funds are the twelve registered investment companies, consisting of 29 portfolios, for which Advantus Capital serves as the investment adviser). Only executive officers and other officers who perform policy-making functions with the Fund are listed. None of the directors is a director of any public company (a company required to file reports under the Securities Exchange Act of 1934) or of any registered investment companies other than the Advantus Funds. Each director serves for an indefinite term, until his or her resignation, death or removal.

                         POSITION WITH FUND
NAME, ADDRESS(1)         AND LENGTH OF            PRINCIPAL OCCUPATION(s)
AND AGE                  TIME SERVED              DURING PAST 5 YEARS
-----------------------------------------------------------------------------------------
INTERESTED DIRECTORS
-----------------------------------------------------------------------------------------
William N. Westhoff      Director since           Retired since July 2002, prior thereto
Age: 55                  July 23, 1998            President, Treasurer and Director,
                                                  Advantus Capital Management, Inc.;
                                                  Senior Vice President and Treasurer,
                                                  Minnesota Life Insurance Company since
                                                  April 1998; Senior Vice President,
                                                  Global Investments, American Express
                                                  Financial Corporation, Minneapolis,
                                                  Minnesota, from August 1994 to October
                                                  1997

Frederick P. Feuerherm   Vice President,          Vice President, Assistant Secretary and
Age: 56                  Director and             Director, Advantus Capital Management,
                         Treasurer since          Inc.; Vice President, Minnesota Life
                         July 13, 1993            Insurance Company; Vice President,
                                                  Minnesota Mutual Companies, Inc.; Vice
                                                  President, Securian Financial Group,
                                                  Inc.; Vice President, Securian Holding
                                                  Company; Vice President and Director,
                                                  MIMLIC Funding, Inc. (entity holding
                                                  legal title to bonds beneficially owned
                                                  by certain clients of Advantus Capital);
                                                  Vice President and Assistant Secretary,
                                                  MCM Funding 1997-1, Inc. and MCM Funding
                                                  1998-1, Inc. (entities holding legal
                                                  title to mortgages beneficially owned by
                                                  certain clients of Advantus Capital);
                                                  Treasurer, Ministers Life Resources,
                                                  Inc.; Treasurer, The Ministers Life
                                                  Insurance Company

-----------------------------------------------------------------------------------------
INDEPENDENT DIRECTORS
-----------------------------------------------------------------------------------------
Ralph D. Ebbott          Director since           Retired, Vice President and Treasurer of
Age: 75                  October 22, 1985         Minnesota Mining and Manufacturing
                                                  Company (industrial and consumer
                                                  products) through June 1989

William C. Melton        Director since           Founder and President of Melton Research
Age: 55                  April 25, 2002           Inc. since 1997; member of the Advisory
                                                  Board of Macroeconomic Advisors LLC
                                                  since 1998; member, Minneapolis
                                                  StarTribune Board of Economists since
                                                  1986; member, State of Minnesota Council
                                                  of Economic Advisors from 1988 to 1994;
                                                  various senior positions at American
                                                  Express Financial Advisors (formerly
                                                  Investors Diversified Services and,
                                                  thereafter, IDS/American Express) from
                                                  1982 through 1997, including Chief
                                                  Economist and, thereafter, Chief
                                                  International Economist

Ellen S. Berscheid       Director since           Regents' Professor of Psychology at the
Age: 66                  October 22, 1985         University of Minnesota

-----------------------------------------------------------------------------------------
OTHER EXECUTIVE OFFICERS
-----------------------------------------------------------------------------------------
Dianne M. Orbison        President since          President and Treasurer, Advantus
Age: 50                  July 25, 2002            Capital Management, Inc.; Vice President
                                                  and Treasurer, Minnesota Life Insurance
                                                  Company; Vice President and Treasurer,
                                                  Minnesota Mutual Companies, Inc.; Vice
                                                  President and Treasurer, Securian
                                                  Financial Group, Inc.; Vice President
                                                  and Treasurer, Securian Holding Company;
                                                  President and Treasurer, MIMLIC Funding,
                                                  Inc. (entity holding legal title to
                                                  bonds beneficially owned by certain
                                                  clients of Advantus Capital); President
                                                  and Treasurer, MCM Funding 1997-1, Inc.
                                                  and MCM Funding 1998-1, Inc. (entities
                                                  holding legal title to mortgages
                                                  beneficially owned by certain clients of
                                                  Advantus Capital)

Michael J. Radmer        Secretary since          Partner with the law firm of Dorsey &
Dorsey & Whitney LLP     February 25, 1985        Whitney LLP
50 South Sixth Street
Minneapolis, Minnesota
55402
Age: 57

----------
(1) Unless otherwise noted, the address of each director and officer is the address of the Fund: 400 Robert Street North, St. Paul, Minnesota 55101.

The Fund's Statement of Additional Information (SAI) includes additional information about Fund directors, and is available, without charge, upon request. You may request a copy of the current SAI by telephoning Advantus Shareholder Services, toll free, at (800) 665-6005.

Shareholder Services

     The Advantus Family of Funds offers a variety of services that enhance your ability to manage your assets. Check each Fund's prospectus for the details of the services and any limitations that may apply.

EXCHANGE PRIVILEGES: You can move all or part of your investment dollars from one fund to any other Advantus Fund you own (for identical registrations within the same share class) at any time as your needs change. Exchanges are at the then current net asset value (exchanges from the Advantus Money Market Fund will incur the applicable sales charge, if not previously subjected to the charge). Shareholders may make twelve exchanges each calendar year without incurring a transaction charge. Thereafter, there will be a $7.50 transaction charge for each additional exchange within the calendar year.

INCOME DISTRIBUTION FLEXIBILITY: You can have your fund dividends and other distributions automatically reinvested with no sales charge, direct them from one Advantus Fund to any other you own within the Fund family or, if you desire, we'll pay you in cash.

SYSTEMATIC WITHDRAWAL PLAN: You can set up a plan to receive a check at specified intervals from your fund account subject to minimum guidelines. Depending upon the performance of the underlying investment options, the value may be worth more or less than the original amount invested when withdrawn.

DIRECT DIVIDEND DEPOSITS: At your request we will deposit your dividends or systematic withdrawals directly into your checking or savings account instead of sending you a check.

TELEPHONE EXCHANGE: You may move money from one Advantus account to any other Advantus account you own (with identical registrations within the same share class) just by calling our toll-free number. The Telephone Exchange privilege will automatically be established unless otherwise indicated on the Account Application. Telephone Exchange may be changed (added/deleted) at any time by submitting a request in writing.

SYSTEMATIC EXCHANGE: You may move a set amount of money monthly or quarterly from one Advantus Fund to another Advantus Fund (with identical registrations within the same share class) to diversify your investment portfolio and take advantage of "dollar-cost averaging".

AUTOMATIC PAYMENT OF INSURANCE PREMIUMS: You may automatically pay your Minnesota Life insurance premiums from your Advantus Money Market account.

REDUCED SALES CHARGES: Letter of Intent, combined purchases with spouse, children or single trust estates, and the Right of Accumulation make it possible for you to reduce the sales charge, if any.

AUTOMATIC INVESTMENT PLAN: This special purchase plan enables you to open an Advantus Fund account for as little as $500 when you agree to make investments of not less than $50 under the plan and lower your average share cost through "dollar-cost averaging." (Dollar-cost averaging does not assure a profit, nor does it prevent loss in declining markets.) The Automatic Investment Plan allows you to invest automatically monthly, semi-monthly or quarterly from your checking or savings account.

IRAS, OTHER QUALIFIED PLANS: You can use the Advantus Family of Funds for your Traditional, Roth or Education Individual Retirement Account or other qualified plans including: SEP IRA's, SIMPLE IRA's, Profit Sharing, 401(k) Money Purchase or Defined Benefit plans.

TELEPHONE REDEMPTION: You may call us and redeem shares over the phone. The proceeds will be sent by check to the address of record for the account or wire transferred to your bank of record for the account. Wire transfers are for amounts over $500. The prevailing wire charge will be added to the withdrawal amount. The Telephone Redemption privilege will automatically be established unless otherwise indicated on the Account Application. Telephone Redemption may be changed (added/deleted) at any time by submitting a request in writing. To have the redemption automatically deposited into your checking account, please send a voided check from your bank. Depending on the performance of the underlying investment options, the value may be worth more or less than the original amount invested upon redemption. Some limitations apply, please refer to the prospectus for details.

ACCOUNT UPDATES: You'll receive written confirmation of every investment you initiate and quarterly statements to help you track all of your Advantus Fund investments and annual tax statements. Semi-annual and annual reports will provide you with portfolio information, fund performance data and the current investment outlook.

TOLL-FREE SERVICE LINE: For your convenience in obtaining information and assistance directly from Advantus Shareholder Services, call 1-800-665-6005. Advantus Account Representatives are available Monday through Friday from 7:30 a.m. to 5:15 p.m. Central Time. Our voice response system is available 24 hours, seven days a week. This system allows you to access current net asset values, account balances and recent account activity.

INTERNET ADDRESS: www.AdvantusFunds.com

HOW TO INVEST

You can invest in one or more of the eleven Advantus Funds through a local Registered Representative of Securian Financial Services, Inc., distributor of the Funds. Contact your representative for information and a prospectus containing more complete information including charges and expenses, for any of the Advantus Funds you are interested in. Read the prospectus carefully before investing. To find a Registered Representative near you, call the toll-free service line (1-800-665-6005) or visit www.AdvantusFunds.com.

MINIMUM INVESTMENTS: Minimum lump-sum initial investment is $1,000 ($500 for qualified accounts and accounts covered by an automatic investment plan). Minimum subsequent investment is $50.

THE FUND'S MANAGER

Advantus Capital Management, Inc., investment adviser to the Fund, selects and reviews the Fund's investments and provides executive and other personnel for the Fund's management. (For the Advantus International Balanced Fund, Inc., Advantus Enterprise Fund, Inc., and Advantus Venture Fund, Inc., the sub-adviser, Templeton Investment Counsel, Inc., Credit Suisse Asset Management, LLC, and State Street Research & Management Company, respectively, selects the Fund's investments.)

Advantus Capital Management, Inc. manages twelve mutual funds containing $2.3 billion in assets in addition to $13.5 billion in assets for other clients. Advantus Capital's seasoned portfolio managers average more than 15 years of investment experience.

ADVANTUS FAMILY OF FUNDS

Advantus Bond Fund

Advantus Horizon Fund

Advantus Spectrum Fund

Advantus Enterprise Fund

Advantus Cornerstone Fund

Advantus Money Market Fund

Advantus Mortgage Securities Fund

Advantus International Balanced Fund

Advantus Venture Fund

Advantus Index 500 Fund

Advantus Real Estate Securities Fund

      THIS REPORT HAS BEEN PREPARED FOR SHAREHOLDERS AND MAY BE DISTRIBUTED
       TO OTHERS ONLY IF PRECEDED OR ACCOMPANIED BY THE CURRENT APPLICABLE
                             MUTUAL FUND PROSPECTUS.
                READ THE PROSPECTUS CAREFULLY BEFORE YOU INVEST.

[ADVANTUS(TM) CAPITAL MANAGEMENT LOGO]

                Distributed by:
                SECURIAN FINANCIAL SERVICES, INC.
                Securities Dealer, Member NASD/SIPC.
                Registered Investment Advisor

                400 Robert Street North, St. Paul, MN 55101-2098
                1.888.237.1838
                3010-2003-6429

SECURIAN FINANCIAL SERVICES, INC.
400 ROBERT STREET NORTH                                      PRESORTED STANDARD
ST. PAUL, MN 55101-2098                                       U.S. POSTAGE PAID
                                                                ST. PAUL, MN
                                                               PERMIT NO. 3547


CHANGE SERVICE REQUESTED


F. 58930 Rev. 3-2003